Exhibit 10.23

Confidential Treatment Requested.  Confidential portions of this document have been redacted and have been separately filed with the Commission.

CONFIDENTIAL

DEVELOPMENT LICENSE AND OPTION AGREEMENT

between

ABBVIE BAHAMAS LTD., ABBVIE INC.

and

RECEPTOS, INC.

Dated as of October 3, 2012

EXECUTION COPY

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DEVELOPMENT LICENSE AND OPTION AGREEMENT

This Development License and Option Agreement is made and entered into effective as of October 3, 2012 (the “Development Agreement Effective Date”) by and between AbbVie Inc., a corporation of the state of Delaware, having its principal place of business at 1 North Waukegan Road, North Chicago, Illinois 60064 (“AI”) and AbbVie Bahamas Ltd., a corporation organized and existing under the laws of the Bahamas having its principal place of business at Sassoon House, Shirley Street & Victoria Avenue, New Providence, Nassau, The Bahamas (“ABL”) (AI and ABL are herein referred to individually and collectively, as applicable, as “AbbVie”), and Receptos, Inc. a corporation of the state of Delaware, having a principal place of business at 10835 Road to the Cure, #205, San Diego, California 92121 (“Receptos”). AbbVie and Receptos are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, AbbVie controls certain intellectual property rights with respect to the Licensed Compounds (as defined herein); and

WHEREAS, Receptos wishes to carry out a Development Plan and Budget (as defined herein) to evaluate ABT-308 (as defined herein) for further development and commercial potential, and therefore wishes to obtain an exclusive research and development license under such intellectual property rights to carry out the Development Plan and Budget; and

WHEREAS, AbbVie is willing to grant such a license to Receptos on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise specifically provided herein, the following terms shall have the following meanings:

1.1.         “AbbVie” has the meaning set forth in the preamble hereto.

1.2.         “AbbVie Know-How” means all Information Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time during the Term that: (i) is directed to a Licensed Compound or otherwise provided by AbbVie in connection with this Agreement, (ii) is not generally known and (iii) is reasonably necessary or useful for the Development of a Licensed Compound in the Lead Indication; provided, however, AbbVie Know-How expressly (x) excludes any Information to the extent covered or claimed by published AbbVie Patents and (y) includes the Development License Know-How.

1.3.         “AbbVie Option” has the meaning set forth in Section 3.3.2.

1.4.         “AbbVie Option Period” has the meaning set forth in Section 3.3.2.

1.5.         “AbbVie Patents” means all of the Patents Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time during the Term that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Exploitation of any Licensed Compound or Licensed Product. In any event, the AbbVie Patents include the Existing Patents and the Development License Patents (including, for clarity, all Patents related (i.e., pursuant to clauses (ii) through (v) of the definition of “Patents”) to any Existing Patent or Development License Patent).

1.6.         “ABT-308” has the meaning set forth in the definition of Licensed Compounds.

1.7.         “ADR” has the meaning set forth in Section 11.7.

1.8.         “Affiliate” means, with respect to a Party, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (i) the possession, directly or indirectly, of the power to direct the management or policies of a business entity, whether

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through the ownership of voting securities, by contract relating to voting rights or corporate governance, or otherwise; or (ii) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a business entity (or, with respect to a limited partnership or other similar entity, its general partner or controlling entity). The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than fifty percent (50%), and that in such case such lower percentage shall be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management or policies of such entity.

1.9.         “Agreement” means this Development License and Option Agreement, including all Schedules and Exhibits hereto.

1.10.       “Applicable Law” means federal, state, local, national and supranational laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, federal or state securities regulators, securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity and/or country or other jurisdiction hereunder.

1.11.       “Bankruptcy Code” has the meaning set forth in Section 10.5.1.

1.12.       “Biosimilar Application” has the meaning set forth in Section 5.3.2.

1.13.       “Board of Directors” has the meaning set forth in the definition of “Change in Control.”

1.14.       “Breaching Party” has the meaning set forth in Section 10.2.

1.15.       “Business Day” means a day other than a Saturday or Sunday on which banking institutions in New York, New York are open for business.

1.16.       “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Development Agreement Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Development Agreement Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.17.       “Calendar Year” means each successive period of twelve (12) calendar months commencing on January 1 and ending on December 31, except that the first Calendar Year of the Term shall commence on the Development Agreement Effective Date and end on December 31 of the year in which the Development Agreement Effective Date occurs and the last Calendar Year of the Term shall commence on January 1 of the year in which the Term ends and end on the last day of the Term.

1.18.       “Centralized Approval Procedure” means the procedure through which an MAA filed with the EMA results in a single marketing authorization valid throughout the European Union.

1.19.       “Change in Control,” with respect to a Party, shall be deemed to have occurred if any of the following occurs after the Development Agreement Effective Date:

1.19.1.    any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock or other interests (including partnership interests) of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the directors, managers or similar supervisory positions (“Voting Stock”) of such Party representing fifty percent (50%) or more of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of the Party’s board of directors, or similar governing body (“Board of Directors”); or

1.19.2.    such Party enters into a merger, consolidation or similar transaction with another Person (whether or not such Party is the surviving entity) and as a result of such merger, consolidation or similar transaction (i) the members of the Board of Directors of such Party immediately prior to such transaction constitute less than a majority of the members of the Board of Directors of the surviving Person or its parent entity immediately following such transaction or (ii) the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving Person or its parent entity in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction; or

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1.19.3.    such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s consolidated total assets to which this Agreement relates; or

1.19.4.    the holders of capital stock of such Party approve a plan or proposal for the liquidation or dissolution of such Party; or

1.19.5.    with respect to a Party, an acquisition (of all of the stock or all or substantially all of the assets of such Party) or similar transaction by or with the Party, other than (i) as specified in Sections 1.19.1 through 1.19.4 or (ii) where the Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction do not beneficially own, directly or indirectly, shares of Voting Stock representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the acquiring Person or its parent entity in substantially the same proportions as their ownership of Voting Stock of such Party immediately prior to such transaction.

For the purpose of this definition of Change in Control, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.20.       “Collaboration Agreement” has the meaning set forth in Section 3.3.2.

1.21.       “Commercially Reasonable Efforts” means-the carrying out of activities in a sustained and diligent manner, using efforts and resources comparable to the efforts and resources commonly used in the pharmaceutical industry for compounds or products of similar market potential at a similar stage in development or product life. “Commercially Reasonable Efforts” shall be determined without regard to the particular circumstances of a Party, including any other product opportunities of such Party, and without regard to any payments owed by such Party to the other Party under this Agreement. Without limitation to the foregoing, “Commercially Reasonable Efforts” requires, with respect to a particular task or activity in Developing the Licensed Compound, that a Party: (i) promptly assign responsibility for such task or activity to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis; (ii) set and consistently seek to achieve specific and meaningful objectives for carrying out such task or activity; and (iii) make and implement decisions and allocate resources designed to advance progress with respect to such objectives.

1.22.       “Competing Product” means any *** or *** of an *** that is a therapeutic and specifically directed to ***. For the avoidance of doubt, and by way of example only and not to limit the foregoing, Competing Product expressly excludes any *** or *** such as a ***.

1.23.       “Complete Data Package” has the meaning set forth in Section 3.3.1(i).

1.24.       “Confidential Information” means any technical, business, or other information or data provided orally, visually, in writing or other form by or on behalf of one Party to the other Party in connection with this Agreement, whether prior to, on, or after the Development Agreement Effective Date, including information relating to the terms of this Agreement, a Licensed Compound, any know-how with respect thereto developed by or on behalf of the disclosing Party or its Affiliates (including AbbVie Know-How), or the scientific, regulatory or business affairs or other activities of either Party.

1.25.       “Control” means, with respect to any item of Information, Regulatory Documentation, material, Patent, or other property right existing on or after the Development Agreement Effective Date and during the Term, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license and other grants expressly set forth in this Agreement), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Information, Regulatory Documentation, material, Patent, or other property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party; provided, however, that except in the case of Existing In-License Agreements, neither Party shall be deemed to Control any item of Information, Regulatory Documentation, material, Patent, or other property right of a Third Party if access by the other Party or its Affiliates or Sublicensees requires or triggers a payment obligation for such Party (unless the other Party agrees to assume and thereafter fully pays such payment obligation).

1.26.       “CREATE Act” has the meaning set forth in Section 5.2.3.

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1.27.       “Default Notice” has the meaning set forth in Section 10.2.

1.28.       “Development” means all activities related to research, pre-clinical and other non-clinical testing, test method development and stability testing, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical studies, including manufacturing in support thereof, statistical analysis and report writing, the preparation and submission of documents and other filings to and meetings with (e.g., FDA Post-Study Meeting) Regulatory Authorities, regulatory affairs with respect to the foregoing and all other activities necessary or reasonably useful or otherwise requested or required by a Regulatory Authority in connection with a Licensed Compound. When used as a verb, “Develop” means to engage in Development.

1.29.       “Development Agreement Effective Date” has the meaning set forth in the preamble hereto.

1.30.       “Development License Know-How” has the meaning set forth in Section 5.1.1.

1.31.       “Development License Patents” has the meaning set forth in Section 5.1.1.

1.32.       “Development License Intellectual Property” has the meaning set forth in Section 5.1.1.

1.33.       “Development Plan and Budget” means the written plan set forth on Schedule 1.33 setting forth the activities to be performed by Receptos in connection with the Development of ABT308 in the Lead Indication, which may be amended from time to time with AbbVie’s prior written approval.

1.34.       “Development Plan Study” means the Phase 2 clinical study for ABT-308 in the Lead Indication which is outlined in the Development Plan and Budget (as it may be amended from time to time pursuant to the terms of this Agreement).

1.35.       “Dispute” has the meaning set forth in Section 11.7.

1.36.       “Dollars” or “$” means United States Dollars.

1.37.       “Drug Approval Application” means a Biologics License Application as defined in the FFDCA, or any corresponding foreign application in the Territory, including, with respect to the European Union, a Marketing Authorization Application (an “MAA”) filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

1.38.       “EMA” means the European Medicines Agency and any successor agency or authority having substantially the same function.

1.39.       “European Union” means the economic, scientific, and political organization of member states as it may be constituted from time to time.

1.40.       “Exclusive License Agreement” has the meaning set forth in Section 3.3.3.

1.41.       “Existing In-License Agreement” means each agreement listed in Schedule 1.41 (the “Existing In-License Agreement Schedule”) and entered into prior to the Development Agreement Effective Date by and between AbbVie or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, pursuant to which AbbVie Controls certain AbbVie Patents or AbbVie Know-How, as such agreement may be amended as of the Development Agreement Effective Date or (subject to Section 3.4.2) from time to time during the Term.

1.42.       “Existing Patents” means the Patents listed on Schedule 1.42.

1.43.       “Existing Regulatory Documentation” means the Regulatory Documentation Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date.

1.44.       “Exploit” or “Exploitation” means to make, have made, import, use, sell, or offer for sale, including to research, Develop, commercialize, register, manufacture, have manufactured, hold, or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market, or have sold or otherwise dispose of or exploit.

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1.45.       “FDA” means the United States Food and Drug Administration and any successor agency(ies) or authority having substantially the same function.

1.46.       “FDA Post-Study Meeting” has the meaning set forth in Section 3.3.1(ii).

1.47.       “FFDCA” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.48.       “IND” means an application filed with a Regulatory Authority for authorization to commence human clinical studies, including (a) an Investigational New Drug Application as defined in the FFDCA or any successor application or procedure filed with the FDA, (b) any equivalent of a United States IND in other countries or regulatory jurisdictions, and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.49.       “Indemnified Party” has the meaning set forth in Section 9.1.

1.50.       “Indemnifying Party” has the meaning set forth in Section 9.1.

1.51.       “Information” means all technical, scientific, and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays; and biological methodology; in each case (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed.

1.52.       “Intellectual Property” has the meaning set forth in Section 10.5.1.

1.53.       “JDC” has the meaning set forth in Section 2.1.3.

1.54.       “Lead Indication” means Eosinophilic Esophagitis.

1.55.       “Licensed Compounds” mean (i) the ***  referred to as ABT-308 *** as set forth in Schedule 1.55 (“ABT-308”) and ***, (ii) any ***, and (iii) any ***; provided, however, that for the avoidance of doubt, Licensed Compounds expressly exclude *** (by way of example only and not to limit the foregoing, Licensed Compound expressly excludes any ***).

1.56.       “Licensed Product” means a pharmaceutical product containing or comprising a Licensed Compound as the ***, which includes, without limitation ***, in any formulation, combination or method of delivery. For clarity, and not to limit the meaning of *** as used herein, *** includes ***.

1.57.       “Losses” has the meaning set forth in Section 9.1.

1.58.       “MAA” means a Marketing Authorization Application.

1.59.       “Neutral” has the meaning set forth in Schedule 11.7.

1.60.       “Non-Breaching Party” has the meaning set forth in Section 10.2.

1.61.       “Party” and “Parties” has the meaning set forth in the preamble hereto.

1.62.       “Patents” means (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations

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and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.63.       “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.64.       “Phase 2” means a human clinical trial of a Licensed Compound, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the Regulatory Authorities, from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

1.65.       “Phase 3” means a human clinical trial of a Licensed Compound on a sufficient number of subjects that is designed to establish that a product is safe and efficacious for its intended use and to determine warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed, which trial is intended to support marketing approval of such Licensed Compound, including all tests and studies that are required by the FDA from time to time, pursuant to Applicable Law or otherwise, including the trials referred to in 21 C.F.R. §312.21(c), as amended.

1.66.       “Receptos” has the meaning set forth in the preamble hereto.

1.67.       “Regulatory Authority(ies)” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory agencies, departments, bureaus, commissions, councils, or other government entities (e.g., the FDA and EMA) regulating or otherwise exercising authority with respect to activities contemplated in this Agreement, including the Development of a Licensed Compound in the Territory.

1.68.       “Regulatory Documentation” means all (i) applications (including all INDs), registrations, licenses, authorizations, and approvals; (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, adverse event files, and complaint files; and (iii) clinical and other data contained or relied upon in any of the foregoing, in each case ((i), (ii), and (iii)) relating to a Licensed Compound.

1.69.       “Senior Officer” means, with respect to AbbVie, its *** or his/her designee, and with respect to Receptos, its ***, or his/her designee.

1.70.       “Sublicensee” means a Person, including Affiliates, that is granted a sublicense by Receptos under the grants in Section 3.1 as provided in Section 3.2.

1.71.       “Term” has the meaning set forth in Section 10.1.

1.72.       “Territory” means the entire world.

1.73.       “Third Party” means any Person other than AbbVie, Receptos and their respective Affiliates.

1.74.       “Third Party Claims” has the meaning set forth in Section 9.1.

1.75.       “United States” or “U.S.” means the United States of America and its territories and possessions (including the District of Columbia and Puerto Rico).

1.76.       “Voting Stock” has the meaning set forth in the definition of “Change in Control.”

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ARTICLE 2

DEVELOPMENT AND REGULATORY ACTIVITIES

2.1.         Development.

2.1.1.      Development Plan and Budget. During the Term, Receptos shall use Commercially Reasonable Efforts to Develop ABT-308 in accordance with the Development Plan and Budget and in compliance with the terms and conditions set forth in this Agreement. Any material changes to the Development Plan and Budget, including any material change to a clinical study protocol included thereunder, shall require prior written approval by AbbVie. In the event of a conflict between the Development Plan and Budget and this Agreement, the terms and conditions set forth in this Agreement shall govern.

2.1.2.      Development Costs. Except as otherwise provided in this Agreement or the Collaboration Agreement (if and as applicable), Receptos shall be responsible for all costs and expenses (including, the salaries and benefits of its employees, contractors and agents, the costs of any clinical trials and Third Party Payments (see definition in Collaboration Agreement, but subject to the last two sentences of Section 3.4.2)) in connection with the Development of ABT-308 pursuant to this Agreement, except that costs and expenses of AbbVie and its Affiliates are not Receptos’ responsibility other than for (i) AbbVie providing those manufacturing services contemplated under Schedule 2.5, as to which Receptos shall be responsible for payment as set forth in Schedule 2.5, or (ii) AbbVie or its Affiliates providing other services to which the Parties mutually agree in writing as to the nature and extent, as to which Receptos shall be responsible for payment as set forth in such written agreement.

2.1.3.      Joint Development Committee. Within *** days of the Development Agreement Effective Date, Receptos and AbbVie will designate their applicable representatives to serve on a joint development committee (“JDC”) which will oversee the performance of the Development Plan and Budget, pursuant to the terms of this Agreement. The JDC will be composed of an equal number of representatives of AbbVie and Receptos with at least two (2) representatives from each side. Representatives must be appropriate for the tasks then being undertaken, in terms of their seniority, availability, and function in their respective organizations, as well as applicable training and experience. Each Party shall designate one of its representatives as its primary JDC contact. Either Party may replace any or all of its representatives to the JDC at any time upon prior written notice to the other Party. Each Party will bear the expense of its respective committee representatives’ participation in JDC meetings. The JDC will continue to exist through the Term.

(i)            Tasks of the JDC. The JDC will: (i) review and approve any updates or amendments to the Development Plan and Budget (subject to Section 2.1.1), (ii) monitor workflow and overall progress under the Development Plan and Budget, and (iii) take such other actions as are expressly delegated to the JDC in this Agreement or as the Parties may agree via a written amendment to this Agreement.

(ii)           JDC Meetings. Each Party will designate one of its representatives on the JDC as a co-chairperson. The co-chairpersons will be responsible for organizing the meetings of the JDC and for setting the agenda of the meetings. The JDC shall meet at such times as are agreed to by the JDC representatives, but at least *** times per year. In addition, the JDC shall meet in a timely fashion at the request of either Party to resolve any issues that such Party may have with respect to the implementation of the Development Plan and Budget. Such meetings may be held in person or by means of telecommunication (telephone, video, or web conferences). An agenda will be agreed upon by the co-chairpersons and be distributed to the Parties no less than one week before any JDC meeting. Each meeting of the JDC will include at least one representative from each Party. The first meeting of the JDC will take place within *** days of the Development Agreement Effective Date, unless otherwise mutually agreed. If a Party’s representative is unable to attend a meeting, that Party may designate an alternate representative.

(iii)          Decision Making. The JDC will take action by unanimous consent of its representatives, with each of AbbVie and Receptos having a single vote. ***  The JDC has no authority to amend, or to waive compliance with, any term or condition of this Agreement. The JDC will have only such powers as are specifically delegated to it under this Agreement. The Parties acknowledge and agree that the JDC is strictly for the purposes of decision making and governance of this Agreement and do not in any way include any significant deliverables of either Party. Without limiting the generality of the foregoing, any dispute relating to the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any other alleged breach of this Agreement shall be decided in accordance with Section 11.7.

(iv)          Meeting Minutes. Minutes will be kept of all JDC meetings and sent to all representatives of the JDC for review and approval within *** days after each meeting. Receptos shall be responsible for the preparation and circulation of draft minutes. Minutes will be deemed approved unless any member of the JDC objects to the accuracy of such minutes by providing written notice to the other representatives of the JDC within *** days of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of both co-chairpersons, such minutes will be amended to reflect such unresolved dispute.

2.1.4.      Alliance Manager. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of each JDC and shall have such other responsibilities as the Parties may agree in writing after the Development Agreement Effective Date. Each Party may replace its alliance manager at any time by notice in writing to the other Party.

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2.2.         Regulatory Matters.

2.2.1.      Regulatory Activities.

(i)            As between the Parties, Receptos shall have the sole responsibility, at Receptos’ sole expense, for preparing, obtaining, and maintaining INDs and other related submissions or approvals (e.g., from any Institutional Review Board, Independent Ethics Committee or analogous authority), and for conducting communications with the Regulatory Authorities, in connection with any human clinical trial involving ABT-308 in the Lead Indication to be conducted or being conducted pursuant to the Development Plan and Budget. *** AbbVie agrees to provide reasonable regulatory assistance to Receptos, upon Receptos’ reasonable request and Receptos’ reasonable expense, regarding any modifications to any existing IND or other regulatory submissions that may be necessary or advisable in respect of the activities under the Development Plan and Budget.

(ii)           Receptos shall provide AbbVie with *** opportunity to review and comment on all filings and documents with Regulatory Authorities (including INDs and Regulatory Authority meeting requests) made pursuant to the Development Plan and Budget and this Agreement. Receptos shall, and shall cause its Affiliates to*** any reasonable comments of AbbVie.

(iii)          Receptos shall notify AbbVie promptly (but in no event later than *** hours) following its determination that any event, incident, or circumstance has occurred that may reasonably be expected to result in the need for a withdrawal of ABT-308, and shall include in such notice the reasoning behind such determination, and any supporting facts. AbbVie shall have the right to make the final determination whether to voluntarily implement any such withdrawal; provided that prior to any implementation thereof, AbbVie shall consult with Receptos and shall consider Receptos’ comments in good faith. If a withdrawal is mandated by a Regulatory Authority, Receptos shall initiate such withdrawal in compliance with Applicable Law. For all withdrawals undertaken pursuant to this Section 2.2.1(iii), Receptos shall be solely responsible for the execution and all costs thereof; provided, however, that if any such withdrawal is a result of any material breach of this Agreement by AbbVie or any of its Affiliates (including a material breach of any representation or warranty), then AbbVie shall be solely responsible for all costs thereof.

(iv)          During the Term, Receptos represents and warrants that no Drug Approval Application for a Licensed Compound will be filed with any Regulatory Agency anywhere in the Territory.

2.3.         Records; Reports.

2.3.1.      Records. Receptos shall, and shall cause its Affiliates and Sublicensees to, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be materially complete and accurate and shall properly reflect all work done and results achieved in the performance of its Development activities. Such records shall be retained for at least *** years after the termination of this Agreement, or for such longer period as may be required by Applicable Law.

2.3.2.      Development Reports. At least *** per Calendar Quarter, Receptos shall provide AbbVie with a detailed report describing the Development activities it has performed, or caused to be performed, and the Development cost it has incurred since the preceding report, its Development activities in process, and the future activities it expects to initiate during the then-current Calendar Year.

2.4.         Compliance with Applicable Law. Receptos represents, warrants and covenants that it will perform its obligations under the Development Plan and Budget in good scientific manner, in compliance with the terms of this Agreement, and in accordance with all Applicable Law. Receptos will further ensure that an Institutional Review Board, an Independent Ethics Committee, or both, as applicable, established and constituted in accordance with Applicable Law, approves and oversees the conduct of any human clinical study included in the Development Plan and Budget. Receptos will comply with the directives of the Institutional Review Board, the Independent Ethics Committee, or both, as applicable, respecting the conduct of any such clinical study, and will promptly notify AbbVie of any action or threatened action by the local Regulatory Authority or other agency that may affect continuation of such clinical study.

2.5.         Supply of Licensed Compound and Licensed Product. Schedule 2.5 contains the material provisions pertaining to the supply of Licensed Compound and Licensed Product. AbbVie will perform the manufacturing and supply services set forth on Schedule 2.5 pursuant to the terms and conditions set forth on such Schedule 2.5, and Receptos will perform its related obligations as set forth on such Schedule 2.5.

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2.6.         Exclusivity. During the Term, except as otherwise provided in (or, in the instance of Licensed Compound or Licensed Product, pursuant to) this Agreement, neither Party (including, for this purpose, each Party and all of its Affiliates) shall (x) Exploit any Competing Product in any country or other jurisdiction in the Territory or (y) license, authorize, appoint, or otherwise enable any Third Party to Exploit any Competing Product in any country or other jurisdiction in the Territory; provided, however, that the following shall not be deemed a breach of this Section 2.6: (A) with respect to any Competing Product (other than Licensed Compound or Licensed Product), the activities of ***; and (B) AbbVie’s retained rights pursuant to Section 3.4.l(i); provided, further, that nothing in this Section 2.6 shall, with respect to any Competing Product (other than Licensed Compound or Licensed Product), ***.

ARTICLE 3

GRANT OF RIGHTS

3.1.         Grants to Receptos. Subject to the last sentence of this Section and subject to Sections 3.2, 3.3, 3.4, and the other terms and conditions of this Agreement, AbbVie (on behalf of itself and its Affiliates) hereby grants to Receptos an exclusive license (or sublicense), with the right to grant limited sublicenses in accordance with Section 3.2, under the AbbVie Patents, the AbbVie Know-How and Existing Regulatory Documentation (including a right of reference) to allow Receptos to carry out its activities and obligations to Develop ABT-308 in the Lead Indication in accordance with the Development Plan and Budget. AbbVie (on behalf of itself and its Affiliates) hereby grants to Receptos a co-exclusive license (or sublicense), with the right to grant limited sublicenses in accordance with Section 3.2, under the AbbVie Patents, the AbbVie Know-How and Existing Regulatory Documentation (including a right of reference) to make or have made ABT-308 or Licensed Product comprising ABT-308 solely to allow Receptos to carry out its activities and obligations to Develop ABT-308 in the Lead Indication in accordance with the Development Plan and Budget.

3.2.          Sublicenses.

3.2.1.      Right to Grant Sublicenses. Receptos shall have the right to grant sublicenses (or further rights of reference), under the licenses and rights of reference granted in Section 3.1, upon AbbVie’s prior written consent (which consent is not subject to Section 11.18). Receptos shall cause each Sublicensee to comply with the applicable terms and conditions of this Agreement. Receptos shall cause each of its permitted Sublicensees that are sublicensed as permitted herein to comply with the applicable terms of this Agreement, and the grant of any such sublicense shall not relieve Receptos of its obligations under this Agreement, except to the extent they are satisfactorily performed by such Sublicensee. Any such permitted sublicenses shall be consistent with and expressly made subject to the terms and conditions of this Agreement. A copy of any sublicense agreement executed by Receptos shall be provided to AbbVie within *** days after its execution.

3.2.2.      Termination of Sublicenses. In the event of termination of this Agreement, in whole or in part, with respect to any Licensed Compound in its entirety, any sublicense granted by Receptos pursuant to this Section 3.2 shall automatically be deemed to terminate to the same extent as the license or other rights granted by AbbVie to Receptos in Section 3.1, and the other terms and conditions of this Agreement, terminate. In the event of termination of any Existing In-License Agreement, in whole or in part, with respect to any Licensed Compound in its entirety, any sublicense granted by Receptos under such Existing In-License Agreement (to the extent permitted thereunder) shall automatically terminate to the same extent as the license or other rights granted to AbbVie in such Existing In-License Agreement terminate.

3.2.3.      Clinical Study Related Agreements. The Parties shall work cooperatively to develop a form Third Party clinical study, laboratory service and consulting agreement that Receptos will use to carry out its activities and obligations to Develop the Licensed Compound in the Lead Indication in accordance with the Development Plan and Budget (each a “Clinical Study Related Agreement”). Receptos shall negotiate each Clinical Study Related Agreement and shall ensure that material deviations from the applicable Clinical Study Related Agreement are not agreed to without the prior review and approval of AbbVie (which approval shall be presumed, in this instance, if AbbVie has not responded to a request for review within *** Business Days). Receptos shall provide a copy of each fully executed Clinical Study Related Agreement.

3.3.         AbbVie Option.

3.3.1.      Complete Data Package; FDA Post-Study Meeting.

(i)            Complete Data Package. Promptly following completion of the Development Plan Study in accordance with the Development Plan and Budget, Receptos shall provide to AbbVie a complete data package of the Licensed Compound which shall include, at a minimum the information and data set forth in Schedule 3.3.1 (“Complete Data Package”). Receptos shall also provide AbbVie with such other information as AbbVie may reasonably request in connection with its evaluation of the Development Plan Study. Receptos shall use

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Commercially Reasonable Efforts to complete the Development Plan Study and deliver the Complete Data Package to AbbVie pursuant to the timeline outlined in the Development Plan and Budget. Without limiting the foregoing requirement for Receptos to utilize Commercially Reasonable Efforts throughout the term of the Development Plan Study, the Parties hereby agree that the burden of proving that Receptos has used such Commercially Reasonable Efforts shall be solely an obligation of Receptos in the event that the Complete Data Package is not delivered to AbbVie prior to December 31, 2016 ***.

(ii)           FDA Post-Study Meeting. Following delivery of the Complete Data Package to AbbVie as contemplated by Section 3.3.1(i), Receptos shall exercise Commercially Reasonable Efforts to meet with the FDA regarding the status of Development for ABT-308 in the Lead Indication with a goal of assessing whether such Development may proceed directly to the initiation of a Phase 3 without another Phase 2 (the “FDA Post-Study Meeting”). Receptos shall allow AbbVie to review and comment on any materials submitted to the FDA in preparation for the FDA Post-Study Meeting. Receptos shall *** such comments of AbbVie. In addition, representatives of AbbVie may attend, observe and participate in the FDA Post-Study Meeting.

3.3.2.      AbbVie Option. AbbVie shall have the exclusive option (the “AbbVie Option”), at its sole discretion, to enter into an arrangement between the Parties for global co-development of the Licensed Compound(s) and commercialization of the Licensed Product(s) in the Territory. If AbbVie exercises the AbbVie Option, the Parties shall negotiate in good faith a mutually agreed definitive written agreement (“Collaboration Agreement”), that includes key terms outlined in Schedule 3.3.2. AbbVie may exercise the AbbVie Option during a period of time beginning upon the delivery by Receptos to AbbVie of the Complete Data Package and ending *** days following the receipt by AbbVie of both the Complete Data Package and the final meeting minutes from the FDA Post-Study Meeting (“AbbVie Option Period”); provided, however, that if, notwithstanding the diligent efforts of Receptos in requesting the FDA Post-Study Meeting, such request for a meeting is not granted within *** days of the request (or, if longer, any other formal period then applicable to the FDA’s consideration of such a meeting request), then the AbbVie Option Period will end *** days after Receptos both (i) provides AbbVie with written notice that the FDA Post-Study Meeting was requested and not granted and (ii) provides AbbVie the Complete Data Package. If, after good faith negotiations, the Parties are unable to agree upon terms not otherwise expressly defined in Schedule 3.3.2 within *** days after AbbVie exercises the AbbVie Option, then either Party may seek to resolve the open issues pursuant to Section 11.7 (with (i) the hearing being held as soon as practicable, (ii) the discovery provisions of Schedule 11.7 being disregarded, and (iii) the Neutral selecting the most commercially reasonable proposal, with the Neutral referencing, as applicable, Schedule 3.3.2 as the baseline). Within *** days after the Neutral’s ruling hereunder, the Parties shall complete the negotiations and execute the Collaboration Agreement in accordance with the Neutral’s ruling and Schedule 3.3.2; provided, however, notwithstanding the foregoing, neither Party shall be obligated to agree to any provision that is contrary to Applicable Law; and provided, further, AbbVie shall, at any time prior to the execution of a Collaboration Agreement and for any reason (or no reason), have the right to revoke its AbbVie Option exercise notice and the provisions of Section 3.3.3 shall apply.

3.3.3.      Decline of AbbVie Option; Exclusive Commercial License to Receptos. If AbbVie does not exercise the AbbVie Option during the AbbVie Option Period (or otherwise revokes its exercise of the AbbVie Option pursuant to Section 3.3.2), the AbbVie Option shall be considered expired and, unless Receptos has provided AbbVie with written notice citing this Section 3.3.3 and expressing its wishes to the contrary no later than *** days after the end of the AbbVie Option Period, the Parties shall negotiate in good faith a mutually agreed definitive exclusive commercial license agreement (“Exclusive License Agreement”) that includes key terms outlined in Schedule 3.3.3. If, after good faith negotiations, the Parties are unable to agree upon terms not otherwise expressly defined in Schedule 3.3.3 within *** days after commencing negotiations, then either Party may seek to resolve the open issues pursuant to Section 11.7 (with (i) the hearing being held as soon as practicable, (ii) the discovery provisions of Schedule 11.7 being disregarded, and (iii) the Neutral selecting the most commercially reasonable proposal, with the Neutral referencing, as applicable, Schedule 3.3.3 as the baseline). Within *** days after the Neutral’s ruling hereunder, the Parties shall complete the negotiations and execute the Exclusive License Agreement in accordance with the Neutral’s ruling and Schedule 3.3.3; provided, however, notwithstanding the foregoing, neither Party shall be obligated to agree to any provision that is against Applicable Law.

3.3.4.      One Agreement or the Other. The Parties acknowledge and agree that the provisions of Sections 3.3.2 and 3.3.3 above mandate that, unless Receptos provides AbbVie with written notice no later than *** days after the end of the AbbVie Option Period, citing Section 3.3.3 of this Agreement and expressly stating that Receptos does not wish to enter into an Exclusive License Agreement, the Parties will enter into either (i) an Exclusive License Agreement or (ii) a Collaboration Agreement.

3.4.         Retention of Rights; Limitations Applicable to License Grants.

3.4.1.      Retained Rights of AbbVie. Notwithstanding anything to the contrary in this Agreement but subject to Section 2.6 (Exclusivity), and without limitation to any rights granted or reserved to AbbVie pursuant to any other term or condition of this Agreement, AbbVie hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensees, sublicensees and contractors):

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(i)            non-exclusive rights in and to the AbbVie Patents, the AbbVie Know-How, Regulatory Documentation with respect to any Licensed Compound or Licensed Product (including the Existing Regulatory Documentation), in each case (A) to perform its obligations under this Agreement, and (B) to conduct research, including preclinical testing, with respect to the Licensed Compound, and to make or have made the Licensed Compound, for use in the performance of such research, provided that such research shall (x) be conducted solely by AbbVie or its Affiliates for its internal research purposes and (y) not entail the development of the Licensed Compound as any therapeutic candidate or any testing of the Licensed Compound in humans; and

(ii)           all right, title, and interest in and to the AbbVie Patents, the AbbVie Know-How, Regulatory Documentation with respect to any Licensed Compound or Licensed Product (including the Existing Regulatory Documentation), in each case, to research, develop (including obtain and maintain regulatory approvals), make, have made, use, offer for sale, sell, import, or otherwise dispose or exploit any compound or product other than the Licensed Compounds or Licensed Products (or Competing Products unless expressly excepted out pursuant to Section 2.6) in all fields (including the Lead Indication) anywhere in the Territory.

3.4.2.      Existing In-License Agreements. The licenses granted by AbbVie in Section 3.1 include sublicenses under the applicable license rights granted to AbbVie or its Affiliates by Third Parties under the Existing In-License Agreements, subject to this Section 3.4.2. Any sublicense with respect to Information or intellectual property rights of a Third Party hereunder, and any right of Receptos (if any) to grant a further sublicense thereunder, shall be subject and subordinate to the terms and conditions of the Existing In-License Agreement under which such sublicense is granted, and shall be effective solely to the extent permitted under the terms of such agreement. Without limitation of the foregoing, in the event and to the extent that any Existing In-License Agreement (i) contains terms and conditions that provide to AbbVie the right to grant (sub)licenses (A) for a field of use that is narrower in any respect than the Lead Indication, (B) for a territory that is narrower in any respect than the Territory, or (C) with respect to a compound or product, the definition of which is more limited than the Licensed Compound or Licensed Product, the sublicenses granted by AbbVie to Receptos under such license shall be deemed to permit Receptos to exercise such sublicense only with respect to such more limited compound or product, or such narrower field or territory, as applicable, each as defined in the applicable Existing In-License Agreement (and, for clarity, in no event shall the scope of any definition or terms under the Existing In-License Agreement expand the Licensed Compound, Lead Indication or other definition or term hereunder), or (ii) requires that particular terms or conditions of such agreement be contained or incorporated in any agreement granting a sublicense thereunder, such terms and conditions are hereby deemed to be incorporated herein by reference and made applicable to the sublicense granted herein under such Existing In-License Agreement. During the Term, neither AbbVie nor its Affiliates shall (x) amend, assign or terminate any Existing In-License Agreement in a manner that has an adverse effect on the rights or interest of Receptos pursuant to this Agreement (including any amendment, assignment or termination that affects the coverage of any AbbVie Patent as it relates to any Licensed Product) without the prior written consent of Receptos or (y) breach any Existing In-License Agreement, or otherwise perform or fail to perform any action or obligation, which would allow any other party to terminate any Existing In-License Agreement. Notwithstanding anything to the contrary, *** Sufficiently in advance of any payments due pursuant to the ***, the Parties shall work together to avoid any overpayments by Receptos pursuant to the aforementioned sentence.

3.4.3.      No Other Rights Granted. Except as expressly provided herein and without limiting the foregoing, AbbVie does not grant Receptos any other right or license, including any rights or licenses to the AbbVie Patents and the AbbVie Know-How, or any other Patent or intellectual property rights not otherwise expressly granted herein.

ARTICLE 4

CONSIDERATION

4.1.         No Other Compensation. Each Party hereby agrees that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated in this Agreement. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

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ARTICLE 5

INTELLECTUAL PROPERTY

5.1.         Ownership of Intellectual Property.

5.1.1.      Ownership of Development License Intellectual Property Rights. As between the Parties, AbbVie shall own any and all (i) Information and inventions that are conceived, discovered, developed or otherwise made alone or jointly by or on behalf of Receptos, its Affiliates or Sublicensees arising from performance of the Development Plan and Budget (including the Development Plan Study) or this Agreement and relating to a Licensed Compound or a Licensed Product, whether or not patented or patentable (the “Development License Know-How”), and (ii) Patents (the “Development License Patents”) and other intellectual property rights with respect to the Information and inventions described in clause (i) (together with Development License Know-How and Development License Patents, the “Development License Intellectual Property Rights”). Receptos shall promptly disclose to AbbVie in writing, and shall cause its Affiliates and Sublicensees to so disclose, the development, making, conception or reduction to practice of any Development License Intellectual Property Rights.

5.1.2.      United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of this Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the Development Agreement Effective Date irrespective of where such conception, discovery, development or making occurs.

5.1.3.      Assignment Obligation. Without limiting the provisions of Section 5.1.1, Receptos shall cause all Persons who perform activities by or on behalf of Receptos or its permitted Sublicensees under this Agreement to be under an obligation to assign their rights in Development License Intellectual Property Rights to Receptos (and Receptos shall then be under an obligation to assign its rights in such Development License Intellectual Property Rights to AbbVie).

5.2.         Maintenance and Prosecution of Patents.

5.2.1.      Patent Prosecution and Maintenance of AbbVie Patents.

(i)            AbbVie shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the AbbVie Patents (including Development License Patents) worldwide, which activities shall be at AbbVie’s sole expense. If AbbVie exercises such right, AbbVie shall (a) exercise Commercially Reasonable Efforts with respect to such preparation, filing, prosecution and maintenance activities; (b) provide Receptos with a copy of each AbbVie Patent as filed, together with its filing date and serial number; (c) promptly inform Receptos of any substantive action or proposed action with respect to claims of any AbbVie Patent having claims directed to Licensed Compound or Licensed Product within a reasonable time prior to taking such action so as to allow Receptos to provide comments thereto; (d) provide Receptos with advance copies of all proposed responses with respect to AbbVie Patents in (c); (e) consider in good faith all comments of Receptos regarding AbbVie Patents; and (f) periodically, but no less than annually, inform Receptos of the allowance and issuance of each AbbVie Patent, together with the date and patent number thereof.

(ii)           In the event that AbbVie decides not to prepare, file, prosecute, or maintain an AbbVie Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Receptos of such intention, and, subject to any rights of any Third Parties under any Existing In-License Agreement, Receptos shall thereupon have the option, in its sole discretion, to assume, during the Term, the control and direction of the preparation, filing, prosecution, and maintenance of such AbbVie Patent at its expense in such country or other jurisdiction.

5.2.2.      Cooperation. Without limiting the provisions of Section 5.2.1, the Parties agree to reasonably cooperate in the preparation, filing, prosecution, and maintenance of the AbbVie Patents in the Territory under this Agreement. Cooperation shall include:

(i)            executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (A) effectuate the ownership of intellectual property set forth herein; (B) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (C) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the AbbVie Patents in the Territory, in each case ((A), (B), and (C)) to the extent provided for in this Agreement;

(ii)           consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and

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(iii)          promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such AbbVie Patents in the Territory.

5.2.3.      CREATE Act. Notwithstanding anything to the contrary in this Article 5, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 5 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

5.3.         Enforcement of Patents.

5.3.1.      Enforcement. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the AbbVie Patents based on the development, commercialization, or an application to market a product containing any Licensed Compound by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement). As between the Parties, AbbVie shall have the first right, but not the obligation, to prosecute any such infringement in the Territory at its sole expense and AbbVie shall retain control of the prosecution of such claim, suit or proceeding. In the event AbbVie prosecutes any such infringement, AbbVie shall exercise Commercially Reasonable Efforts in this regard and Receptos shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding. If AbbVie does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory (i) within *** days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, *** Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Receptos may prosecute the alleged or threatened infringement in the Territory at its own expense.

5.3.2.      Biosimilars or Interchangeables. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within *** Business Days, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA. Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (i) AbbVie shall have the first right to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application and manufacturing information; (ii) AbbVie shall have the first right and discretion to list or not list any Patents insofar as they claim or cover the applicable Licensed Product or product which is the subject of the Biosimilar Application as required pursuant to Section 351 of the PHSA or related regulations or guidance, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351 of the PHSA or related regulations or guidance; and (iii) AbbVie shall have the first right to identify Patents or respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory; provided, however, that if AbbVie does not take the foregoing actions promptly, then Receptos may do so. At the request of the Party taking such actions, the other Party shall (A) prepare such lists and make such responses with regard to Patents at the direction of the Party taking such actions, (B) provide to the Party taking such actions, within *** days of any request, all Information, including a correct and complete list of such Party’s Patents covering any Licensed Product, that is necessary or reasonably useful to enable the Party taking such actions to make such lists and communications with respect to such Party’s Patents, and (C) cooperate with reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law. The Party taking such actions shall (x) exercise Commercially Reasonable Efforts in this regard, (y) reasonably consult with the other Party prior to identifying any Patents of the other Party to a Third Party as contemplated by this Section 5.3.2 and shall consider in good faith the advice and suggestions of the other Party with respect thereto, and (z) notify the other Party of any such lists or communications promptly after they are made.

5.3.3.      Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act. Notwithstanding anything to the contrary in this Section 5.3, AbbVie shall have the first right to bring an action for infringement of the AbbVie Patents under Section 351 of the PHSA. The Parties’ rights and obligations with respect to the foregoing legal actions shall be as set forth in Sections 5.3.1 through 5.3.4, inclusive; provided, however, that within *** days of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B), AbbVie shall notify Receptos as to whether or not it elects to prosecute such infringement. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to bring such an action. Either Party shall, within

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*** Business Days, notify and provide the other Party with copies of any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or any equivalent or similar certification or notice in any other jurisdiction. Thereafter, the Party controlling any Patent infringement litigation pursuant to this Section shall have the first right to seek an injunction against such commercial marketing as permitted pursuant to Section 351(l)(8)(B) of the PHSA. If no such litigation is ongoing at the time of such notice, then AbbVie shall have the first right to seek such an injunction. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to seek such an injunction.

5.3.4.      Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 5.3. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 5.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 5.3 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including any settlement concerning or affecting the validity or enforceability of any AbbVie Patent), or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

5.3.5.      Recovery. Any recovery realized as a result of such litigation described in this Section (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be (i) *** to the extent in respect of the AbbVie Patents insofar as they cover any Licensed Compound or licensed Product; and (ii) otherwise retained by the Party that has exercised its right to bring the enforcement action.

5.3.6.      Asserting AbbVie Patents Outside of Scope. AbbVie agrees that, except with respect to any alleged or threatened infringement of the AbbVie Patents based on the development, commercialization, or an application to market a product containing any Licensed Compound by a Third Party in the Territory as contemplated by this Section 5.3, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not assert (or permit to be asserted) any AbbVie Patent during the Term without providing notice to Receptos and allowing for a comment period of at least *** Business Days to the extent possible (for clarity however, that if comments are not received from Receptos to AbbVie within *** Business Days, AbbVie has the right to assert). AbbVie shall consider Receptos’ comments in good faith.

5.4.         Infringement Claims.

5.4.1.      Claims by Third Parties. If the manufacture, sale, or use of any Licensed Product in the Lead Indication in the Territory pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by a Party (or its Affiliates, licensees or sublicensees), such Party shall promptly notify the other Party thereof in writing. AbbVie shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense, using counsel of its own choice. If AbbVie so elects, then (i) it shall exercise Commercially Reasonable Efforts in this regard and (ii) Receptos may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense. Without limitation of the foregoing, if AbbVie finds it necessary or desirable to join Receptos as a party to any such action, Receptos shall execute all papers and perform such acts as shall be reasonably required. If AbbVie elects (in a written communication submitted to Receptos within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that Receptos is not prejudiced by any delays, Receptos may conduct and control the defense of any such claim, suit, or proceeding at its own expense and, if it elects to do so, Receptos shall exercise Commercially Reasonable Efforts in this regard. If Receptos finds it necessary or desirable to join AbbVie as a party to any such action, AbbVie shall execute all papers and perform such acts as shall be reasonably required. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Neither Party shall have the right to settle any claim, suit, or proceeding under this Section 5.4.1 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. Any recoveries of any sanctions awarded and against a party asserting a claim being defended under this Section 5.4.1 shall be applied first to reimburse AbbVie and Receptos for its reasonable out-of-pocket costs of defending such claim, suit, or proceedings. Any remainder after such reimbursement is made shall be retained by the defending Party.

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5.4.2.      Claims Against AbbVie Outside of Scope. With respect to any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or licensees) from the Exploitation of any product, product candidate or other development or commercial activity utilizing the AbbVie Patents, other than a Licensed Product, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not enter into, or permit any of its Affiliates or licensees to enter into, any settlement concerning or affecting the validity or enforceability of any AbbVie Patents as they relate to, or could reasonably be expected to adversely affect, any Licensed Product without the prior written consent of Receptos.

5.5.         Invalidity or Unenforceability Defenses or Actions.

5.5.1.      Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the AbbVie Patents by a Third Party, in each case in the Territory and of which such Party becomes aware.

5.5.2.      Defense. AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the AbbVie Patents at its own expense in the Territory. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. Receptos may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding. If AbbVie elects not to defend or control the defense of the AbbVie Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Receptos may conduct and control the defense of any such claim, suit, or proceeding, at its own expense and, if it elects to do so, Receptos shall exercise Commercially Reasonable Efforts in this regard. Neither Party shall have the right to settle or compromise any defense under this Section 5.5 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including, in the instance of Receptos, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent as it relates to, or could reasonably be expected to adversely affect, any Licensed Compound or Licensed Product, and in the instance of AbbVie, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent) without the express written consent of such other Party.

5.5.3.      Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 5.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 5.5, each Party shall consult with the other as to the strategy for the defense of the AbbVie Patents.

5.6.         Third Party Licenses. At any time during the Term, if either Party becomes aware of any Patent, trade secret, or other intellectual property right of a Third Party directed to the Licensed Compound or Licensed Product in any country or other jurisdiction in the Territory (“Third Party Technology”), such Party shall notify the other Party. The Parties shall discuss in good faith whether such Third Party Technology should be in-licensed for purposes of this Agreement. If the Parties agree that such Third Party Technology should be in-licensed for purposes of this Agreement and neither Party has a license from such Third Party as necessary for such Party and its Affiliates, and its and their Sublicensees (including the other Party and such other Party’s Affiliates and Sublicensees), to Exploit Licensed Compounds and Licensed Products in the applicable countries or other jurisdictions, AbbVie shall use Commercially Reasonable Efforts to obtain rights to such Third Party Technology, with the right to sublicense to Receptos and its Affiliates. In connection with its negotiations, AbbVie shall provide Receptos written notice of the proposed terms. Prior to executing any agreement with respect to Third Party Technology, AbbVie shall obtain the prior written consent of Receptos on the final terms of such agreement (with Receptos to respond, if specifically requested in writing by AbbVie, within *** Business Days).

5.7.         Inventor’s Remuneration. Receptos shall be solely responsible for any remuneration that may be due Receptos’ inventors under any applicable inventor remuneration laws.

ARTICLE 6

PHARMACOVIGILANCE

6.1.         Pharmacovigilance. Within *** days after delivery by Receptos of the written notification and supporting documentation contemplated by Section 10.3.1, the Parties shall enter into an agreement to initiate a process for the exchange of adverse event safety data in a mutually agreed format in order to monitor the safety of the Licensed Compound and to meet reporting requirements with any applicable Regulatory Authority.

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ARTICLE 7

CONFIDENTIALITY AND NON-DISCLOSURE

7.1.         Confidentiality Obligations. At all times during the Term and for a period of *** years following termination or expiration hereof in its entirety, each Party shall, and shall cause its officers, directors, employees and agents to, keep confidential and not publish or otherwise disclose to a Third Party and not use, directly or indirectly, for any purpose, any Confidential Information furnished or otherwise made known to it, directly or indirectly, by the other Party, except to the extent such disclosure or use is expressly permitted by the terms of this Agreement or is reasonably necessary or useful for the performance of, or the exercise of such Party’s rights under, this Agreement. Notwithstanding the foregoing, but to the extent the receiving Party can demonstrate by documentation or other competent proof, the confidentiality and non-use obligations under this Section 7.1 with respect to any Confidential Information shall not include any information that:

7.1.1.      has been published by a Third Party or is or hereafter becomes part of the public domain by public use, publication, general knowledge or the like through no wrongful act, fault or negligence on the part of the receiving Party;

7.1.2.      have been in the receiving Party’s possession prior to disclosure by the disclosing Party without any obligation of confidentiality with respect to such information;

7.1.3.      is subsequently received by the receiving Party from a Third Party without restriction and, to the receiving Party’s knowledge, without breach of any agreement between such Third Party and the disclosing Party; or

7.1.4.      have been independently developed by or for the receiving Party without reference to, or use or disclosure of the disclosing Party’s Confidential Information.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the receiving Party unless the combination or its principles are in the public domain or in the possession of the receiving Party.

7.2.         Permitted Disclosures. Each Party (or the Party specifically named therein) may disclose Confidential Information to the extent that such disclosure is:

7.2.1.      in the reasonable opinion of the receiving Party’s legal counsel, required to be disclosed pursuant to law, regulation or made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial and local governmental or regulatory body of competent jurisdiction, including by reason of filing with securities regulators, securities exchanges or securities listing organizations but subject to Section 7.4; provided, however, that the receiving Party shall first have given prompt written notice (and to the extent possible, at least *** Business Days notice) to the disclosing Party and given the disclosing Party a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information (for example, quash such order or to obtain a protective order or confidential treatment requiring that the Confidential Information and documents that are the subject of such order he held in confidence by such court or regulatory body or, if disclosed, be used only for the purposes for which the order was issued). In the event that no protective order or other remedy is obtained, or the disclosing Party waives compliance with the terms of this Agreement, receiving Party shall furnish only that portion of Confidential Information which receiving Party is advised by counsel is legally required to be disclosed;

7.2.2.      made by or on behalf of the receiving Party to the Regulatory Authorities as required in connection with the Development of a Licensed Compound in the Lead Indication pursuant to the Development Plan and Budget in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information to the extent practicable and consistent with Applicable Law;

7.2.3.      made by or on behalf of a Party (to the extent consistent with ARTICLE 5) to a patent authority as may be reasonably necessary or useful for purposes of obtaining, defending or enforcing a Patent in accordance with the terms of this Agreement; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information, to the extent such protection is available;

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7.2.4.      made to its or its Affiliates’ financial and legal advisors who have a need to know such disclosing Party’s Confidential Information and are either under professional codes of conduct giving rise to expectations of confidentiality and non-use or under written agreements of confidentiality and non-use, in each case, at least as restrictive as those set forth in this Agreement; provided that the receiving Party shall remain responsible for any failure by such financial and legal advisors, to treat such Confidential Information as required under this Article 7;

7.2.5.      made by the receiving Party or its Affiliates to its or their advisors, consultants, clinicians, vendors, service providers, contractors as may be necessary in connection with the performance of its obligations or exercise of its rights as contemplated by this Agreement; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7; or

7.2.6.      made by the receiving Party or its Affiliates to any actual or potential investor or acquiror (whether of such Party or any of its Affiliates or any of their respective assets) as may be necessary in connection with their evaluation of such potential or actual investment or acquisition; provided, however, that such persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the receiving Party pursuant to this Article 7.

7.3.         Use of Name. Except as expressly provided herein, neither Party shall mention or otherwise use the name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval (such approval is not subject to Section 11.18) of such other Party in each instance. The restrictions imposed by this Section 7.3 shall not prohibit either Party from making any disclosure identifying the other Party that, in the opinion of the disclosing Party’s counsel, is required by Applicable Law; provided such Party shall submit the proposed disclosure identifying the other Party in writing to the other Party as far in advance as reasonably practicable (and to the extent possible, at least *** Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon.

7.4.         Public Announcements. The Parties have agreed upon the content of a press release which shall be issued substantially in the form attached hereto as Schedule 7.4, the release of which the Parties shall coordinate in order to accomplish such release promptly following delivery by Receptos of the written notification and supporting documentation contemplated by Section 10.3.1. Neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter (“Public Disclosure”) without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) (“Required Public Disclosure”). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and to the extent possible, at least *** Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. In the event a Party wishes to make a Public Disclosure that includes both Required Public Disclosures and other Public Disclosures, such Party shall follow the aforementioned procedure for a Required Public Disclosure, provided that (i) the disclosing Party shall expressly distinguish in writing between which disclosures are Required Public Disclosures and those that are not and (ii) the disclosing Party must obtain the other Party’s prior written consent regarding the part of the Public Disclosure that is not considered a Required Public Disclosure.

Notwithstanding the foregoing, Receptos, its Sublicensees and the respective Affiliates of Receptos and its Sublicensees shall have the right to publicly announce, make a press release, or make other public disclosures of development activities or information regarding the Licensed Compound in the Lead Indication pursuant to the Development Plan and Budget and this Agreement (including with respect to status, regulatory matters, timeline, budget and results of operations); provided (i) such disclosure is subject to the provisions of Sections 7.1 through 7.3 with respect to Confidential Information of AbbVie and (ii) no use of the name of AbbVie (or insignia, or any contraction, abbreviation or adaptation thereof) occurs without AbbVie’s prior written permission.

7.5.            Publications. Each Party recognizes that the publication of papers regarding results of, and other information regarding, activities under this Agreement, including oral presentations and abstracts, may be beneficial to both Parties, provided such publications are subject to reasonable controls to protect Confidential Information. In particular, it is the intent of the Parties to maintain the confidentiality of any Confidential Information included in any invention disclosures or draft Patent application until such Patent application has been filed. Accordingly, each Party shall have the right to review and approve any paper proposed for publication by the other Party, including any oral presentation or abstract, that contains clinical data or pertains to results of clinical studies, or other studies with respect to any Licensed Compound in the Lead Indication or that includes Confidential Information of the other Party. Before any such paper is submitted for publication or an oral presentation is made, the publishing or presenting Party shall deliver a then-current copy of the paper or materials for oral presentation to the other Party at least *** days prior to

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submitting the paper to a publisher or making the presentation. The other Party shall review any such paper and give its comments to the publishing Party within *** days of the delivery of such paper to the other Party. With respect to oral presentation materials and abstracts, the other Party shall make reasonable efforts to expedite review of such materials and abstracts, and shall return such items as soon as practicable to the publishing or presenting Party with appropriate comments, if any, but in no event later than *** days from the date of delivery to the other Party. If approval is not given or deemed given, either Party may refer the matter to the JDC for resolution together with the reasons for withholding approval. Notwithstanding the foregoing, the publishing or presenting Party shall comply with the other Party’s request to delete references to such other Party’s Confidential Information in any such paper and will withhold publication of any such paper or any presentation of same for an additional *** days in order to permit the Parties to obtain Patent protection if either Party deems it necessary. Any publication shall include recognition of the contributions of the other Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate. Receptos shall cause investigators and institutions with which it contracts for the conduct of clinical studies with respect to any Licensed Compound in accordance with the Development Plan, to agree to terms substantially similar to those set forth in this Section, which efforts shall satisfy Receptos’ obligations under this Section with respect to such investigators and institutions.

7.6.         Trade Secrets. Receptos acknowledges that AbbVie may transfer trade secrets to Receptos in connection with this Agreement. Receptos shall take all steps reasonably necessary to maintain such information as a trade secret for an indefinite period, notwithstanding Section 7.1. No trade secret information of AbbVie may be transferred to a Third Party until Receptos has entered into a confidentiality agreement with such Third Party at least as restrictive as the confidentiality terms of this Agreement, and which shall contain provisions protecting the confidentiality of trade secrets indefinitely. Such trade secrets may only be used by Receptos and/or such Third Party as expressly set forth in this Agreement.

7.7.         Return of Confidential Information. Upon the effective date of the termination of this Agreement for any reason, either Party may request in writing, and the other Party shall either, with respect to Confidential Information to which such first Party does not retain rights under the surviving provisions of this Agreement: (i) promptly destroy all copies of such Confidential Information in the possession of the other Party and confirm such destruction in writing to the requesting Party; or (ii) promptly deliver to the requesting Party, at the other Party’s expense, all copies of such Confidential Information in the possession of the other Party; provided, however, the other Party shall be permitted to retain one (1) copy of such Confidential Information for the sole purpose of performing any continuing obligations hereunder or for archival purposes. Notwithstanding the foregoing, such other Party also shall be permitted to retain such additional copies of or any computer records or files containing such Confidential Information that have been created solely by such Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with such other Party’s standard archiving and back-up procedures, but not for any other use or purpose. If a Party retains copies of the other Party’s Confidential Information pursuant to this Section 7.7, the confidentiality period shall continue for the period of time such other Party holds the other Party’s Confidential Information and *** years thereafter.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1.         Mutual Representations and Warranties. AbbVie and Receptos each represents and warrants to the other, as of the Development Agreement Effective Date, and covenants, as follows:

8.1.1.      Organization. It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

8.1.2.      Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and do not violate (i) such Party’s charter documents, bylaws, or other organizational documents, (ii) in any material respect, any agreement, instrument, or contractual obligation to which such Party is bound, (iii) any requirement of any Applicable Law, or (iv) any order, writ, judgment, injunction, decree, determination, or award of any court or governmental agency presently in effect applicable to such Party.

8.1.3.        Binding Agreement. This Agreement is a legal, valid, and binding obligation of such Party enforceable against it in accordance with its terms and conditions, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

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8.2.                  Additional Representations and Warranties of Receptos. Receptos further represents and warrants to AbbVie as follows:

8.2.1.                        Receptos (i) is responsible for its own investigation and analysis of (A) the Patent and other proprietary rights of Third Parties as such rights relate to the Exploitation of the Licensed Compounds by or on behalf of Receptos (including its Sublicensees) and (B) the potential infringement thereof, and (ii) understands the complexity and uncertainties associated with possible claims of infringement of Patent or other proprietary rights of Third Parties, particularly those relating to pharmaceutical products, (iii) acknowledges and agrees that it is solely responsible for the risks of such claims with respect to the Exploitation of the Licensed Compounds by or on behalf of Receptos (including its Sublicensees).

8.2.2.                        Receptos has not ever been, is not currently, nor is it the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual, nor are they listed on the FDA’s Disqualified/Restricted List. Receptos further covenants that if, during the Term, it becomes a Debarred Entity, Excluded Entity or Convicted Entity or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to FDA’s Disqualified/Restricted List, Receptos shall immediately notify AbbVie and AbbVie shall have the right to immediately terminate this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(i)                                           A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application.

(ii)                                        A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity.

(iii)                                  An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA).

(iv)                                    A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible.

(v)                                       “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologies, or devices if FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false information to the study sponsor.

8.2.3.                        Receptos’ board of directors has made a fair market determination of this Agreement, as required to be made by 16 C.F.R. §801.10, and the fair market value of the exclusive license being provided to Receptos under this Agreement, as determined by Receptos’ board of directors, does not meet or exceed $68.2 million.

8.3.                  Additional Representations and Warranties of AbbVie. AbbVie further represents and warrants to Receptos as follows:

8.3.1.                        (i) where a Third Party owns an Existing Patent, to the best of AbbVie’s knowledge, AbbVie Controls the rights and interest therein to the extent granted in the Existing In-License Agreements; (ii) where AbbVie or any of its Affiliates owns an Existing Patent as of the Development Agreement Effective Date (including, as so owned, all Patents set forth on Schedule 1.38 under the headings “U.S. Patent Status” and “Foreign Patent Status”), AbbVie represents and warrants that it or its Affiliate owns, and AbbVie Controls, all right, title and interest to such Existing Patent, and (iii) AbbVie and its Affiliates have not licensed, assigned or otherwise disposed of any right, title or interest in any of the Existing Patents, such that the rights of Receptos contemplated hereunder would be adversely affected.

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8.3.2.                        The Existing In-License Agreement Schedule reflects, to the best of AbbVie’s knowledge, a complete list of all agreements entered into prior to the Development Agreement Effective Date by and between AbbVie or any of its Affiliates, on the one hand, and one or more Third Parties, on the other hand, pursuant to which AbbVie or any of its Affiliates Control any AbbVie Patent covering, or any AbbVie Know-How specifically relating to, the composition of matter of ABT-308.

8.3.3.                        AbbVie shall use raw materials in the manufacture of drug substance and drug product hereunder that conform to the specifications set forth on Schedule 2.5, as verified in accordance with testing standards and procedures; AbbVie shall manufacture drug substance and drug product hereunder in accordance with, and supply drug substance and drug product hereunder that complies with, applicable cGMP requirements and the specifications set forth on Schedule 2.5; upon delivery of any quantity of drug substance or drug product hereunder (excluding Existing Inventory), such quantity shall have a shelf life of not less than *** months; AbbVie shall not supply any quantity of drug substance or drug product that has been adulterated, misused, contaminated, tampered with or otherwise altered or mishandled prior to delivery to Receptos; AbbVie shall maintain such records as are necessary and appropriate to demonstrate compliance in the manufacturing of drug substance and drug product with applicable cGMP requirements and the specifications set forth on Schedule 2.5 for a period of not less than *** months from the expiration date of each batch of drug, or such longer period as may be required by Applicable Law; the specifications set forth on Schedule 2.5 are, as of the Development Agreement Effective Date, fully in compliance with all applicable cGMP requirements, Regulatory Documentation and Applicable Law; and AbbVie shall perform the services set forth on Schedule 2.5 diligently, in a commercially reasonable manner, and in compliance with Applicable Law.

8.3.4.                        AbbVie has acquired all of the rights and other assets of Abbott Laboratories (“Abbott”) to perform AbbVie’s obligations under this Agreement, including all right, title and interest to the following: (i) all Information Controlled (prior to transfer to AbbVie) by Abbott or any of its Affiliates that (x) is directed to a Licensed Compound, (y) is not generally known and (z) is reasonably necessary or useful for the Development of a Licensed Compound in the Lead Indication; (ii) all Patents Controlled (prior to transfer to AbbVie) by Abbott or any of its Affiliates that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Exploitation of any Licensed Compound or Licensed Product (including the Existing Patents and all Patents related (i.e., pursuant to clauses (ii) through (v) of the definition of “Patents”) to any Existing Patent); (iii) all Regulatory Documentation Controlled (prior to transfer to AbbVie) by Abbott or any of its Affiliates; and (iv) the inventory of Abbott or any of its Affiliates (prior to transfer to AbbVie of Drug Substance) (as defined in Schedule 2,5).

8.4.                             AbbVie has not ever been, is not currently, nor is it the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity or Convicted Entity and it will not use in any capacity, in connection with the obligations to be performed under this Agreement, any person who is a Debarred Individual, Excluded Individual or a Convicted Individual, nor are they listed on the FDA’s Disqualified/Restricted List. AbbVie further covenants that if, during the Term, it becomes a Debarred Entity, Excluded Entity or Convicted Entity or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to FDA’s Disqualified/Restricted List, AbbVie shall immediately notify Receptos and Receptos shall have the right to immediately terminate this Agreement.

8.5.                             DISCLAIMER OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANTS ANY WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 9

INDEMNITY

9.1.                            Indemnification. A Party (“Indemnifying Party”) shall defend, indemnify and hold harmless the other Party and its affiliates, licensees and sublicensees and their respective employees, directors, officers, subcontractors and agents (“Indemnified Party”) from and against any liability, judgment, loss, damage, cost and other expense (including reasonable attorneys’ fees) (collectively, “Losses”) resulting from any Third Party (other than an Indemnified Party) claim, demand, action or lawsuit (collectively, “Third Party Claims”) incurred by or rendered against the Indemnified Party arising from or occurring as a result of: (i) the Indemnifying Party carrying out its rights, duties or obligations under this Agreement, (ii) the Indemnifying Party’s material breach of this Agreement (including a breach of the Indemnifying Party’s express warranties set forth in this Agreement); or (iii) the Indemnifying Party’s

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negligent act or omission, reckless conduct, or willful misconduct in performing its obligations under this Agreement; except in the case of clauses (i), (ii) and (iii), for Losses to the extent caused (in whole or in part) by the Indemnified Party’s breach of this Agreement (including a breach of the Indemnified Party’s express warranties set forth in this Agreement) or the negligent act or omission, reckless conduct, or willful misconduct of the Indemnified Party or any of its Affiliates.

9.2.                            Procedure. Upon the threat or filing of any Third Party Claim, the Indemnified Party shall promptly notify the Indemnifying Party thereof and shall give information and reasonable assistance in the defense or settlement of such Third Party Claim, and the Indemnifying Party shall have the right to, at its own cost, handle and control the defense of such Third Party Claim, except as expressly provided herein; provided, however, that if the Indemnifying Party exercises its right to, at its own cost, handle and control the defense of a Third Party Claim, then the Indemnified Party may, at its own expense, retain such additional attorneys as it may deem necessary. The Indemnified Party’s attorneys will be permitted by the Indemnifying Party and their attorneys to reasonably observe the defense of such Third Party Claim, and the Indemnifying Party shall keep such Indemnified Party informed of actions taken in respect thereof. The Indemnifying Party shall have the right, after consultation with the Indemnified Party, to resolve and settle any such Third Party Claim; provided that, in no event may the Indemnifying Party compromise or settle any such Third Party Claim in a manner which admits fault or negligence on the part of any Indemnified Party or includes injunctive relief or includes the payment of money or other property by any Indemnified Party or diminishes or has a material adverse effect on the rights or interests of any Indemnified Party without the prior written consent of each such Indemnified Party. If a settlement contains an absolute waiver of liability for the Indemnified Party, then the Indemnified Party’s consent shall be deemed given. Notwithstanding anything to the contrary, in the event that Receptos is the Indemnifying Party and AbbVie is the Indemnified Party with respect to a given Third Party Claim for which the reasonably foreseeable Losses exceed the resources of Receptos and its Affiliates (an “Exceptional Claim”), then AbbVie shall handle and control the defense of such Exceptional Claim and shall have the right to resolve and settle such Exceptional Claim on terms acceptable to AbbVie and with the consent of Receptos. Receptos shall remain the Indemnifying Party for an Exceptional Claim in all other respects, including but not limited to with regard to liability for Losses; provided, however, that AbbVie shall have the right, but not the obligation, at its sole discretion, to elect to pay some, all, or none of the Losses incurred or rendered in connection with an Exceptional Claim.

9.3.                            Special, Indirect, and Other Losses. EXCEPT FOR WILLFUL MISCONDUCT, IN THE EVENT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 7, OR TO THE EXTENT ANY SUCH DAMAGES ARE REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 9, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE IN CONNECTION WITH OR ARISING IN ANY WAY OUT OF THE TERMS OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

9.4.                            Insurance. Receptos shall obtain and carry in full force and effect the minimum insurance requirements set forth herein from an insurance company properly licensed to provide the required insurance. Such insurance (i) shall be primary insurance with respect to Receptos’ own participation under this Agreement, (ii) shall be issued by a recognized insurer rated by A.M. Bests “A-IX” (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (iii) shall list AbbVie as an additional named insured thereunder, and (iv) shall require *** days’ written notice to be given to AbbVie prior to any cancellation, nonrenewal or material change thereof. The types of insurance, and minimum limits shall be:

(i)  Worker’s Compensation and/or coverage for workers injured in the course and scope of work as legally required and with statutory limits in compliance with the Worker’s Compensation or similar laws of the state(s) or other jurisdiction in which Receptos has employees in.

(ii) Employer’s Liability coverage with a minimum limit of *** Dollars *** per occurrence, provided a Party has employees in the United States (excluding Puerto Rico).

(iii)                          General Liability Insurance with a minimum limit of *** Dollars ***  annual aggregate during Development of Licensed Product or Licensed Compound. General Liability Insurance shall include, at a minimum, Clinical Trial Insurance.

Within *** days after the Development Agreement Effective Date, Receptos shall provide AbbVie with Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to Receptos on commercially reasonable terms, then Receptos shall continue to maintain such insurance after the expiration or termination of this Agreement for a period of *** years following termination or expiration of this Agreement in its entirety.

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ARTICLE 10

TERM AND TERMINATION

10.1.                     Term. This Agreement shall commence on the Development Agreement Effective Date and, unless earlier terminated in accordance herewith, shall continue in force and effect until the date upon which AbbVie and Receptos enter into either a Collaboration Agreement or Exclusive License Agreement(“Term”); provided, however, that this Agreement shall also terminate if AbbVie does not exercise the AbbVie Option and Receptos provides AbbVie with written notice no later than *** days after the end of the AbbVie Option Period citing Section 3.3.3 of this Agreement and expressly stating that Receptos does not wish to enter into an Exclusive License Agreements.

10.2.                     Termination for Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) has materially breached one or more of its material obligations under this Agreement, then the Non-Breaching Party may deliver notice of such material breach to the Breaching Party (a “Default Notice”). If the Breaching Party does not dispute that it has committed a material breach of one or more of its material obligations under this Agreement, then if the Breaching Party fails to cure such breach within *** days after receipt of the Default Notice, or if such compliance cannot be fully achieved through diligent efforts within such *** day period but the Breaching Party has failed to promptly commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, or if full compliance is not achieved in any event within *** days after receipt of the Default Notice, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party. If the Breaching Party disputes that it has materially breached one or more of its material obligations under this Agreement, the dispute shall be resolved pursuant to Section 11.7. If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of one or more of its material obligations under this Agreement (an “Adverse Ruling”), then if the Breaching Party fails to cure any breach specified by the Adverse Ruling within *** days after such ruling, or if such compliance cannot be fully achieved through diligent efforts within such *** day period but the Breaching Party has failed to promptly commence compliance or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, or if full compliance is not achieved in any event within *** days after the Adverse Ruling, then the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party.

10.3.                     Other Termination Rights.

10.3.1.  Receptos Financing. Prior to February 28, 2013 (the “Financing Date”), Receptos will provide AbbVie written notification and supporting documentation that Receptos has received sufficient financing (including commitments for such financing) in an amount sufficient for Receptos to successfully undertake the Development Plan Study and in no event less than the budgeted amount set forth in the Development Plan and Budget. In the event that Receptos does not provide written notification and supporting documentation that Receptos possesses the requisite financing (including commitments for such financing) on or prior to the Financing Date, then either Party may terminate this Agreement immediately upon written notice to the other Party.

10.3.2.  Receptos Election. Receptos may terminate this Agreement at any time upon ***  days notice to AbbVie if (i) ***, (ii) ***, or (iii) the Development Plan Study is suspended for a period of *** months or longer or halted indefinitely by a Regulatory Authority.

10.3.3.  Patent Challenge. In the event that Receptos or any of its Affiliates or Sublicensees institutes, prosecutes, or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting, or participating in), at law or in equity or before any administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action, or cause of action for declaratory relief, damages, or any other remedy, or for an enjoinment, injunction, or any other equitable remedy, including any interference, re-examination, opposition, or any similar proceeding, alleging that any claim in an AbbVie Patent is invalid, unenforceable, or otherwise not patentable or would not be infringed by Receptos’ activities absent the rights and licenses granted hereunder, AbbVie shall have the right to immediately terminate this Agreement in its entirety, including the rights of any Sublicensees, upon written notice to Receptos.

10.4.                     Termination for Bankruptcy, Insolvency or Similar Event. In the event that Receptos (i) becomes the subject, whether voluntarily or involuntarily, of any bankruptcy, insolvency, receivership or similar proceeding; (ii) makes an assignment for the benefit of creditors; (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property; (iv) proposes a written agreement of composition, arrangement, readjustment or extension of its debts; (v) proposes or is a party to any dissolution or liquidation or otherwise ceases to do business or winds up its affairs; (vi) admits in writing its inability to meet its obligations as they fall due in the general course; or (vii) becomes subject to a warrant of attachment, execution, or distraint or similar process against substantially all of its property, then AbbVie may terminate this Agreement, in its sole discretion, effective immediately upon written notice to Receptos.

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10.5.                         Rights in Bankruptcy.

10.5.1.  Applicability of 11 U.S.C. § 365(n). All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including, without limitation, all rights and licenses to use improvements or enhancements developed during the term of this Agreement, are intended to be, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that the licensee of such Intellectual Property under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including, but not limited to, Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to either Party under this Agreement shall be deemed to exist immediately before the occurrence of any bankruptcy case in which the other Party is the debtor.

10.5.2.  Rights of non-Debtor Party in Bankruptcy. In the event of the commencement of a bankruptcy proceeding by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, shall be delivered to the non-debtor Party within *** Business Days of such request; provided, however, that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

10.5.3.  Exclusion from 11 U.S.C. § 365(n). To the extent the non-debtor Party is required to continue making any payments under this Agreement upon a rejection of the Agreement pursuant to Section 365(n) of the Bankruptcy Code, the non-debtor Party shall be entitled, in its discretion, to reduce such payments to reflect the loss of any services or other rights of the non-debtor Party or obligations of the debtor Party that are terminated as a result of the debtor Party’s rejection or proposed rejection of this Agreement.

10.6                                Termination in Entirety. In the event of a termination (including expiration) of this Agreement in its entirety for any reason except where the Parties enter into the Exclusive License Agreement, and subject to the Collaboration Agreement, if and as applicable:

(i)                                     all rights and licenses granted by AbbVie hereunder shall immediately terminate; and

(ii)                                                Receptos shall, and hereby does effective as of the effective date of termination, assign to AbbVie all of its right, title, and interest in and to all Regulatory Documentation applicable to any Licensed Compound or Licensed Product then owned by Receptos or any of its Affiliates.

10.7                                Transition Assistance. Subject to the Collaboration Agreement, if and as applicable, in the event of a termination (including expiration) of this Agreement in its entirety for any reason except where the Parties enter into the Exclusive License Agreement, Receptos shall:

(i)                                    where permitted by Applicable Law, transfer to AbbVie all of its right, title, and interest in all Regulatory Documentation assigned to AbbVie pursuant to Section 10.6(ii);

(ii)                                                notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect the transfer set forth in clause (i) above;

(iii)                                             unless expressly prohibited by any Regulatory Authority, at AbbVie’s written request, transfer control to AbbVie of all clinical studies being conducted by Receptos as of the effective date of termination and continue to conduct such clinical studies for up to *** months to enable such transfer to be completed without interruption of any such clinical study; provided that (A) AbbVie shall not have any obligation to continue any clinical study unless required by Applicable Law, and (B) with respect to each clinical study for which such transfer is expressly prohibited by the applicable Regulatory Authority, if any, Receptos shall continue to conduct such clinical study to completion;

(iv)                                            at AbbVie’s written request, assign (or cause its Affiliates to assign) to AbbVie any or all agreements with any Third Party with respect to the conduct of pre-clinical development activities or clinical studies for any Licensed Compound, including agreements with contract research organizations, clinical sites,

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*** Confidential material redacted and filed separately with the Commission.

and investigators, unless, with respect to any such agreement, such agreement expressly prohibits such assignment, in which case Receptos shall cooperate with AbbVie in reasonable respects to secure the consent of the applicable Third Party to such assignment; and

(v)                                               Receptos shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary under, or as AbbVie may reasonably request in connection with, or to carry out more effectively the purpose of, or to better assure and confirm unto AbbVie its rights under, this Section 10.7 and Section 10.6.

10.8.                     Remedies. Except as otherwise expressly provided herein, termination of this Agreement (either in its entirety or with respect to one or more country(ies)) or other jurisdiction(s) in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity. In addition, where Receptos terminates this Agreement pursuant to Section 10.2 (Termination for Material Breach), Receptos shall have the option, as long as Receptos notifies AbbVie in writing no later than *** Business Days after the Agreement terminates, of entering into the Exclusive License Agreement (and the relevant provisions of Section 3.3.3 shall apply).

10.9.                    Accrued Rights; Surviving Obligations. Termination or expiration of this Agreement (either in its entirety or with respect to one or more country(ies)) or other jurisdiction(s) for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. Without limiting the foregoing, Sections 5.1 (Ownership of Intellectual Property), 8.5 (Disclaimer of Warranties), 10.5 (Rights in Bankruptcy), 10.6 (Termination in Entirety), 10.7 (Termination Assistance), 10.8 (Remedies) , and this Section 10.9 (Accrued Rights; Surviving Obligations), and Articles 1 (Definitions), 7 (Confidentiality and Non-Disclosure), but excluding the last paragraph of Section 7.4), 9 (Indemnity) and 11 (Miscellaneous) of this Agreement shall survive the termination or expiration of this Agreement for any reason.

ARTICLE 11

MISCELLANEOUS

11.1.                       Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any governmental authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement). The non-performing Party shall notify the other Party of such force majeure within *** days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform.

11.2.                       Change in Control of Receptos.

11.2.1.                 Receptos (or its successor) shall provide AbbVie with written notice of any Change in Control of Receptos by Receptos within *** Business Days following the closing date of such transaction.

11.2.2.                 In the event the Change in Control of Receptos by Receptos, then AbbVie shall have the right, in its sole and absolute discretion, by written notice delivered to Receptos (or its successor) at any time during the *** days following the written notice contemplated by Section 11.2.1, to require Receptos and the Change in Control party to adopt reasonable procedures to be agreed upon in writing to prevent disclosure of Confidential Information of AbbVie.

11.3.                       Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries that may be imposed on the Parties from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity in accordance with Applicable Law.

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11.4.                       Assignment.

11.4.1.                 Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge, or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may make such an assignment without the other Party’s consent (but with notice to the other Party) to its Affiliate or to a successor, whether in a merger, sale of stock, sale of assets or any other Change in Control transaction, of the business to which this Agreement relates, so long as (i) such Affiliate or successor has or simultaneously acquires all of the rights or otherwise Controls all and other assets to perform the assigning Party’s obligations under this Agreement and (ii) with respect to an assignment to an Affiliate, either (x) the assigning Party shall remain responsible for the performance by such Affiliate of the rights and obligations hereunder or (y) such Affiliate is the entity receiving the financing contemplated by Section 10.3.1 (as expressly identified by Receptos in the written notification and supporting documentation provided to AbbVie by Receptos pursuant to Section 10.3.1). Any attempted assignment or delegation in violation of this Section 11.4 shall be void and of no effect. All validly assigned and delegated rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of and be enforceable by and against the successors and permitted assigns of AbbVie or Receptos, as the case may be. The permitted assignee or permitted transferee shall assume all obligations of its assignor or transferor under this Agreement. Without limiting the foregoing, the grant of rights to a Party set forth in this Agreement shall be binding upon any successor or permitted assignee of such Party, and the obligations of a Party shall run in favor of any such successor or permitted assignee of the other Party’s benefits under this Agreement.

11.4.2.                 Notwithstanding any provision of this Agreement to the contrary, but without limiting the provisions of Section 2.6, the rights to Information, materials and intellectual property: (i) controlled by a Third Party permitted assignee of a Party, which Information, materials and intellectual property were controlled by such assignee immediately prior to such assignment; or (ii) controlled by an Affiliate of a Party who becomes an Affiliate through any Change in Control of such Party, which Information, materials and intellectual property (x) were controlled by such Affiliate immediately prior to such Change in Control or (y) arise from activities which are separate and distinct from this Agreement in each case ((i) and (ii)), shall be automatically excluded from the rights licensed or granted to the other Party under this Agreement.

11.5.                       Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (iv) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties. To the fullest extent permitted by Applicable Law, each Party hereby waives any provision of law that would render any provision hereof illegal, invalid, or unenforceable in any respect.

11.6.                       Governing Law. This Agreement or the performance, enforcement, breach or termination hereof shall be interpreted, governed by and construed in accordance with the laws of the State of New York, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The Parties agree to exclude the application to this Agreement of the United Nations Convention on Contracts for the International Sale of Goods.

11.7.                       Dispute Resolution. If a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it shall be resolved pursuant to this Section 11.7. Any Dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within *** days after such issue was first referred to them, then, either Party may, by written notice to the other Party, elect to initiate an alternative dispute resolution (“ADR”) proceeding pursuant to the procedures set forth in Schedule 11.7 for purposes of having the matter settled.

11.8.                       Notices.

11.8.1.  Notice Requirements. Any notice, request, demand, waiver, consent, approval, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if (i) delivered by hand or sent by facsimile transmission (with transmission confirmed), (ii) by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 11.8.2 or (iii) to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 11.8.1. Such Notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery

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service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 11.8.1 is not intended to govern the day- to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

11.8.2.                 Address for Notice.

Receptos, Inc.

10835 Road to the Cure, #205

San Diego, CA 92121

Attention: Vice President, Corporate Development

Facsimile: 858-587-2659

with a copy (which shall not constitute notice) to:

Pillsbury LLP

12255 El Camino Real, Suite 300

San Diego, CA 92130

Attention: Mike Hird

Facsimile: 858-509-4010

If to AbbVie, to:

AbbVie Inc.

1 North Waukegan Road, North Chicago

Illinois 60064

Attention: ***

Facsimile: ***

AbbVie Bahamas Ltd.

Sassoon House, Shirley Street & Victoria Avenue

New Providence

Nassau, The Bahamas

Attention: Director

with a copy (which shall not constitute notice) to:

AbbVie

Pharmaceutical Products Group Legal Operations

Bldg. AP6A-2

1 North Waukegan Road

North Chicago, Illinois 60064-3500 USA

Attn: ***

Facsimile: ***

11.9.               Entire Agreement; Amendments. This Agreement, together with the Schedules attached hereto, sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises, and representations, whether written or oral, with respect thereto are superseded hereby (including that certain Confidential Disclosure Agreement between the Parties or their respective Affiliates dated April 5, 2011 and amended on June 23, 2011 and August 8, 2012). Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth in this Agreement. No amendment, modification, release, or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

11.10.        English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

11.11.        Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

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11.12.        No Benefit to Third Parties. Except as provided in Article 9, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

11.13.        Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

11.14.        Relationship of the Parties; Relationship of AI and ABL. It is expressly agreed that AbbVie, on the one hand, and Receptos, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, or agency. Neither AbbVie, on the one hand, nor Receptos, on the other hand, shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

Each of AI and ABL is jointly and severally liable for the performance of AbbVie hereunder. Notwithstanding any other provision in this Agreement, Receptos shall have no responsibility for, nor be bound by, any payment or performance obligation owed by AI (or any of its assignees, successors or Affiliates) to ABL (or any of its assignees, successors or Affiliates), or vice versa, with respect to any of the matters contemplated by this Agreement; and AbbVie shall indemnify, defend and hold Receptos harmless from and against any Losses resulting from any such payment or performance obligation.

11.15.        Counterparts; Facsimile Execution. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

11.16.        References. Unless otherwise specified, (i) references in this Agreement to any Article, Section or Schedule shall mean references to such Article, Section or Schedule of this Agreement, (ii) references in any Section to any clause are references to such clause of such Section, and (iii) references to any agreement, instrument, or other document in this Agreement refer to such agreement, instrument, or other document as originally executed or, if subsequently amended, replaced, or supplemented from time to time, as so amended, replaced, or supplemented and in effect at the relevant time of reference thereto.

11.17.        Schedules. The Schedules to this Agreement are incorporated herein by reference as though fully set forth as a part of this Agreement. In the event of any inconsistencies between this Agreement and any schedules or other attachments hereto, the terms of this Agreement shall control (except that in the instance of Schedule 2.5, the terms of Schedule 2.5 shall control).

11.18.        Consent Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other (or, in the instance of Section 9.2, any Indemnified Party), that consent or approval shall not unreasonably be withheld, delayed or conditioned, and whenever in this Agreement provision is made for one Party to object to or disapprove a matter, such objection or disapproval shall not be exercised unreasonably. Without limitation, it shall be reasonable for a Party to withhold or condition its consent or approval if the rights of such Party would be diminished or the obligations or liabilities of such Party would be augmented, in each case in any material manner.

11.19.        Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including,” “include,” or “includes” as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

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THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

ABBVIE INC.		RECEPTOS, INC.

By:	/s/ Thomas C. Freyman	By:	/s/ Faheem Hasnain

Name: Thomas C. Freyman		Name: Faheem Hasnain

Title: Director		Title: President & CEO

ABBVIE BAHAMAS LTD.

By.	/s/ Thomas C. Freyman

Name: Thomas C. Freyman

Title: Director and President

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***

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Schedule 3.3.2

Collaboration Agreement Key Terms

[See Attached]

Schedule 3.3.3

Exclusive License Agreement Key Terms

[See Attached]

***

*** Confidential material redacted and filed separately with the Commission.

Schedule 2.5

MANUFACTURING AND SUPPLY SERVICES

ARTICLE I

DEFINITIONS

All capitalized terms shall have the same meaning as set forth in the Development License and Option Agreement; provided, however, that capitalized terms used herein that are either not defined in the Development License and Option Agreement or are redefined herein, shall have the meanings ascribed to them in this Schedule:

1.1                               “Actual Cost” shall have the meaning set forth in Appendix 3.

1.2                               “CMC Services” shall have the meaning set forth in Section 2.1(c).

1.3                               “cGMPs” shall mean both (i) the FDA’s current good manufacturing practice requirements as promulgated under the FFDCA at 21 C.F.R. 200 and 211, and as further defined by the FDA guidance documents, and “The Rules Governing Medicinal Products in the European Community - Volume IV, EU Guidelines to Good Manufacturing Practice - Medicinal Products for Human and Veterinary Use” and (ii) any applicable additional requirements under Applicable Law.

1.4                               “Additional Phase III Supply Services” shall have the meaning set forth in Section 2.2(a).

1.5                               “Cost of Goods Sold” shall mean the Actual Cost for Drug Substance or Drug Product, as applicable; provided that Cost of Goods Sold shall not include the Actual Cost for any Existing Inventory used as a raw material for any Drug Product or otherwise supplied to Receptos.

1.6                               “Development Plan Supply Services” shall have the meaning set forth in Section 2.1(a).

1.7                               “Drug Product” shall mean Drug Substance (and corresponding placebo) converted into final pharmaceutical dosage form for clinical supply, to be incorporated into a vial (but for clarity, Drug Product excludes other delivery devices and services (e.g., pre-filled syringe) related to incorporating into other delivery devices).

1.8                               “Drug Substance” shall mean the Licensed Compound ABT-308 in frozen liquid bulk form, and corresponding placebo, or such other form as the Parties may mutually agree in writing, but not in final dosage form.

1.9                               “Existing Inventory” ***.

1.10                        “FFDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time (or superseded), together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.11                        “Manufacture” (and the corollary terms, “Manufacturing” or “Manufactured”) shall mean the manufacturing, purification, processing, packaging, labeling, testing, handling, procuring of components, and packing (ready for storage) of Drug Substance and Drug Product, and placebo, as applicable.

1.12                        “Non-Conforming Product” shall mean Drug Substance and Drug Product that: (i) does not meet the Specifications; (ii) was not manufactured or tested in accordance with the Quality Control Methods; or (iii) was not manufactured in accordance with cGMPs or Applicable Law.

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1.13                        “Quality Agreement” shall have the meaning set forth in Section 2.3.

1.14                        “Quality Control Methods” shall mean those procedures and methods detailed in the Quality Agreement and meeting all FDA and EMA regulations applicable to the Manufacture and testing of Drug Substance and Drug Product.

1.15                        “Regulatory Approval” shall mean any approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any federal, state or local regulatory agency, department, bureau or other governmental entity, necessary for the manufacture and sale of the Licensed Product in each regulatory jurisdiction in which the Licensed Product will be sold.

1.16                        “Specifications” shall mean the specifications for Drug Substance and Drug Product consistent with the IND for ABT-308 and as set forth in Appendix 1 attached hereto (as may be amended from time to time by mutual written agreement of the Parties within the limit of Applicable Law and applicable Regulatory Approvals).

1.17                        “Successor Manufacturer” shall have the meaning set forth in Section 2.4(b).

1.18                        “Technology Transfer Services” shall have the meaning set forth in Section 2.4(a).

ARTICLE II

ABBVIE SERVICES

2.1                               Development Plan Activities

(a)                                 Development Supply. During the term of the Development License and Option Agreement, AbbVie shall supply Receptos with its requirements of Drug Substance and Drug Product for all of its Phase 2 development and clinical activities consistent with the plan and budget set forth in Appendix 2 attached hereto (as it may be supplemented or updated from time to time upon the mutual written agreement of the Parties, “Appendix 2”) (“Development Plan Supply Services”).

(b)                                 Existing Inventory. To the extent practicable (as determined in AbbVie’s reasonable discretion), AbbVie shall reprocess Existing Inventory to provide Receptos with new lots of Drug Product *** for the Development Plan Study. ***

(c)                                  CMC Services. In accordance with the plan and budget set forth in Appendix 2, AbbVie shall (i) prepare comparability reports, suitable for filing with the FDA and EMA as applicable, relating to changes in the processes for manufacture of Drug Substance and Drug Product as supplied hereunder in comparison with processes employed by AbbVie under the existing IND for ABT-308 for Phase 1 and Phase 2 clinical supply prior to the Development Agreement Effective Date; and (ii) in the event that ***; and (iii) subject to mutual written agreement of the Parties ***, AbbVie shall perform formulation development services and related services in support of chemistry, manufacturing and controls all in preparation for a first Phase 3 trial ((i)-(iii) collectively, “CMC Services”). The JDC shall oversee the performance of the CMC Services.

(d)                                 The Parties understand and agree that Appendix 2 does not set forth the entire Development Plan Supply Services and CMC Services necessary to fulfill Receptos’ activities under the Development Plan and Budget set forth in the Development License and Option Agreement. Upon Receptos’ request, the Parties will negotiate in good faith a mutually acceptable written supplement or update to Appendix 2 *** for those services and deliverables not on Appendix 2. Notwithstanding anything to the contrary set forth in this Schedule 2.5 or the Development License and Option Agreement (including the Schedules attached thereto), subject to AbbVie’s obligations in performing the activities set forth in Appendix 2 (as of the Effective Date, or as supplemented or updated from time to time upon the mutual written agreement of the Parties), AbbVie shall not be, and is hereby not, responsible for any delays or other adverse circumstances related to Receptos’ diligence and other obligations for carrying out the Development Plan and Budget.

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2.2                               Phase III and Commercial Supply.

(a)                                 Phase III Clinical Supply. Until such time as the Parties may enter into a Definitive Commercial Supply Agreement (defined in Section 2.2(b) below) or the Technology Transfer Services have been completed pursuant to Section 2.2(b)(iv), the Parties agree, pursuant and subject to the terms and conditions set forth in this Schedule 2.5 (including 2.2(b) below), that AbbVie will supply Receptos, and Receptos will purchase or have purchased from AbbVie, all of Receptos’ Phase III clinical supply requirements of Drug Substance and Drug Product for EoE in accordance with a mutually agreed to written plan and budget *** (“Additional Phase III Supply Services”). Notwithstanding anything to the contrary, the terms and conditions of this Schedule 2.5 do not cover manufacturing and supplying of commercial Drug Substance and Drug Product; such terms and conditions to be covered in a Definitive Commercial Supply Agreement, if executed.

(b)                                 Definitive Commercial Supply Agreement.

(i)                                     If AbbVie desires to make or have made all Drug Substance and Drug Product (and in the case of the Collaboration Agreement, Licensed Product) throughout the term of the Collaboration Agreement or Exclusive License Agreement, as applicable, which AbbVie agrees in each instance will be performed at Manufacturing Cost (as defined in Schedule 3.3.2), then AbbVie shall provide notice to Receptos (an “AbbVie Supply Notice”) within *** days of the earlier of (i) AbbVie exercising the AbbVie Option or (ii) the expiration of the AbbVie Option Period, in each case, pursuant to Section 3.3.2 of the Development License and Option Agreement (“AbbVie Supply Notice Period”).

(ii)                                  If AbbVie provides Receptos with an AbbVie Supply Notice during the AbbVie Supply Notice Period and the Parties are negotiating a Collaboration Agreement, the Parties shall include, as part of their negotiations for a Collaboration Agreement, good faith negotiations for a commercially reasonable supply agreement (“Definitive Commercial Supply Agreement”). If the Parties are unable to agree upon terms for a Definitive Commercial Supply Agreement within the prescribed period for negotiating a Collaboration Agreement pursuant to Section 3.3.2 of the Development License and Option Agreement, then either Party may seek to resolve the open issues by pursuing the same process set forth in such Section 3.3.2 with respect to potential open issues in a Collaboration Agreement; provided, AbbVie shall, at any time prior to the execution of a Collaboration Agreement, have the right to elect not to enter into a Definitive Commercial Supply Agreement if the Parties, despite good faith negotiations (including the dispute resolution procedure), are not able to mutually agree on all the applicable terms for a Definitive Commercial Supply Agreement.

(iii)                               If AbbVie provides Receptos with an AbbVie Supply Notice during the AbbVie Supply Notice Period and the Parties are negotiating an Exclusive License Agreement, the Parties shall include, as part of their negotiations for an Exclusive License Agreement, good faith negotiations for a Definitive Commercial Supply Agreement. If the Parties are unable to agree upon terms for a Definitive Commercial Supply Agreement within the prescribed period for negotiating an Exclusive License Agreement pursuant to Section 3.3.3 of the Development License and Option Agreement, then either Party may seek to resolve the open issues by pursuing the same process set forth in such Section 3.3.3 with respect to potential open issues in an Exclusive License Agreement; provided, either Party shall, at any time prior to the execution of an Exclusive License Agreement, have the right to elect not to enter into a Definitive Commercial Supply Agreement if the Parties, despite good faith negotiations (including the dispute resolution procedure), are not able to mutually agree on all the applicable terms for a Definitive Commercial Supply Agreement.

(iv)                              If the Parties do not enter into a Definitive Commercial Supply Agreement pursuant to either of the foregoing clauses (ii) or (iii), then AbbVie shall perform the Technology Transfer Services and continue to perform the Additional Phase III Supply Services (including accepting and filling orders for Drug Product in quantities sufficient to permit Phase 3 trials, as may be requested and agreed to in writing, to proceed without supply interruption prior to completion of the Technology Transfer Services) until the Technology Transfer Services have been successfully completed (such Technology Transfer Services shall not exceed *** without AbbVie’ s prior written consent) whereupon AbbVie shall have no further obligation to perform the Additional Phase III Supply Services.

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(c)                                  CMC Services. Following completion of the Development Plan Study, AbbVie shall continue to perform the CMC Services with respect to chemistry, manufacturing and controls with respect to Drug Substance and Drug Product and in support of any associated filings with applicable Regulatory Authorities until the expiration or termination of its obligations to perform the Additional Phase III Supply Services.

2.3                               Quality; Regulatory Filings.

(a)                                 All Drug Substance and Drug Product supplied hereunder shall be Manufactured and supplied by AbbVie in accordance with cGMPs, the Specifications, Applicable Law in the United States or EU, and the Quality Control Methods. Notwithstanding the foregoing sentence, any Drug Substance constituting Existing Inventory and supplied in the state in which such Existing Inventory exists as of the Development Agreement Effective Date shall be supplied “as is” without warranty whereas, for clarity, all Drug Product and Drug Substance Manufactured from Existing Inventory shall be manufactured and supplied in accordance with cGMPs, the Specifications, Applicable Law in the United States or EU, the Quality Control Methods, and the representations and warranties of AbbVie in Section 8.3.3 of the Development License and Option Agreement.

(b)                                 Representatives of the Parties’ respective Quality Assurance departments shall meet to develop and approve a customary quality agreement (the “Quality Agreement”) within *** months of the Development Agreement Effective Date setting forth each Party’s obligations for ensuring that the Drug Substance and Drug Product is Manufactured in compliance with Applicable Law in the United States including the FFDCA and concerning the delineation of pharmaceutical and quality responsibilities for the Manufacturing and supply operations. The Quality Agreement shall contain administrative information with responsibilities, supply and manufacturing (premises, materials, batch numbering, shelf life and other information), customary provisions, including change control, deviation, applicable cGMPs compliance, complaint handling and investigation, annual product review, quality control testing (specification and method), documentations and inspections, batch release, product recalls and other quality related items in accordance with applicable regulation and guidelines in the Territory. In the event of a conflict between the terms of this Schedule 2.5 and the Quality Agreement, the terms of this Schedule 2.5 shall prevail. The Quality Agreement may be modified from time to time by mutual written agreement, as evidenced by a signed, revised Quality Agreement.

2.4                               Technology Transfer.

(a)                                 If AbbVie does not deliver an AbbVie Supply Notice during the AbbVie Supply Notice Period, or if the Parties do not enter into a Definitive Commercial Supply Agreement as contemplated by Section 2.2(b), or upon written notice by Receptos following an uncured material breach by AbbVie of its Drug Product supply obligations with respect to the Development Plan Supply Services and Additional Phase III Supply Services, AbbVie shall perform the following services set forth in Section 2.4 (b)-(d) (the “Technology Transfer Services”).

(b)                                 Receptos shall, as soon as practical when applicable pursuant to Section 2.4(a), advise AbbVie of Receptos’ designation of a Third Party manufacturer as a successor to AbbVie for supply Drug Substance and Drug Product (the “Successor Manufacturer”). Receptos shall promptly commence discussions with such Successor Manufacturer(s) in order to enable Receptos to prepare and submit to AbbVie a project plan regarding the transfer from AbbVie to such Successor Manufacturer(s) of the supply of Drug Substance and Drug Product to Receptos. In the event that Receptos or its Affiliate possesses the necessary Manufacturing facilities and capabilities, Receptos shall have the right to declare itself or such Affiliate as applicable a Successor Manufacturer.

(c)                                  AbbVie shall transfer to such Successor Manufacturer(s) all reasonably necessary or useful know-how, protocols, assays, materials and documentation for the Manufacture of Drug Product and Drug Substance. AbbVie shall make knowledgeable personnel reasonably available to effect such transfer including (i) providing appropriate answers to Receptos’ and the Successor Manufacturers’ specific, reasonable questions; (ii) providing appropriate reasonable assistance upon Receptos’ reasonable request to Receptos’ preparation of regulatory submissions; and (iii) participating in meetings on-site at any such Successor Manufacturer’s facilities to review and support such technology transfer activities.

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(d)                                 The goal of the Technology Transfer Services shall be the establishment of *** comparability lots of the Drug Substance and Drug Product supplied by AbbVie hereunder with that supplied by the Successor Manufacturer(s) and the filing and approval of the documentation of such comparability lots to the satisfaction of the applicable Regulatory Authorities shall constitute the successful completion of the Technology Transfer Services. Notwithstanding anything to the contrary set forth in this Schedule 2.5, AbbVie’s obligations to provide Technology Transfer Services shall not exceed ***  without AbbVie’s prior written consent.

2.5                               Exclusivity.

Without limiting the provisions of Section 2.6 of the Development Agreement, during the term of AbbVie’s Development Plan Supply Services and Additional Phase III Supply Services obligations hereunder: (i) AbbVie shall not supply Drug Substance or Drug Product to any party other than Receptos for sale or use as or in a Licensed Product in the Territory; and (ii) Receptos shall purchase all of its clinical requirements of Drug Product from AbbVie except if AbbVie does not deliver a AbbVie Supply Notice during the AbbVie Supply Notice Period, or if the Parties do not enter into a Definitive Commercial Supply Agreement as contemplated by Section 2.2(b), or in the event of an uncured material breach by AbbVie per Section 2.4(a).

2.6                               Subcontracting.

Except as expressly provided in this Schedule 2.5, AbbVie shall not contract out to any Third Party any part of AbbVie’s Development Plan Supply Services, CMC Services and Additional Phase III Supply Services and associated Manufacturing obligations without the prior written approval of Receptos.

ARTICLE III

Product Orders and Delivery

3.1                               Ordering Procedures

During the course of the Development Plan Supply Services and any Technology Transfer Services, Receptos will place and AbbVie shall accept orders for Drug Substance and Drug Product which orders are generally consistent with Appendix 2. AbbVie shall apply Commercially Reasonable Efforts to supply Drug Substance and Drug Product in fulfillment of such orders by the delivery dates requested therein.

3.2                               Delivery Dates

If AbbVie expects a delay in shipment of Drug Substance and Drug Product, it shall promptly notify Receptos of such expected delay and shall use its Commercially Reasonable Efforts to minimize such delay. In the event that AbbVie cannot deliver Drug Substance and Drug Product to Receptos within *** days after the delivery date specified in a purchase order accepted by AbbVie, Receptos may cancel such portion of such purchase order or accept partial or complete delivery at a later date specified by AbbVie. In the event that AbbVie cannot deliver the Drug Substance and Drug Product specified in an accepted purchase order, or AbbVie’s delivery of Drug Substance and Drug Product is delayed by more than ***.

3.3                               Change Orders

If Receptos requests a change to a Receptos order, AbbVie shall use Commercially Reasonable Efforts to accommodate such change, provided it is reasonable.

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3.4                               Non-Conforming Drug Substance and Drug Product

(a)                                 Drug Substance and Drug Product supplied hereunder shall be stored by AbbVie until shipment to Receptos or its designee, as appropriate, in accordance with the Specifications. AbbVie shall provide to Receptos with each delivery of Drug Substance and Drug Product (i) a certificate of analysis indicating such Drug Substance and Drug Product complies with the Specifications and (ii) a certificate of compliance indicating that such Drug Substance and Drug Product was manufactured in accordance with cGMPs and indicating non-complying process variances and/or incidents as described in the Quality Agreement.

(b)                                 Receptos shall have a period of *** days from the date of receipt of the Drug Substance and Drug Product, as applicable, to inspect and reject any shipment thereof. Failure to notify AbbVie in writing of rejections within such *** day period shall constitute acceptance by Receptos. Any non-conforming claim by Receptos must be submitted to AbbVie in writing within such *** day period and be accompanied by a report (including a fully representative sample from the batch analyzed) of analysis of the allegedly Non-Conforming Product. If, after its own analysis (which shall be completed within *** days after its receipt of the non-conforming claim and sample), AbbVie agrees with the claim of non-conformity and determines that Receptos is not responsible for the non-conformity, AbbVie shall:

(i)                                Use Commercially Reasonably Efforts to promptly replace at its cost such Non-Conforming Product; and

(ii)                            Pay Receptos’ actual costs for destruction or return of the Non-Conforming Product (at AbbVie’s election and in accordance with AbbVie’s instructions, and if destroyed, Receptos will deliver to AbbVie an appropriate certificate of destruction).

If AbbVie so requests, Receptos shall make its personnel available on a reasonable basis to work with AbbVie in order to assist AbbVie in determining the reason for the non-conformity and in developing remedial measures.

(c)                                  If, after its own analysis, AbbVie does not agree with the claim of non-conformity or determines that Receptos is responsible for the non-conformity, Receptos and AbbVie shall in good faith promptly attempt to agree upon a settlement of the issue. If a decision is not reached, the Parties shall promptly contact a mutually agreed upon independent laboratory familiar with similar chemical compound test methods and specifications to perform tests on representative samples from the rejected portion of the shipment. The results of such tests will be binding upon Receptos and AbbVie. If the laboratory determines that the batch(es) or lot(s) were indeed non-conforming, Abb Vie will pay for all laboratory charges and provisions of 3.4(b) shall apply; if the laboratory determines that Receptos rejected the batch(es) or lot(s) in error, then Receptos will pay for all laboratory charges. In the event that Drug Substance and Drug Product is determined to be conforming, Receptos shall pay to AbbVie all such amounts as are due and owing hereunder in respect of such Drug Substance and Drug Product within the later of *** business days from the date when the Drug Substance and Drug Product is determined to be conforming and the date on which such payment would otherwise be due pursuant to Schedule.

(d)                                 AbbVie shall use Commercially Reasonable Efforts to replace the allegedly Non-Conforming Product at Receptos’ expense (subject to Section 3.4(b)(i)) during:

(i)                                     The pendency of any settlement negotiations described in subsection (c) of this Section 3.4; or

(ii)                                  The exhaustion of procedures specified in subsections (b) and (c) of this Section 3.5 if the inability to use the allegedly Non-Conforming Product causes a shortfall of available Drug Substance and Drug Product to meet Receptos’ clinical requirements.

3.5                               Shipment

AbbVie shall ship the Drug Substance and Drug Product to such destinations chosen by Receptos as set forth in the purchase order to the extent that such shipments are permitted by law and practical for AbbVie given the regulatory requirements of the United States and the importing country. *** Shipment shall be ***. *** Receptos shall be responsible for all freight, freight brokerage, insurance and other costs attributable to shipping the Drug Substance and Drug Product from AbbVie’s site to any destination chosen by Receptos. Receptos is the importer of Drug Substance and Drug Product when shipped to destinations outside the United States.

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3.6                               Governing Terms

All sales of Drug Substance and Drug Product from AbbVie to Receptos shall be subject to the provisions of this Schedule 2.5, including the Specifications, and shall not be subject to any terms and conditions contained on any forecasts or purchase orders submitted under this Schedule 2.5, except insofar as any such forecasts or purchase orders establish in writing: (i) the quantity of any Drug Substance and Drug Product ordered; (ii) the delivery date, consistent with the terms hereof; (iii) the shipment routes; or (iv) the carrier selected by Receptos.

3.7                               Taxes

Receptos shall bear responsibility for all applicable federal, provincial, municipal and other governmental taxes (such as sale, use or similar taxes), duties or import charges, except for any tax on revenues of AbbVie, that AbbVie may be required to pay or collect as a result of this Schedule 2.5.

3.8                               Representations, Warranties or Conditions

For clarity, Articles 8 and 9 of the Development License and Option Agreement shall apply to the Manufacture and supply of all Drug Substance and Drug Product hereunder.

ARTICLE IV

PRICING AND INVOICES

4.1                               Pricing for Drug Substance and Drug Product.

AbbVie will supply all Drug Substance and Drug Product to Receptos in the course of the Development Plan Supply Services, Additional Phase III Supply Services and any Technology Transfer Services for a purchase price equal to *** which shall be paid by Receptos upon quarterly invoice; ***. The Parties understand and agree that AbbVie’s good faith estimates for costs, including component costs, for the Drug Substance, Drug Product and CMC Services are set forth in Appendix 2. Upon request from time to time, AbbVie will provide Receptos with good faith quotes for specific services or deliverables (together with the detailed basis for the determination of such quotes). For clarity, it is the expectation of the Parties that the Existing Inventory will be an adequate source of Drug Substance to supply all clinical requirements for Drug Product for the *** contemplated in the plan and budget set forth in Appendix 2 and the Development Plan and Budget as of the Development License and Option Agreement Effective Date (***).

Notwithstanding the foregoing, any Drug Substance and Drug Product supplied for Development purposes by AbbVie during the term of the Collaboration Agreement (if executed), shall be charged at ***. For clarity, all commercial supply will fall under a Definitive Commercial Supply Agreement, if applicable.

Notwithstanding the foregoing, any Drug Substance and Drug Product supplied for Development purposes by AbbVie during the term of the Exclusive Agreement (if executed), shall be charged by ***. For clarity, all commercial supply will fall under a Definitive Commercial Supply Agreement, if applicable.

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4.2                               Pricing for Other Services.

The CMC Services, Additional Phase III Supply Services and Technology Transfer Services not otherwise covered pursuant to Section 4.1 will be provided at *** which shall be paid by Receptos upon quarterly invoice.

Notwithstanding the foregoing: (i) any CMC Services or Additional Phase III Supply Services by AbbVie not otherwise covered pursuant to Section 4.1 provided during the term of the Collaboration Agreement (if executed) shall be charged ***; provided, however, that Technology Transfer Services provided during the term of the Collaboration Agreement (if executed) shall be addressed as set forth in Schedule 3.3.2 (e.g.. Sections 3.2 and 4.6 of such Schedule).

4.3                               Invoices; Method of Payment; and Quarterly Cost Accounting

(a)                                 AbbVie shall prepare an invoice for each shipment of Drug Substance and Drug Product setting forth the Cost of Goods Sold for such Drug Substance and Drug Product and the detailed basis of its determination. AbbVie shall prepare an invoice for all services provided hereunder at the conclusion of each calendar quarter during which such services were performed and shall provide the detailed basis for the determination of the amount invoiced. All payments to be made hereunder shall be made within *** days in U.S. dollars by bank wire transfer in immediately available funds to such account as AbbVie shall designate before such payment is due, free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes due on behalf of the seller (to the extent applicable). Receptos shall make any withholding payments due on behalf of AbbVie and shall promptly provide AbbVie with written documentation of any such payment sufficient to satisfy the reasonable requirements of an appropriate tax authority with respect to an application by the selling Party for a foreign tax credit for such payment or for similar treatment. If any payment due to by Receptos under this Schedule 2.5 is not paid when due, then Receptos shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of *** basis points above LIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

(b)                                 In addition to the detail included with each invoice, within *** days after the end of each Calendar Quarter AbbVie will provide Receptos with a formal cost accounting schedule, an outline of such formal cost accounting schedule is attached as Appendix 4.

4.4                               Audits

(a)                                 Receptos shall have the right *** to request that a mutually agreed to independent accounting firm perform an audit of AbbVie’s books of accounts for the sole purpose of verifying the calculations of ***, as applicable, for any goods or services provided in accordance with this Schedule 2.5. Such audits will be conducted at the expense of Receptos; provided, however, that if the audit results in an adjustment of greater than *** percent *** for the Actual Cost of Drug Substance, Drug Product, CMC Services, or Technology Transfer Services in any period, then the cost of the audit will be borne by AbbVie. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Audits are limited to results in the *** years prior to audit notification. Unless disputed pursuant as described hereafter, if such audit concludes that (x) additional amounts were owed by Receptos, Receptos shall pay the additional amounts, or (y) excess payments were made by Receptos, AbbVie shall reimburse such excess payments, in either case ((x) or (y)), within *** days after the date on which such audit is completed. In the event of a dispute with respect to any audit under this Section 4.4(a), Receptos and AbbVie shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within *** days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The Parties shall enter into an engagement letter with the Audit Arbitrator, which shall spell out the specific procedures that the Audit Arbitrator shall perform in order to reach a decision. The Parties shall make available to the Audit Arbitrator all working papers and supporting documents required by the Audit Arbitrator to fulfill its obligations under the engagement letter. The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than *** days after such decision and in accordance with such decision, Receptos shall pay the additional amounts or AbbVie shall reimburse the excess payments, as applicable. The receiving Party shall treat all information subject to review under this Section in accordance with the confidentiality provisions and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

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(b)                                 All Information, equipment and facilities used for any goods or services provided in accordance with this Schedule 2.5 shall be made available ***, upon Receptos’ request upon not less than *** days advance written notice, for inspection by Receptos and its representatives (including authorized third party consultants) during regular business hours. Such inspections may be conducted as reasonably requested during the term of performance hereunder and for *** months after completion (or, if later, for as long as Drug Product is in use or undergoing clinical trials). Any authorized third party consultant shall execute a written confidentiality agreement in favor of AbbVie on terms no less strict than those set forth in the Development License and Option Agreement and be subject to AbbVie’s prior written approval. Receptos shall have the right to access the AbbVie facilities directly affecting the production of Drug Substance or Drug Product, and all applicable records related thereto, and to oversee production of Drug Substance and Drug Product in accordance with the Quality Agreement and AbbVie’s standard visitation policy, provided that such facilities and other AbbVie projects are not unreasonably disrupted during the inspection. Receptos shall have the right to comment on such production to a representative of AbbVie (the name of whom shall be provided to Receptos prior to the audit). The Parties shall discuss in good faith any issues that arise from the audit.

(c)                                  During the inspections provided for in Section 4.4(b), Receptos shall have the right to audit AbbVie for compliance with cGMPs. All such inspections and audits shall be conducted under conditions of confidentiality (including with respect to AbbVie’s obligations of confidentiality to Third Parties), and Receptos’ representatives shall be required to comply with AbbVie’s rules and regulations. Each Party shall bear its own costs and expenses associated with such inspections and audits amounting to *** days per year. Additional audit days will be billed at AbbVie’s then current hourly rate for each member of AbbVie’s personnel participating in such audit.

(d)                                 Within *** days of completing any audit set forth in Section 4.4(b) or (c), Receptos shall submit a report to AbbVie with any findings. If any items are identified as requiring follow-up action, then AbbVie shall respond to Receptos in writing within *** days of the receipt of the report. Such response shall state actions AbbVie plans to take to correct any such items and the proposed timing(s) and shall also set forth those items that AbbVie will not correct. In the event of a dispute as to those items that AbbVie will not correct, the matter shall be resolved in accordance with the alternative dispute procedures set forth in the Development License and Option Agreement. Any information obtained or observed by Receptos during an audit shall be considered Confidential Information of AbbVie and subject to confidentiality provisions set forth in the Development License and Option Agreement.

(e)                                  AbbVie will at all times allow Regulatory Authorities access to AbbVie’s facilities and records for the purposes of inspecting and auditing the same and, within *** Business Days following notification to AbbVie, AbbVie shall inform Receptos of any regulatory inspection relating to any goods or services provided in accordance with this Schedule 2.5 and will promptly notify Receptos in writing of any adverse finding relating thereto.

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ARTICLE V

MISCELLANEOUS

5.1                               Inventions

Any invention created by either Party’s employees or agents in performance of this Schedule 2.5 and relating to a Licensed Compound or a Licensed Product shall be included in the Definition of Development License Know-How or Development License Patents, as applicable, and owned by AbbVie; provided, that during the term of the Exclusive License Agreement, Information and inventions that are conceived, discovered, developed or otherwise made alone or jointly by or on behalf of a Party (Inventor) arising from performance of this Schedule 2.5 shall be owned by the Inventor Party and shall, to the extent applicable, be included in the definition of AbbVie Know-How, AbbVie Patents, Receptos Know-How or Receptos Patents, as applicable.

5.2                               Conflicts with Development License and Option Agreement; Survival

To the extent that there is any conflict between any of the terms of this Schedule 2.5 and any of the terms of the Development License and Option Agreement or the Exclusive License Agreement, the terms of this Schedule 2.5 shall govern. This Schedule 2.5 shall survive until the Parties enter into either a Definitive Commercial Supply Agreement (if applicable) or the conclusion of the Technology Transfer Services pursuant to Section 2.4.

5.3                               Appendix 2

Appendix 2 as initially attached to this Schedule 2.5 includes estimates for costs and timing for the activities contemplated thereby. The Parties agree that as part of ongoing diligence by Receptos (including diligence requested by any potential investor in the potential financing contemplated by Section 10.3.1 of the Development License and Option Agreement or in preparation for any purchase order or request for services by Receptos), AbbVie will use reasonable efforts to answer any additional questions Receptos may have regarding Appendix 2.

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Schedule 3.3.2

Collaboration Agreement Key Terms

ARTICLE 1

DEFINITIONS

All capitalized terms shall have the same meaning in the Development License and Option Agreement provided however that capitalized terms used herein that are either not defined in the Development License and Option Agreement or are redefined herein, shall have the meanings ascribed to them in this Schedule:

1.1                                               “AbbVie Know-How” means all Information (including Regulatory Documentation and Collaboration Know-How) Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Collaboration Agreement that is not generally known and is reasonably necessary or useful for the Exploitation of any Licensed Compound or Licensed Product, but excluding any Information to the extent covered or claimed by published AbbVie Patents. In any event, AbbVie Know-How includes the Development License Know-How.

1.2                                               “AbbVie Patents” means all of the Patents (including Collaboration Patents) Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Collaboration Agreement that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Exploitation of any Licensed Compound or Licensed Product. In any event, the AbbVie Patents include the Existing Patents and the Development License Patents (including, for clarity, all Patents related (i.e., pursuant to clauses (ii) through (v) of the definition of “Patents”) to any Existing Patent or Development License Patent).

1.3                                               “Accounting Standards” means United States Generally Accepted Accounting Principles (GAAP).

1.4                                               “Additional Indication” means, with respect to the Licensed Compounds and Licensed Products, each Indication other than the Lead Indication.

1.5                                               “Additional Study(ies)” has the meaning set forth in Section 3.8.1.

1.6                                               “Allowable Expenses” means the following expenses, to the extent incurred and reasonable, without any duplication, and specifically identifiable or reasonably allocable to the commercialization of a Net Profit/Loss Split Product, or the manufacture thereof for use in such commercialization:

(i)                                     Sales and Marketing Costs;

(ii)                                  Distribution Costs;

(iii)                               Manufacturing Costs for sale or distribution (including samples);

(iv)                              Regulatory Expenses that are specifically identifiable or reasonably allocable to the Exploitation and pharmacovigilance and safety expenses;

(v)                                 Development Costs after First Commercial Sale, including Phase IV Costs or new tests of studies for Additional Indications, or formulations;

(vi)                              Medical Affairs Costs;

(vii)                           costs associated with patient assistance programs;

(viii)                        Patent Costs;

(ix)                              Trademark Costs;

(x)                                 product liability insurance in the event the Parties obtain a joint policy;

(xi)                              Third Party Payments;

(xii)                           costs associated with recall or withdrawal;

*** Confidential material redacted and filed separately with the Commission.

(xiii)                        Losses incurred in connection with Third Party Claims specifically identifiable or reasonably allocable to the commercialization or the manufacture in support of such commercialization; and

(xiv)                       any other costs and expense of Receptos (if applicable) or AbbVie or their respective Affiliates and Sublicensees specifically identifiable and reasonably allocable to commercialization.

1.7                                               “Biosimilar Product” means (i) a biologic product that comprises the same *** a Licensed Product and any related formulations thereof; (ii) a biologic product that comprises *** that is a Licensed Product and any related formulations thereof, so as to permit the biosimilar applicant to rely for approval on certain existing scientific knowledge about the safety and efficacy of the *** that is a Licensed Product, and the various related formulations thereof, whereby the biologic product may be approved anywhere in the world via an abbreviated regulatory pathway or marketed as a biosimilar, biogenetic, interchangeable, subsequent entry biologic, follow-on biologic, or any such term used to describe a biologic product that purports to be comparable to any *** that is a Licensed Product; or (iii) a biologic product that but for a license granted by AbbVie covering such biologic product (without limiting any provisions of the Collaboration Agreement), the researching, Developing, making, having made, using, selling, offering for sale, importing and otherwise exploiting such biologic product would infringe one or more claims of patents claiming or covering any Licensed Product. The Parties acknowledge and agree that the term “Biosimilar Product” shall not include (A) a Licensed Product pursuant to the Collaboration Agreement or (B) those biologic products described in (i) or (ii) above with respect to which AbbVie grants a license to a Third Party (without limiting any provisions of the Collaboration Agreement), so as to prevent such biologic product from infringing one or more claims of patents on any Licensed Product.

1.8                                               “Collaboration Development Plan and Budget” means a Development plan setting forth in reasonable detail specific clinical studies and other Development activities to be performed by a Party with respect to a Licensed Compound or Licensed Product with respect to a specific Indication and the budget for such Development activities.

1.9                                                   “Collaboration Intellectual Property Rights” has the meaning set forth in Section 7.1.1.

1.10                                        “Collaboration Know-How” has the meaning set forth in Section 7.1.1.

1.11                                        “Collaboration Patents” has the meaning set forth in Section 7.1.1.

1.12                                        “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound as the sole active Antibody (as defined in Schedule 3.3.3) ingredient together with one or more other active non-Antibody ingredients and is sold either as a fixed dose or as separate doses as one (1) product.

1.13                                        “Commercialization Overrun” has the meaning set forth in Section 6.4.2.

1.14                                        “Co-Promotion Agreement” has the meaning set forth in Section 4.7.3.

1.15                                        “Co-Promotion Option” has the meaning set forth in Section 4.7.1.

1.16                                        “Co-Promotion Period” means, on a Co-Promotion Product-by-Co-Promotion Product basis, that period commencing on the effective date of the Co-Promotion Agreement and ending on the first date on which Receptos’ co-promotion rights with respect to the Co-Promotion Product terminates pursuant to the Collaboration Agreement or the Co-Promotion Agreement.

1.17                                        “Co-Promotion Product” has the meaning set forth in Section 4.7.1.

1.18                                        “Co-Promotion Territory” means the United States, to the extent Receptos and AbbVie enter into a Co-Promotion Agreement for a Co-Promotion Product.

1.19                                        “Detail” means, with respect to a Co-Promotion Product in the Co-Promotion Territory, a face-to-face contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a primary position detail (as defined in the Co-Promotion Agreement) or a secondary position detail (as defined in the Co-Promotion Agreement) is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with the Co-Promotion Agreement; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and the Collaboration Agreement. When used as a verb, “Detail” means to engage in a Detail.

1.20                                        “Development Costs” means the FTE Costs incurred, and the direct out-of-pocket costs recorded as an expense in accordance with Accounting Standards, by or on behalf of a Party or any of its Affiliates after the effective date and during the term of the Collaboration Agreement that are specifically identifiable or reasonably allocable to Development activities in accordance with the applicable Collaboration Development Plan and Budget. Except as provided in (v) below, Development Costs shall be limited to Development activities that are specifically identified in the applicable Collaboration Development Plan and Budget; provided, however, that such costs shall be included in “Development Costs” only to the extent less than or equal to the amounts set forth in the applicable Collaboration Development Plan and Budget (subject to permitted overruns as provided in Section 3.4.4). Subject to the foregoing, Development Costs shall include such costs in connection with the following activities, as applicable:

(i)                                pre-clinical and non-clinical activities such as toxicology and formulation Development, test method Development, stability testing, quality assurance, quality control Development. and statistical analysis;

(ii)                             clinical studies for a Licensed Compound or Licensed Product, including (A) the preparation for and conduct of clinical trials; (B) data collection and analysis and report writing; (C) clinical laboratory work; (D) regulatory activities in direct connection with such studies, including adverse event recordation and reporting, but not including regulatory activities relating generally to a Licensed Compound or Licensed Product and not directly related to such studies, such as regulatory activities relating to Drug Approval Applications, other than as set forth in clause (iii); and (E) advisory meetings in connection with a Licensed Compound or Licensed Product;

(iii)                          the preparation of a regulatory dossier to the extent necessary to obtain any Regulatory Approval for a Licensed Product in the Territory and filing fees in connection with the filing of applications for Regulatory Approvals;

(iv)                         Manufacturing Costs for (x) a Licensed Compound or Licensed Product (or any component thereof) for use in clinical studies or other Development activities for such Licensed Compound or Licensed Product; (y) the manufacture, purchase or packaging of comparators or placebo for use in clinical studies for a Licensed Compound or Licensed Product (with the manufacturing costs for comparators or placebo to be determined in the same manner as Manufacturing Costs are determined for such Licensed Compound or Licensed Product); and (z) costs and expenses of disposal of drugs and other supplies used in such clinical studies or other Development activities;

(v)                            Losses incurred in connection with Third Party Claims to the extent such Losses are to be included in Development Costs in accordance with the indemnification provisions; and

(vi)                          Costs for the Development of the manufacturing process for a Licensed Compound or Licensed Product, scale-up, manufacturing process validation, including validation batches, manufacturing improvements, and qualification and validation of Third Party contract manufacturers.

1.21                                        “Distribution Costs” means, to the extent not included in a Party’s Manufacturing Costs, the FTE Costs incurred, and the direct out-of-pocket costs recorded as an expense by a Party or any of its Affiliates after the effective date and during the term of and pursuant to the Collaboration Agreement (as agreed to by the Parties from time to time) that are specifically identifiable or reasonably allocable to the commercial distribution of a Net Profit/Loss Split Product to a Third Party, including:

(i)                                 handling and transportation to fulfill orders (excluding such costs, if any, treated as a deduction in the definition of Net Sales);

(ii)                             customer services, including order entry, billing and adjustments, inquiry and credit and collection; and

(iii)                           direct cost of storage and distribution.

The Parties may, if appropriate, agree that Distribution Costs be determined on the basis of a specified annual charge or as a percentage of Net Sales.

1.22                                        “Field” means treatment, diagnosis, prediction, detection and/or prevention of any disease, disorder, state, condition and/or malady in humans and animals.

1.23                                        “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

*** Confidential material redacted and filed separately with the Commission.

1.24                                        “FTE” means the equivalent of the work of one (1) employee full time for one (1) Calendar Year (consisting of at least a total of *** per Calendar Year) of work directly related to the Development, commercialization or manufacturing of a Licensed Compound or Licensed Product. Any person who devotes less than *** per Calendar Year (or such other number as may be agreed by the JDC or JCC, as applicable) shall be treated as an FTE on a pro rata basis based upon the actual number of hours worked divided by ***.

1.25                                        “FTE Costs” means, with respect to a Party for any period, the applicable FTE Rate multiplied by the applicable number of FTEs of such Party performing Development, commercialization or manufacturing activities during such period in accordance with the applicable Collaboration Development Plan and Budget or U.S. Commercialization Plan, as applicable.

1.26                                        “FTE Rate” means ***, as customarily used by a Party in determining the fully absorbed cost of a full-time employee in the applicable functional area. Such rates shall be adjusted annually for inflation, with each annual adjustment effective as of January 1 of each Calendar Year. The Parties shall include in the definitive Collaboration Agreement the date of the first such annual adjustment and the method for calculating such annual adjustment.

1.27                                        “Indication” means a separate and distinct type of immunological or other disease or medical condition in humans and animals: (a) which a Licensed Compound or Licensed Product is intended to treat, prevent or diagnose as evidenced by a clinical trial; or (b) for which a Licensed Compound or Licensed Product has received Regulatory Approval, meaning that such Indication is contained in the Licensed Product’s labeling approved by a Regulatory Authority as part of the Regulatory Approval for such Licensed Product. The Parties agree that: (i) prevention of a disease or medical condition shall not be a separate indication from treatment of the same disease or medical condition; (ii) the treatment and prevention of separate varieties of the same disease or medical condition shall not be a separate indication; and (iii) the treatment or prevention of the same disease or medical condition in a different population shall not be a separate indication (e.g., adult and pediatric).

1.28                                        “Major EU Market” means Germany, United Kingdom, Italy, France and Spain.

1.29                                        “Manufacturing Cost” has the meaning set forth in Schedule 1.21.

1.30                                        “Medical Affairs Activities” means, with respect to any country or other jurisdiction in the Territory, the coordination of medical information requests and field based medical scientific liaisons with respect to Licensed Compounds or Licensed Products, including activities of medical scientific liaisons and the provision of medical information services with respect to a Licensed Compound or Licensed Product.

1.31                                        “Medical Affairs Costs” means those FTE Costs incurred and the direct out-of-pocket costs, including costs for independent contractors engaged as permitted under the Collaboration Agreement, incurred by a Party or any of its Affiliates in accordance with Accounting Standards after the effective date and during the term of and pursuant to the Collaboration Agreement that are specifically identifiable or reasonably allocable to Medical Affairs Activities with respect to any Net Profit/Loss Split Product.

1.32                                        “Net Profits” and, with correlative meaning, “Net Losses”, means Net Sales of the Net Profit/Loss Split Products less Allowable Expenses (in each case, to the extent not already deducted from Net Sales).

1.33                                        “Net Profit/Loss Split Product” means the Licensed Product in the United States for the term of the Collaboration Agreement.

1.34                                        “Net Profit/Loss Split Territory” means the United States.

1.35                                        “Net Sales” means, with respect to a Licensed Product for any period, the total amount billed or invoiced on sales of such Licensed Product during such period by AbbVie, its Affiliates, or Sublicensees in the applicable countries or jurisdictions in the Territory to Third Parties (including wholesalers or Distributors), in bona fide arm’s length transactions, less the following deductions, in each case related specifically to such sales of such Licensed Product during such period and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to AbbVie, its Affiliates, or Sublicensees:

(i)                               trade, cash and quantity discounts;

(ii)                                  price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities or other payees;

*** Confidential material redacted and filed separately with the Commission.

(iii)                               taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(iv)                              amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;

(v)                                 the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers and/or Medicare Prescription Drug Plans relating to such Licensed Product;

(vi)                              any consideration actually paid or payable for any Delivery System related to a billed or invoiced sale of such Licensed Product, where for purposes of this Net Sales definition, a “Delivery System” means any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of such Licensed Product;

(vii)                             any invoiced amounts from a prior period which are not collected and are written off by AbbVie or its Affiliates, including bad debts;

(viii)                        that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of the Licensed Products;

(ix)                              freight, insurance, import/export, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Product; and

(x)                                 any other similar and customary deductions that are consistent with Accounting Standards.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall include the amount or fair market value of all other consideration received by AbbVie, its Affiliates or Sublicensees in respect of the Licensed Product, whether such consideration is in cash, payment in kind, exchange or other form. Net sales shall not include sales between or among AbbVie, its Affiliates, or Sublicensees.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of AbbVie, its Affiliates, or Sublicensees, which must be in accordance with Accounting Standards.

If a Combination Product is sold in the Royalty Territory, the Net Sales for such Combination Product will be calculated as follows:

(i)                                If the selling Party, its Affiliate, or Sublicensee separately sells in such country, (x) a product containing as its sole active ingredient a Licensed Compound contained in such Combination Product (the “Mono Product”) and (y) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

(ii)                                  If the selling Party, its Affiliate, or Sublicensee separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

(iii)                               If the selling Party, its Affiliates, and Sublicensees do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

If the selling Party, its Affiliates, and Sublicensees do not separately sell in such country both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by the Parties ***.

1.36                                        “Opt-Out Option” has the meaning set forth in Section 3.8.2.

1.37                                        “Patent Costs” means those FTE Costs of in-house legal counsel and related personnel incurred and the direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates in accordance with Accounting Standards after the effective date, during the term of and pursuant to the Collaboration Agreement, (i) in connection with the prosecution and maintenance of rights, including costs of patent interference, opposition, reissue, or re-examination proceedings and filing and registration fees with respect to the Receptos Patents or AbbVie Patents, in each case to the extent that they claim the composition of matter, article of manufacture, method of use or method of manufacture of a Net Profit/Loss Split Product, and (ii) the costs of litigation (enforcement or defense) or other proceedings, under the Receptos Patents or AbbVie Patents, in each case only to the extent related to a Net Profit/Loss Split Product and not reimbursed by a Third Party.

1.38                                        “Patents” means (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.39                                        “Phase IV Costs” means those FTE Costs incurred and the direct out-of-pocket costs recorded as an expense in accordance with Accounting Standards by or on behalf of a Party or any of its Affiliates after the effective date, during the term of and pursuant to the Collaboration Agreement, that are specifically identifiable or reasonably allocable to Phase IV Studies, wherever conducted, of a Net Profit/Loss Split Product in support of commercialization thereof. Phase IV Costs shall include (i) costs in connection with the preparation for, or conduct of, Phase IV Studies, data collection and analysis and report writing, and clinical laboratory work, (ii) related Regulatory Expenses, and (iii) related Manufacturing Costs.

1.40                                        “Phase IV Study” means a post-marketing human clinical study for a Licensed Product with respect to any Indication with respect to which Regulatory Approval has been received or for a use that is the subject of an investigator-initiated study program.

1.41                                        “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.42                                        “Product Trademarks” means the Trademark(s) to be used by AbbVie or its Affiliates or its or their respective Sublicensees for the commercialization of Licensed Products in the Territory and any registrations thereof or any pending applications relating thereto in the Territory (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.43                                        “Receptos Know-How” means all Information (including Regulatory Data) Controlled by Receptos or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Collaboration Agreement that is not generally known and is reasonably necessary or useful for the Exploitation of any Licensed Compound or Licensed Product, but excluding any Information to the extent covered or claimed by published Receptos Patents.

1.44                                        “Receptos Patents” means all of the Patents Controlled by Receptos or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Collaboration Agreement that are reasonably necessary or useful (or, with respect to Patent applications, would be reasonably necessary or useful if such Patent applications were to issue as Patents) for the Exploitation of any Licensed Compound or Licensed Product.

1.45                                        “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Compound or Licensed Product in such country or other jurisdiction, including, where applicable, (i) pricing or reimbursement approval in such country or other jurisdiction, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), and (iii) approval of product labeling.

1.46                                        “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in the Collaboration Agreement, including the Exploitation of Licensed Compound or Licensed Products in the Territory.

1.47                                        “Regulatory Documentation” means all (i) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (iii) clinical data and data contained or relied upon in any of the foregoing, in each case ((i), (ii), and (iii)) relating to a Licensed Compound or Licensed Product.

1.48                                        “Regulatory Expenses” means those FTE Costs incurred and the direct out-of-pocket costs (including filing, user, maintenance and other fees paid to Regulatory Authorities) recorded as an expense in accordance with Accounting Standards by or on behalf of AbbVie or any of its Affiliates after the effective date, during the term of and pursuant to the Collaboration Agreement, that are specifically identifiable or reasonably allocable to the preparation of regulatory submissions for, and the obtaining and maintenance of Regulatory Approval of, any Net Profit/Loss Split Product, including compliance with Regulatory Approvals and requirements of such Regulatory Authorities, adverse event recordation and reporting and regulatory affairs activities.

1.49                                        “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Royalty Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the later to occur of: (i) the expiration, invalidation or abandonment date of the last Receptos Patent or AbbVie Patent that includes a Valid Claim that covers the manufacture, use or sale of such Licensed Product in such country or other jurisdiction; and (ii) the twelve year six month anniversary of the First Commercial Sale of such Licensed Product in such country or other jurisdiction.

1.50                                        “Royalty Territory” means the entire world other than the Net Profit/Loss Split Territory.

1.51                                        “Sales and Marketing Costs” means those FTE Costs incurred and the direct out-of-pocket costs, including costs for independent contractors engaged as permitted under the Collaboration Agreement, recorded as an expense by a Party or any of its Affiliates in accordance with Accounting Standards, after the effective date, during the term of and pursuant to the Collaboration Agreement that are specifically identifiable or reasonably allocable to the sales and marketing of a Net Profit/Loss Split Product. Sales and Marketing Costs shall include amounts paid by a Party to Third Parties that are specifically identifiable to the commercialization of a Net Profit/Loss Split Product by such Third Party, but excluding any Third Party Payments. Subject to the foregoing, Sales and Marketing Costs include costs incurred in connection with the following activities (but in each case only to the extent specifically identifiable or reasonably allocable to the sales and marketing of a Net Profit/Loss Split Product):

(i)                                     activities directed to the advertising and marketing of a Net Profit/Loss Split Product, including the use of a Party’s global marketing personnel or marketing personnel specifically allocated to countries in the Net Profit/Loss Split Territory;

(ii)                              launch meetings;

(iii)                               advertising and public relations agencies, including development and distribution of selling and advertising and promotional materials relating to the use of a Net Profit/Loss Split Product, field literature, direct-to-consumer advertising campaigns, media/journal advertising, distribution of such advertising and promotional materials by a Party to its sales force personnel, exhibiting at seminars and conventions, convention costs, and promotional premiums;

(iv)                              peer-to-peer activities such as lunch and dinner meetings;

(v)                                 speakers programs, including training of such speakers;

(vi)                              developing, obtaining, and providing training packages for a Net Profit/Loss Split Product, promotional literature, promotional materials, and other selling materials, including shipment costs of the same to a Party’s central distribution facility and from a Party’s central distribution facility to its sales force personnel;

*** Confidential material redacted and filed separately with the Commission.

(vii)                           transporting, housing and maintaining sales representatives for training and the costs of all training materials used for such purpose;

(viii)                        developing and performing market research;

(ix)                              developing reimbursement programs;

(x)                                 developing information and data specifically intended for national accounts, managed care organizations, governmental agencies (e.g., federal, state and local), and other group purchasing organizations, including pull-through activities;

(xi)                              selling by Third Party independent contractors engaged by either Party as permitted by the Collaboration Agreement;

(xii)                           promotion by salesforce of either Party at a rate to be set forth in the Co-Promotion Agreement;

(xiii)                        operation and maintenance of the sales representatives that promote a Net Profit/Loss Split Product, sales bulletins and other communications, sales meetings, specialty sales forces, call reporting and other monitoring/tracking costs, district and regional sales management, home office personnel who support the sales force, development and copying of training, motivational and communications materials relating to a Net Profit/Loss Split Product, and other services ancillary to the foregoing (to the extent not otherwise falling within clause (vii) above);

(xiv)                       call center set-up, maintenance and operation for personnel used in connection therewith; and

(xv)                          establishing and conducting one or more training facilities for potential users of Net Profit/Loss Split Product, including trainer costs, facility costs, supplies and user costs.

Sales and Marketing Costs shall include costs of such activities that are incurred at any time after the effective date and during the term of the Collaboration Agreement (including prior to Regulatory Approval).

1.52                                        “Sublicensee” means a Person, other than an Affiliate or a Distributor, that is granted a sublicense by a Party pursuant to the terms of the Collaboration Agreement. For clarity, any grant of license (versus sublicense) rights by AbbVie or its Affiliates to any Person, other than an Affiliate or a Distributor, with respect to Licensed Compound or Licensed Product shall, for purposes of this Agreement, be deemed a sublicense.

1.53                                        “Territory” means the entire world.

1.54                                        “Third Party Payments” means, to the extent attributable to Licensed Products, all upfront payments, milestone payments, royalties, and other amounts paid to a Third Party pursuant to an agreement with a Third Party that AbbVie or Receptos or any of their respective Affiliate(s) or Sublicensees enter into in order to obtain a license or right under a Patent or intellectual property right owned or controlled by such Third Party in order to Exploit a Licensed Product. ***.

1.55                                        “Trademark” means any word, name, symbol, color, designation or device or any combination thereof that functions as a source identifier, including any trademark, trade dress, brand mark, service mark, trade name, brand name, logo or business symbol, whether or not registered.

1.56                                        “Trademark Costs” means those FTE Costs of in-house legal counsel and related personnel incurred and the direct out-of-pocket costs (including the reasonable fees and expenses paid to outside counsel and other Third Parties, and filing and maintenance fees paid to governmental authorities) recorded as an expense by a Party or any of its Affiliates in accordance with Accounting Standards, after the effective date, during the term of and pursuant to the Collaboration Agreement, (i) in connection with the prosecution and maintenance of rights, including filing and registration fees with respect to the Trademark(s) for the a Net Profit/Loss Split Product, and (ii) the costs of litigation (enforcement or defense) or other proceedings, under the Trademark(s) for a Net Profit/Loss Split Product, only to the extent not reimbursed by a Third Party.

1.57                                        “Valid Claim” means a claim of any issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

*** Confidential material redacted and filed separately with the Commission.

ARTICLE 2

COLLABORATION MANAGEMENT

2.1                                               Joint Steering Committee.

2.1.1                                             Formation. As soon as practical after the effective date, but no later than *** days, the Parties shall establish a joint steering committee (the “Joint Steering Committee” or “JSC”), which shall (i) oversee the Development, commercialization, and other Exploitation of the Licensed Compound or Licensed Product in the Territory, (ii) resolve Disputes that may arise in the JDC or the JCC, (iii) coordinate the Parties’ activities under the Collaboration Agreement, including oversight of the JDC and the JCC, and (iv) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of the Collaboration Agreement. The JSC shall consist of *** representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC. From time to time, each Party may substitute one or more of its representatives to the JSC on written notice to the other Party. The JSC shall be chaired on an annual rotating basis by a representative of either AbbVie or Receptos, as applicable, on the Joint Steering Committee, with AbbVie providing the first such chairperson. The chairperson shall appoint a secretary of the Joint Steering Committee, who shall be a representative of the other Party and who shall serve for the same annual term as such chairperson.

2.2                                            Joint Development Committee.

2.2.1                                             Formation. As soon as practical after the effective date, but no later than *** days, the Parties shall establish a joint development committee (the “Joint Development Committee” or “JDC”). The JDC shall consist of *** representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JDC. From time to time, each Party may substitute one or more of its representatives to the JDC on written notice to the other Party. The JDC shall be chaired on an annual rotating basis by a representative of either AbbVie or Receptos, as applicable, on the JDC, with Receptos providing the first such chairperson.

2.2.2                                             Specific Responsibilities. The JDC shall develop the strategies for and oversee the Development of the Licensed Compounds or Licensed Products in the Territory, and shall serve as a forum for the coordination of Development activities for the Licensed Compounds or Licensed Products for the Territory. In particular, the JDC shall:

(i)                                     periodically *** review and serve as a forum for discussing each Collaboration Development Plan and Budget, and review and approve amendments thereto, including any material amendment;

(ii)                                  oversee the conduct of Development activities under each Collaboration Development Plan and Budget;

(iii)                               serve as a forum for discussing and coordinating strategies for obtaining Regulatory Approvals for the Licensed Products in the Territory;

(iv)                              establish secure access methods (such as secure databases) for each Party to access Regulatory Documentation and other JDC related Information as contemplated under the Collaboration Agreement; and

(v)                                 perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of the Collaboration Agreement.

2.2.3                     Disbandment. Upon Regulatory Approval of the last Licensed Product developed pursuant to a Collaboration Development Plan and Budget, unless otherwise mutually agreed in writing, the JDC shall have no further responsibilities or authority under the Collaboration Agreement and shall be considered dissolved by the Parties.

2.3                               Joint Commercialization Committee.

2.3.1                                             Formation. At least *** months prior to the anticipated date of First Commercial Sale of a Net Profit/Loss Split Product, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or “JCC”). The JCC shall consist of ***  representatives from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JCC. From time to time, each Party

*** Confidential material redacted and filed separately with the Commission.

may substitute one or more of its representatives to the JCC on written notice to the other Party. AbbVie shall select from its representatives the chairperson for the JCC. From time to time, AbbVie may change the representative who shall serve as chairperson on written notice to Receptos.

2.3.2                                             Specific Responsibilities. The JCC shall develop the strategies for and oversee the commercialization of Net Profit/Loss Split Products. In particular, the JCC shall:

(i)                                 establish a strategy for the commercialization of Net Profit/Loss Split Products;

(ii)                                  periodically *** review and serve as a forum for discussing the U.S. Commercialization Plan and review and approve amendments thereto;

(iii)                               oversee at a high level all commercialization activities for Net Profit/Loss Split Products;

(iv)                              resolve any disputes regarding whether any proposed Phase IV Studies or proposed regulatory action could have a material adverse effect, in each case for Net Profit/Loss Split Products;

(v)                                 review and approve the manner in which the Markings are to be presented on promotional materials, packaging, and product labeling for Net Profit/Loss Split Products;

(vi)                              serve as a forum for the coordination of AbbVie’s global marketing and branding efforts; and

(vii)                           perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of the Collaboration Agreement.

2.4                                               General Provisions Applicable to Joint Committees.

2.4.1                                             Meetings and Minutes. The JSC shall meet *** and the JDC and the JCC shall meet ***, or in each case as otherwise agreed to by the Parties, with the location of such meetings alternating between locations designated by Receptos and locations designated by AbbVie. The chairperson of the applicable Joint Committee shall be responsible for calling meetings on no less than *** Business Days’ notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least *** Business Days in advance of the applicable meeting. The chairperson of the Joint Committee shall prepare and circulate for review and approval of the Parties minutes of each meeting within *** days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the Joint Committee.

2.4.2                                             Procedural Rules. Each Joint Committee shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with the Collaboration Agreement. A quorum of the Joint Committee shall exist whenever there is present at a meeting at least *** representative appointed by each Party. Representatives of the Parties on a Joint Committee may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. Each Joint Committee shall take action by unanimous agreement of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least *** representative appointed by each Party. Employees or consultants of either Party that are not representatives of the Parties on a Joint Committee may attend meetings of such Joint Committee; provided, however, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the Joint Committee, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in the confidentiality provisions of the Collaboration Agreement.

2.4.3                                             Dispute Resolution. If a Joint Committee (other than the JSC) cannot, or does not, reach unanimous agreement on an issue at a meeting or within a period of *** Business Days thereafter or such other period as the Parties may agree, then the dispute shall be referred to the JSC for resolution and a special meeting of the JSC may be called for such purpose. If the JSC cannot, or does not, reach unanimous agreement on an issue, including any dispute arising in another Joint Committee, then the dispute shall first be referred to the Senior Officers of the Parties, who shall confer in good faith on the resolution of the issue. Any final decision mutually agreed to by the Senior Officers shall be conclusive and binding on the Parties. If the Senior Officers are not able to agree on the resolution of any such issue within *** days after such issue was first referred to them, then, such dispute shall be stayed until such time as the Parties are able to mutually agree on resolution; provided, however, any dispute expressly set forth below shall be finally and definitively resolved by:

*** Confidential material redacted and filed separately with the Commission.

(i)                                 for commercialization of any Licensed Product outside of the United States, AbbVie shall have final decision making authority; provided, however, that AbbVie shall not have final decision making authority (i. e., Receptos agreement required) for any matter that would reasonably be expected to (a) have a material adverse effect on commercialization of any Licensed Product in the United States or (b) require approval of, or any amendment to, the U.S. Commercialization Plan; and

(ii)                                  for operational decision-making with respect to commercialization in the United States (e.g., managed care, product positioning, and number of sales representatives), the Parties shall agree to a split of such responsibility in a manner intended to provide the Parties with a check-and-balance arrangement in the definitive Collaboration Agreement;

provided, further, that no Party may exercise final decision making authority in a manner (w) that is inconsistent with the terms and conditions of the Collaboration Agreement, (x) that unilaterally requires the other Party to undertake activities that the other Party has not agreed to perform, (y) that causes the other Party to spend more than *** percent *** in excess of any approved budget per Calendar Year, or (z) to unilaterally resolve disputes with respect to alleged breaches of the Collaboration Agreement or to address any situation in which such Party has a material conflict of interest with respect to non-Collaboration Agreement activities.

Disputes arising between the Parties in connection with or relating to the Collaboration Agreement or any document or instrument delivered in connection herewith, and that are outside of the jurisdiction of the JSC, shall be resolved pursuant to the governing law and dispute resolution provisions set forth in the Development License and Option Agreement.

2.4.4                                             Limitations on Authority. Each Party shall retain the rights, powers, and discretion granted to it under the Collaboration Agreement and no such rights, powers, or discretion shall be delegated to or vested in a Joint Committee unless such delegation or vesting of rights is expressly provided for in the Collaboration Agreement or the Parties expressly so agree in writing. No Joint Committee shall have the power to amend, modify, or waive compliance with the Collaboration Agreement, which may only be amended, modified, waived pursuant to the provisions set forth in the ARTICLE 13 (Miscellaneous).

2.4.5                                             Alliance Manager. Each Party shall appoint a person(s) who shall oversee contact between the Parties for all matters between meetings of each Joint Committee and shall have such other responsibilities as the Parties may agree in writing after the effective date. Each Party may replace its alliance manager at any time by notice in writing to the other Party.

2.5                                               Expenses. Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, a Joint Committee.

ARTICLE 3

DEVELOPMENT AND REGULATORY

3.1                                               Joint Development Activities for Lead Indication.

3.1.1                                             Collaboration Development Plan and Budget. A Collaboration Development Plan and Budget for the joint program of Development with respect to ABT-308 for the Lead Indication, which plan shall assign responsibility between the Parties based on capabilities, familiarity and experience with respect to ABT-308 for the Lead Indication, shall be attached as a schedule to the Collaboration Agreement. The Parties shall conduct the Development activities in accordance with the terms and conditions of the Collaboration Agreement and the applicable Collaboration Development Plan and Budget.

3.1.2                                             New Plans; Updates; Amendments. Without limiting the provisions of Section 3.8, the JDC may from time to time consider and approve by unanimous agreement Collaboration Development Plans and Budgets for new Licensed Products and/or Indications and related Development activities. The JDC shall also review each Collaboration Development Plan and Budget covering Development activities at least annually for the purpose of considering appropriate amendments thereto. The JDC shall manage the proposed updating and/or amending of each Collaboration Development Plan and Budget in a manner designed to have an initial draft for the following Calendar Year prepared by July 31st of the then-current Calendar Year for review and input and to obtain JDC approval no later than September 30th of the then-current Calendar Year. In addition, either Party, through its representatives on the JDC, may propose amendments to any Collaboration Development Plan and Budget for Development activities at any time. As part of the process of amending each Collaboration Development Plan and Budget, the Parties shall determine the internal personnel and other resources and out-of-pocket expenditures required for the Development activities for the applicable Calendar Year and for each Calendar Quarter within such Calendar Year. All internal personnel and resources shall be expressed in terms of FTEs and the budgeted cost shall be calculated using the relevant FTE Rates.

*** Confidential material redacted and filed separately with the Commission.

3.1.3                                             Diligence. Each Party shall use Commercially Reasonable Efforts to perform the responsibilities assigned to it under a Collaboration Development Plan and Budget for Development activities in accordance with the budget set forth therein.

3.2                                               Pre-Clinical and Clinical Supply of Licensed Compounds or Licensed Products; Subcontracting. The Collaboration Agreement shall account for the supply and manufacture of pre-clinical and clinical supply of Licensed Compounds and Licensed Products as well as general rights of a party to subcontract any of its Development activities under a Collaboration Development Plan and Budget; provided, however, that AbbVie will be responsible for such supply and manufacture unless and until such responsibilities are transferred to a mutually acceptable successor (such transfer costs shall be considered a Development Expense).

3.3                                               Supply of Technology for Development Purposes. The Collaboration Agreement shall provide for transfer between the Parties, as appropriate, of appropriate cell lines and other materials for use by the recipient in researching, Developing and manufacturing any Licensed Product in accordance with the Collaboration Development Plan and Budget.

3.4                                               Development Costs.

3.4.1                                             Development Costs Relating to Development Activities. Subject to a Party’s Opt-Out Option pursuant to Section 3.8.2, each Party shall bear fifty percent (50%) of all Development Costs incurred in connection with the performance of Development activities in accordance with the applicable Collaboration Development Plan and Budget, unless otherwise agreed by the Parties and set forth in the applicable Collaboration Development Plan and Budget or pursuant to the provisions of Section 3.8. The Parties hereby agree that the total amount for the Development Costs shall be as set forth in the applicable Collaboration Development Plan and Budget (i.e., for ABT-308 in the Lead Indication and any other Licensed Compound or Indication), unless otherwise agreed by the Parties.

3.4.2                                             FTE Costs. Each Party shall record and account for its FTE Costs and its out-of-pocket costs for the Development activities and shall report such costs to the JDC on a Calendar Quarter basis, in each case, in a manner that allocates costs to the extent possible to a specific activity in the applicable Collaboration Development Plan and Budget. Out-of-pocket costs allocable to Development Costs, but otherwise included within FTE Costs, shall not be charged separately as Development Costs.

3.4.3                                             Reports. Each Party shall report to the other Party, within *** days after the end of each Calendar Quarter, the Development Costs incurred by such Party during such Calendar Quarter. Such report shall specify in reasonable detail all amounts included in such Development Costs during such Calendar Quarter (broken down by activity). Each such report shall enable the receiving Party to compare the reported costs against the applicable Collaboration Development Plan and Budget, on both a Calendar Quarter basis and a cumulative basis for each activity. The Parties shall seek to resolve any questions related to such accounting statements within ***  days following receipt by each Party of the other Party’s report hereunder.

3.4.4                                             Cost Overruns for Development Activities.

(i)                                 Each Party shall promptly inform the other Party upon such Party determining that it is likely to overspend or underspend by more than *** percent ***  its respective aggregate budgeted costs and expenses for Development activities, as the case may be, set forth in each applicable Collaboration Development Plan and Budget.

(ii)                                  The portion of any overspend that is less than or equal to *** percent (***) of a Party’s respective aggregate budgeted costs and expenses for Development activities, as the case may be, set forth in an applicable Collaboration Development Plan and Budget shall be included in Development Costs (as if such overspend had been included in amounts contained in the applicable Collaboration Development Plan and Budget), unless any such overspend was not reasonable or was within the control of the applicable Party but such Party did not use reasonable efforts to control such overspend.

(iii)                               If a Party exceeds its aggregate budgeted costs and expenses by more than *** percent (***), the Party that has so exceeded its budget shall provide to the JDC a full explanation for exceeding such aggregate budgeted costs under the applicable Collaboration Development Plan and Budget. If and to the extent that any such overspend in excess of *** percent (***) was outside the reasonable control of the applicable Party, then provided that the applicable Party has promptly notified the other Party of such overspend and used reasonable efforts to mitigate the size of such overspend, such overspend shall be included in Development Costs.

*** Confidential material redacted and filed separately with the Commission.

(iv)                              To the extent that any overspend is not included in Development Costs as provided in clause (ii) or clause (iii) above, the Party that has exceeded its budget shall be solely responsible for the overspend.

3.4.5                                        Payments. Development Costs initially shall be borne by the Party incurring the cost or expense and thereafter shall be subject to reimbursement, if applicable, in accordance with this Article. Within *** days after the end of each Calendar Quarter or, for the last Calendar Quarter of any Calendar Year, within *** days after the end of such Calendar Year, the Party that has paid less than its share of Development Costs during such Calendar Quarter shall make reconciling payments to the other Party to achieve the appropriate allocation of Development Costs above.

3.5                                               Regulatory Matters. Except to the extent that AbbVie has exercised an Opt-Out Option, AbbVie shall own and be the sponsor of INDs, BLAs and other regulatory filings for any Licensed Product in the Field, and be responsible (at the expense of the collaboration as Development Costs) for related interactions with Regulatory Authorities; provided, however, that Receptos would have the right, in its discretion, to (i) be an observer in any meetings or telephone conferences, (ii) participate in any material activities in preparation for such meetings or telephone conferences, (iii) receive copies of any correspondence with any Regulatory Authorities, and (iv) receive drafts, in advance of finalizing, of any correspondence from AbbVie to any Regulatory Authority and to comment on such drafts (and AbbVie shall consider in good faith any reasonable comments of Receptos).

3.6                                               Compliance. Each Party shall perform or cause to be performed any and all of its Development activities in good scientific manner, in compliance with the terms of this Agreement, and in compliance with all Applicable Law.

3.7                                               Records; Reports.

3.7.1                                       Each of Receptos and AbbVie shall, and shall ensure that its subcontractors, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its designated Development activities which shall record only such activities and shall not include or be commingled with records of activities outside the scope of the Collaboration Agreement. Such records shall be retained by Receptos or AbbVie, as the case may be, for at least *** years after the termination of the Collaboration Agreement, or for such longer period as may be required by Applicable Law.

3.7.2                                       Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy all records of the other Party maintained hereunder. The inspecting Party shall maintain such records and the information disclosed therein in confidence pursuant to the confidentiality provisions.

3.7.3                                       The JDC shall determine what reports shall be generated in respect of Development activities, including the content and timing thereof. The Parties shall promptly share all such reports with the JDC.

3.8                                               Development of Licensed Products and Additional Indications.

3.8.1                                       One Party (“Proposing Party”) may, through the JDC, provide the other Party (“Proposal Recipient”) with a written notice of its desire to perform an additional clinical study(ies) of any Licensed Product outside the Lead Indication (or a Licensed Product other than ABT-308 in the Lead Indication) (“Additional Study”). As part of its consideration of an Additional Study, the JDC shall review and consider a related Collaboration Development Plan and Budget with respect to such Additional Study. If the JDC approves the request, the costs incurred with respect thereto and pursuant to the approved Collaboration Development Plan and Budget at issue, as well as budgets for other Development related items (such as regulatory matters), would be split between the Parties, fifty percent (50%) to Receptos and fifty percent (50%) to AbbVie and the provisions of Section 3.4 shall apply. Any decision by the JDC or as applicable, the Senior Officers in the event of a dispute, to reject an Additional Study shall only be based upon the JDC’s (or Senior Officers’) good faith belief that the conduct of such Additional Study is more likely than not to result in a material harm to the ongoing or future development and/or commercialization of Licensed Product in those areas of the Field in which Licensed Product is currently being developed and/or commercialized (e.g., patient safety concerns) or as to which development is reasonably expected in the foreseeable future. For clarity, for JDC-approved Additional Studies proposed by Receptos, it is expected that Receptos shall have significant participation rights and responsibility for such Additional Studies [to be enumerated in the definitive agreement].

3.8.2                                       Notwithstanding the provisions of Section 3.8.1, a Proposal Recipient can elect, sufficiently in advance of the commencement of any Additional Study, to opt-out of payment responsibility with respect to such Additional Study as well as any further Exploitation activities with respect to the applicable

*** Confidential material redacted and filed separately with the Commission.

Licensed Product and Indication that is the subject of such Additional Study (an “Opt-Out Option”). With respect solely to the applicable Licensed Product and Indication that is the subject of the Additional Study for which the Proposal Recipient has exercised its Opt-Out Option, the following consequences ensue: (i) control over Exploitation shifts entirely to the Proposing Party, except to the extent that any proposed Exploitation would reasonably be expected to have a material adverse effect (including by way of example only and not to limit the foregoing, duplicative distribution, manufacturing or other similar matters) on any other Licensed Product (or other Indication if the Opt-Out Option relates to an Indication (vs. a Licensed Product), (ii) the Proposal Recipient shall not be entitled to a profit split with respect to such Licensed Product for the Indication at issue (and in the case of Receptos, a royalty with respect to such Licensed Product for the Indication at issue in the Royalty Territory as otherwise provided in the Collaboration Agreement) and, in lieu thereof, shall be entitled to receive a royalty pursuant to a schedule to be set forth in the Collaboration Agreement (reflecting a range of royalty rates depending upon the timing of exercise of any Opt-Out Option); (iii) the Proposing Party shall pursue differentiation where feasible (including, as applicable, vial size/dose, formulation, put-ups or trade-dress); and (iv) the Proposal Recipient shall have an opportunity to restore its status relative to the Licensed Product for the Indication at issue, no later than *** days after the first Regulatory Approval with respect thereto in the United States or the European Union, by paying all avoided costs plus a premium pursuant to a schedule to be set forth in the Collaboration Agreement (reflecting a range of premiums depending upon the timing of such payment). Notwithstanding any other provision in the Collaboration Agreement, in the event of the exercise of an Opt-Out Option, then all provisions of the Collaboration Agreement will be deemed modified to the extent reasonably appropriate to provide the Proposal Recipient with the rights and authority to exercise control over Exploitation as provided in the foregoing sentence.

ARTICLE 4

COMMERCIALIZATION

4.1                                               In General. Subject to the provisions of the Collaboration Agreement, AbbVie (itself or through its Affiliates or Sublicensees) shall have the sole right and shall use Commercially Reasonable Efforts to Commercialize Licensed Compounds and Licensed Products in the Territory at its own cost and expense (except as otherwise expressly set forth herein).

4.2                                               Commercialization Plan for the United States.

4.2.1                                     The commercialization of the Net Profit/Loss Split Products shall be conducted pursuant to a comprehensive multi-year plan and budget (the “U.S. Commercialization Plan”). At least ***  days prior to the earlier of the anticipated date of the First Commercial Sale of a Net Profit/Loss Split Product, AbbVie shall propose to the JCC the initial U.S. Commercialization Plan for JCC review and approval. Such plan shall allocate responsibility for such commercialization activities to the Parties, which activities shall, in the case of Detailing if a Co-Promotion Agreement is executed, be allocated to each Party in accordance with Section 4.7, and shall otherwise be allocated to AbbVie (unless the Parties otherwise agree).

4.2.2                                             The JCC shall review and consider approval of the U.S. Commercialization Plan within *** days after receipt and, thereafter, the JCC shall review and consider the U.S. Commercialization Plan at least annually, and shall make amendments thereto as applicable and if approved.

4.3                                               Statements and Compliance with Applicable Law. Each Party shall, and shall cause its Affiliates to, comply in all material respects with all Applicable Law with respect to the commercialization of Licensed Products.

4.4                                               Booking of Sales; Distribution. Except where AbbVie has exercised an Opt-Out Option and subject to the provisions of Section 3.8.2(i): (a) AbbVie shall have the sole right to invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products (including Co-Promotion Products) in the Territory and to perform or cause to be performed all related services; and (b) AbbVie shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products (including Co-Promotion Products) in the Territory.

4.5                                               Product Trademarks. Subject to the provisions of the Collaboration Agreement, AbbVie shall have the sole right to determine and own the Product Trademarks to be used with respect to the Exploitation of the Licensed Products on a worldwide basis. Receptos shall not, and shall not permit its Affiliates to, (i) use in their respective businesses outside of Licensed Products pursuant to the terms of the Collaboration Agreement, any Trademark that is confusingly similar to, misleading or deceptive with respect to or that dilutes any (or any part) of the Product Trademarks, and (ii) do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. Receptos agrees, and shall cause its Affiliates, to conform (A) to the customary industry standards for the protection of Product Trademarks for products and such guidelines of AbbVie with respect to manner of use (as provided in writing by AbbVie) of the Product Trademarks, and (B) to maintain the quality

*** Confidential material redacted and filed separately with the Commission.

standards of AbbVie with respect to the goods sold and services provided in connection with such Product Trademarks. Receptos shall not do any act which endangers, destroys, or similarly affects, in any material respect, the value of the goodwill pertaining to the Product Trademarks. Receptos shall not, and shall not permit its Affiliates to, attack, dispute, or contest the validity of or ownership of such Product Trademark anywhere in the Territory or any registrations issued or issuing with respect thereto.

4.6                                               Commercial Supply of Licensed Compound or Licensed Products. As between the Parties, AbbVie shall have the sole right, but not the obligation, to manufacture (or have manufactured) and supply the Licensed Compound and Licensed Products for commercial sale in the Territory by AbbVie and its Affiliates and Sublicensees (or, where AbbVie has exercised an Opt-Out Option and subject to the provisions of Section 3.8.2(i), Receptos and its Affiliates and Sublicensees). If AbbVie elects to exercise such right, then its Manufacturing Costs for commercial Net Profit/Loss Split Products shall be treated as Allowable Expenses (provided that, after AbbVie elects its commercial manufacturing rights, if AbbVie elects to move commercial manufacture and supply, then AbbVie will be responsible for transferring manufacturing and supply know-how and responsibilities to a mutually acceptable successor ***). If AbbVie elects not to exercise such right, then AbbVie will be responsible for transferring manufacturing and supply know-how and responsibilities to a mutually acceptable successor and the associated expenses related thereto shall be treated as Allowable Expenses.

4.7                                               Co-Promotion Option.

4.7.1                        Option. Without limitation to AbbVie’s rights under Section 5.2, Receptos shall have the non-exclusive right (the “Co-Promotion Option”) to elect to assume fifty percent (50%) of the co-promotion effort for the Licensed Product in the United States (the “Co-Promotion Product”, provided such Licensed Product shall be deemed a Co-Promotion Product upon execution of the Co-Promotion Agreement).

4.7.2                      Notice. In order to exercise the Co-Promotion Option, no later than *** prior to the anticipated date of the First Commercial Sale of the Co-Promotion Product in the United States, Receptos must provide AbbVie with written notice of its election to exercise the Co-Promotion Option. Following delivery of such notice, the Parties shall negotiate the Co-Promotion Agreement reasonably and in good faith and with such diligence as is required to execute and deliver the Co-Promotion Agreement by the date that is *** months following the date of such notice, or such other period as the Parties may agree in writing.

4.7.3                                             Terms of Co-Promotion Agreement. The terms and conditions of such co-promotion arrangement shall be set forth in a co-promotion agreement (the “Co-Promotion Agreement”) to be entered into between the Parties as set forth in this Section. The Co-Promotion Agreement shall include such provisions as are usual and customary, including with respect to diligence obligations of Receptos, except that the financial terms of such arrangement shall be as provided in Section 4.7.4. Additionally the Co-Promotion Agreement will include provisions covering the consequence (in the form of consideration due to the non-breaching party) should a Party fail to perform. Under the Co-Promotion Agreement, AbbVie shall have the right (so long as such right is exercised in a reasonable and non-discriminatory manner) to make all final decisions with respect to the co-promotion arrangement, including the promotional materials to be used, the training and testing applicable to such sales representatives, and restrictions with respect to the ability of such sales representatives to Detail other products. For purposes of this Section 4.7.3, “co-promote” or “co-promotion” means the Detailing of such Co-Promotion Product by Receptos or its Affiliates under the relevant Regulatory Approval and the Product Trademarks, and shall not mean the sale or distribution of such Co-Promotion Product by Receptos or its Affiliates. Receptos shall be entitled to use a Third Party sales force reasonably acceptable to AbbVie for some or all of its Co-Promotion efforts, with related expenses to be included in calculating Net Profits/Net Losses (i.e., as though such sales force were internal to Receptos) provided, notwithstanding Section 6.4.2, such expenses on an FTE-to-FTE basis do not exceed that of AbbVie’s (any overrun by Receptos of expenses related to Third Party sales force in this regard shall be Receptos’ sole expense, with such calculation to be made on an FTE-to-FTE basis, negotiated in good faith and set forth in the definitive Co-Promotion Agreement).

4.7.4                                             Compensation for Co-Promotion. The Parties shall share, pursuant to Section 6.4, the costs and expenses incurred by the Parties with respect to co-promotion under the Co-Promotion Agreement solely to the extent that such costs and expenses are included in Net Profits/Net Losses. AbbVie shall have no other obligation to compensate Receptos with respect to its co-promotion of the Co-Promotion Products.

ARTICLE 5

GRANT OF RIGHTS

5.1                                               Licenses. Subject to the terms and conditions of the Collaboration Agreement:

5.1.1                                             AbbVie (on behalf of itself and its Affiliates) grants Receptos under the AbbVie Patents and AbbVie Know-How: (i) a co-exclusive license to research and Develop Licensed Products in the Field in the Territory; and (ii) a non-exclusive license to co-promote Co-Promotion Products in the Field in the Co-Promotion Territory, if and to the extent Receptos exercises its Co-Promotion Option set forth in Section 4.7; provided, however, that to the extent AbbVie exercises an Opt-Out Option, AbbVie (on behalf of itself and its Affiliates) grants Receptos under the AbbVie Patents and AbbVie Know-How an exclusive license to Exploit the specific Licensed Product for the specific Indication that is the subject of the Opt-Out Option, in the Territory, subject to a retained right by AbbVie to the extent necessary for AbbVie to perform any of its remaining duties with respect thereto (including by way of example and not to limit the foregoing, distribution, manufacturing, etc. if and as applicable).

5.1.2                  Receptos grants AbbVie the exclusive license under the Receptos Patents and Receptos Know-How to Exploit Licensed Products in the Field in the Territory, subject to a retained right by Receptos to carry out its obligations under this Agreement; provided, however, that to the extent AbbVie exercises an Opt-Out Option, then the foregoing license grant by Receptos shall be co-exclusive with respect to the specific Licensed Product for the specific Indication that is the subject of the Opt-Out Option.

5.2                                               Sublicenses. Solely for purposes of performing the Collaboration Agreement:

5.2.1                                             AbbVie shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 5.1, to its Affiliates and other Persons; provided that any such sublicenses shall (i) if to a Third Party, require the consent of Receptos for Development or Commercialization of Licensed Compound or Licensed Product in the Net Profit/Loss Territory (except to the extent Receptos exercises an Opt-Out Option), and (ii) be consistent with the terms and conditions of the Collaboration Agreement. For clarity, any grant of license (versus sublicense) rights by AbbVie or its Affiliates to other Third Parties (excluding Distributors) with respect to Licensed Compound or Licensed Product shall also be subject to the foregoing clause (i), if applicable, and the foregoing clause (ii).

5.2.2                                             Receptos shall have the right to grant sublicenses (or further rights of reference), through multiple tiers of sublicensees, under the licenses and rights of reference granted in Section 5.1, to its Affiliates and other Persons; provided that any such sublicenses shall (i) if to a Third Party, require the consent of AbbVie (except to the extent AbbVie exercises an Opt-Out Option), and (ii) be consistent with the terms and conditions of the Collaboration Agreement.

5.3                                               Distributorships. AbbVie shall have the right, in its sole discretion, to appoint its Affiliates, and AbbVie and its Affiliates shall have the right, in their sole discretion (except as provided below), to appoint any other Persons, in the Territory or in any country or other jurisdiction of the Territory, to distribute, market, and sell the Licensed Products (with or without packaging rights), in circumstances where the Person purchases its requirements of Licensed Products from AbbVie or its Affiliates. Where AbbVie or its Affiliates appoints such a Person and such Person is not an Affiliate of AbbVie, that Person shall be a “Distributor” for purposes of the Collaboration Agreement. AbbVie shall obtain Receptos’ consent prior to appointing any Third Party Distributor for any Co-Promotion Product (including, for this purpose, any Licensed Product as to which the Co-Promotion Option has not yet expired) in the Co-Promotion Territory unless Receptos has elected not to exercise (or has failed to timely exercise) the Co-Promotion Option; no other prior consent shall be required from Receptos. The term “packaging rights” in this Section means the right for the Distributor to package Licensed Products supplied in unpackaged bulk form into individual ready-for-sale packs.

5.4                                               Co-Promotion Rights. For the avoidance of doubt, subject to Section 4.7.1, AbbVie and its Affiliates shall have the right, in their sole discretion outside of the Co-Promotion Territory, but subject to the consent of Receptos for any Co-Promotion Product (including, for this purpose, any Licensed Product as to which the Co-Promotion Option has not yet expired) in the Co-Promotion Territory unless Receptos has elected not to exercise (or has failed to timely exercise) the Co-Promotion Option, to co-promote the Licensed Products with any other Person(s), or to appoint one or more Third Parties to promote the Licensed Products without AbbVie in all or any part of the Territory.

*** Confidential material redacted and filed separately with the Commission.

5.5                                               No Other Rights; Limitations Applicable to License Grants.

5.5.1                                             No Other Rights. Except as expressly provided herein, neither Party grants any other right or license, including any rights or licenses to any Patent or intellectual property rights not otherwise expressly granted herein.

5.5.2                                             Existing In-License Agreements. The licenses granted by AbbVie in Section 5.1 include sublicenses under the applicable license rights granted to AbbVie or its Affiliates by Third Parties under the Existing In-License Agreements. Any sublicense with respect to Information or intellectual property rights of a Third Party hereunder, and any right of Receptos (if any) to grant a further sublicense thereunder, shall be subject and subordinate to the terms and conditions of the Existing In-License Agreement under which such sublicense is granted, and shall be effective solely to the extent permitted under the terms of such agreement. Without limitation of the foregoing, in the event and to the extent that any Existing In-License Agreement (i) contains terms and conditions that provide to AbbVie the right to grant (sub)licenses (A) for a field of use that is narrower in any respect than the Field, (B) for a territory that is narrower in any respect than the Territory, or (C) with respect to a compound or product, the definition of which is more limited than a License Compound or Licensed Product, the sublicenses granted by AbbVie to Receptos under such license shall be deemed to permit Receptos to exercise such sublicense only with respect to such more limited compound or product, or such narrower field or territory, as applicable, each as defined in the applicable Existing In-License Agreement (and, for clarity, in no event shall the scope of any definition or terms under the Existing In-License Agreement expand the Licensed Products or Field hereunder), or (ii) requires that particular terms or conditions of such agreement be contained or incorporated in any agreement granting a sublicense thereunder, such terms and conditions are hereby deemed to be incorporated herein by reference and made applicable to the sublicense granted herein under such Existing In-License Agreement. During the term of the Collaboration Agreement, neither AbbVie nor its Affiliates shall (x) amend, assign or terminate any Existing In-License Agreement in a manner that has an adverse effect on the rights or interest of Receptos pursuant to this Agreement (including any amendment, assignment or termination that affects the coverage of any AbbVie Patent as it relates to any Licensed Product) without the prior written consent of Receptos or (y) breach any Existing In-License Agreement, or otherwise perform or fail to perform any action or obligation, which would allow any other party to terminate any Existing In-License Agreement. *** Sufficiently in advance of any payments due pursuant to the ***, the Parties shall work together to avoid any overpayments pursuant to the aforementioned sentence.

5.6                                               Exclusivity. During the term of the Collaboration Agreement, except as otherwise provided in (or, in the instance of Licensed Compound or Licensed Product, pursuant to) the Collaboration Agreement, neither Party (including, for this purpose, each Party and all of its Affiliates) shall (x) Exploit any Competing Product in any country or other jurisdiction in the Territory or (y) license, authorize, appoint, or otherwise enable any Third Party to Exploit any Competing Product in any country or other jurisdiction in the Territory; provided, however, that the following shall not be deemed a breach of this Section 5.6: (A) with respect to any Competing Product (other than Licensed Compound or Licensed Product), ***; provided, further, that nothing in this Section 5.6 shall, with respect to any Competing Product (other than Licensed Compound or Licensed Product), (B) ***

5.7                                               In-License Agreements. The provisions of Section 5.6 of the Development License and Option Agreement shall apply mutatis mutandis to this Collaboration Agreement.

ARTICLE 6

PAYMENTS AND RECORDS

6.1                                               Reimbursement for Certain Development Costs. No later than *** days following Receptos’ invoice (an estimate of which shall be provided to AbbVie promptly following exercise of the AbbVie Option), AbbVie shall reimburse Receptos an amount equal to fifty percent (50%) of the costs (consistent with the definition of “Development Costs,” but incurred prior to the effective date of the Collaboration Agreement and without reference to a Collaboration Development Plan and Budget) actually incurred by Receptos with respect to (i) preparation for, and related activities with respect to, Development of the Licensed Product in the Lead Indication after completion of the Development Plan Study (noting, however, that such preparation and activities will be conducted prior to completion of the Development Plan Study) and (ii) other Development activities (other than the Development Plan Study) as set forth on Schedule 6.1. For clarity, the foregoing calculation shall not include costs incurred for the conduct of the Development Plan Study and the preparation for, and the conduct of, the Post-Study FDA Meeting itself (without otherwise limiting the foregoing sentence). AbbVie shall have audit rights with respect to verifying such amounts consistent with the audit rights discussed in Section 6.11.

*** Confidential material redacted and filed separately with the Commission.

6.2                                               Royalties in the Royalty Territory.

6.2.1                                             Royalty Rate. As further consideration for the rights granted to AbbVie hereunder, subject to Section 3.8.2, Section 6.2.3 and the next paragraph, commencing upon the First Commercial Sale of a

Licensed Product in the Royalty Territory, AbbVie shall pay to Receptos a royalty of *** percent (***) of Net Sales of each Licensed Product in the Royalty Territory (excluding Net Sales of each Licensed Product in any country or other jurisdiction in the Territory for which the Royalty Term for such Licensed Product in such country or other jurisdiction has expired).

6.2.2                                             Royalty Term. AbbVie shall have no obligation to pay any royalty in respect of Net Sales of a Licensed Product in any country or other jurisdiction in the Royalty Territory after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

6.2.3                                             Reductions. Notwithstanding the foregoing:

(i)                                     in the event that in any country or other jurisdiction in the Royalty Territory during the Royalty Term for a Licensed Product there is Generic Competition then, for each such country or other jurisdiction in the Royalty Territory, the royalties payable to Receptos for the Net Sales of such Licensed Product in such country or other jurisdiction in the Royalty Territory shall be reduced by fifty percent (50%) of the applicable royalty rate(s) set forth in Section 6.2.1. For purposes herein, “Generic Competition” means, in a country or other jurisdiction in the Royalty Territory and Licensed Product basis, the unit volume of a Biosimilar Product(s) sold in a country or other jurisdiction by one or more Third Party(ies) in a Calendar Quarter is at least twenty percent (20%) of the unit volume of Licensed Products sold in that country or other jurisdiction by AbbVie, its Affiliates and Sublicensees. Unless otherwise agreed by the Parties, the unit volumes of each Biosimilar Product sold during a Calendar Quarter shall be as reported by IMS America Ltd. of Plymouth Meeting, Pennsylvania (“IMS”) or any successor to IMS or any other independent sales auditing firm reasonably agreed upon by the Parties;

(ii)                                  AbbVie shall be entitled to deduct from any royalties payable hereunder fifty percent (50%) of all Third Party Payments that are specifically identifiable or reasonably allocable to the Licensed Product in the Royalty Territory for which royalties are due pursuant to Section 6.2.1             (for clarity, amounts paid pursuant to Existing In-License Agreements are expressly included provided ***;

(iii)                               in the event that, and in such case from and after the date on which, a Licensed Product is Exploited in a country or other jurisdiction in the Royalty Territory and is not covered by a Valid Claim of an AbbVie Patent or Receptos Patent, the royalty rate set forth in Section 6.2.1 with respect to such country or other jurisdiction (for purposes of calculations under Section 6.2.1), each shall be reduced by fifty percent (50%);

provided, however, that the royalties payable under Section 6.2.1 shall not be reduced by more than fifty percent (50%) of the amounts set forth in Section 6.2.1 by reason of the adjustments set forth above.

6.3                                               Royalty Payments and Reports. AbbVie shall calculate all amounts payable to Receptos pursuant to Section 6.2 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 6.6. AbbVie shall report to Receptos the royalty amounts due with respect to a given Calendar Quarter within *** days after the end of such Calendar Quarter, and AbbVie shall pay to Receptos the royalty amounts due with respect to a given Calendar Quarter within *** days after the end of such Calendar Quarter. Each payment of royalties due to Receptos shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction in the Royalty Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

6.4                                               Profit or Loss for Net Profit/Loss Split Products. The terms and conditions of this Section shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to a Net Profit/Loss Split Product.

6.4.1                                             In General. Subject to Sections 3.8.2, 4.7, 6.4.2, and 6.5, each Party shall receive fifty percent (50%) of all Net Profits, and bear fifty percent (50%) of all Net Losses, as applicable, with respect to the Net Profit/Loss Split Products. A sample calculation for determining the Net Profits and Net Losses is attached hereto as Schedule 6.4.1

6.4.2                                             Commercialization Overruns. If the Allowable Expenses for commercialization activities exceed the amounts budgeted for all such activities in the applicable U.S. Commercialization Plan (and taking into account any amendments to such U.S. Commercialization Plan that may be approved during a Calendar Year) by more than *** percent (***) (calculated for all costs incurred over such Calendar Year for all budgeted activities), such excess Allowable Expenses (each, a “Commercialization Overrun”) shall be borne by the Party responsible for performing or causing to be performed such activities (for purposes of this Section 6.4.2, the “Responsible Party”) and shall be excluded from “Allowable Expenses” hereunder; provided, however, that (i) if any overspend for commercialization activities, although not a Commercialization Overrun, was not reasonable or

*** Confidential material redacted and filed separately with the Commission.

was within the control of the applicable Party but such Party did not use reasonable efforts to control such overspend, then such overspend shall be borne by the Responsible Party, and (ii) in the event and to the extent that any Commercialization Overrun was outside the reasonable control of, and not attributable to a failure to use Commercially Reasonable Efforts by, the Responsible Party, or did not result from the failure of such Responsible Party to adequately supervise a Third Party performing such activities, then provided that the Responsible Party has promptly notified the other Party of such Commercialization Overrun, such Commercialization Overrun shall be included in Allowable Expenses and shared by the Parties pursuant to Section 6.4.1.

6.5                                               Calculation and Payment of Net Profit or Net Loss Share.

6.5.1                                             Reports and Payments in General. Each Party shall report to the other Party, within *** days after the end of each Calendar Quarter, with regard to Net Sales and Allowable Expenses incurred by such Party for Net Profit/Loss Split Products during such Calendar Quarter in a manner sufficient to enable the other Party to comply with its reporting requirements. Such report shall specify in reasonable detail all deductions allowed in the calculation of such Net Sales and all expenses included in Allowable Expenses. Within *** days after the end of each Calendar Quarter, the Parties shall reconcile all Net Sales and Allowable Expenses to ascertain whether there is a Net Profit or Net Loss and payments shall be made as set forth in subsections (i) and (ii) below, as applicable.

(i)                                     If there is a Net Profit for such Calendar Quarter, then AbbVie shall reimburse Receptos for Allowable Expenses incurred by Receptos in such Calendar Quarter and shall pay to Receptos, an amount equal to *** percent (***) of the Net Profit for such Calendar Quarter within *** days after the end of each Calendar Quarter; or

(ii)                                  If there is a Net Loss for such Calendar Quarter, then the Party that has borne less than its share of the Allowable Expenses in such Calendar Quarter shall make a reconciling payment to the other Party within *** days after the end of each Calendar Quarter to assure that each Party bears its share of such Allowable Expenses during such Calendar Quarter.

6.5.2                                             Last Calendar Quarter. No separate payment shall be made for the last Calendar Quarter in any Calendar Year. Instead, at the end of each such Calendar Year, a final reconciliation shall be conducted by comparing the share of Net Profit or Net Loss to which a Party is otherwise entitled for such Calendar Year pursuant to Sections 6.4 and 6.5.1 against the sum of all amounts (if any) previously paid or retained by such Party for prior Calendar Quarters during such Calendar Year, and the Parties shall make reconciling payments to one another no later than *** days after the end of such Calendar Quarter, if and as necessary to ensure that each Party receives for such Calendar Year its share of Net Profits and bears its share of Net Losses in accordance with Section 6.4.

6.5.3                                             FTE Records and Calculations. Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party, unless instructed by the JCC to employ other procedures, in which case such other procedures shall be applied equally to both Parties.

6.6                                               Mode of Payment; Offsets. All payments to either Party under the Collaboration Agreement shall be made by wire transfer of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, the Collaboration Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. Such standard conversion methodology shall be based upon the Monthly Average Exchange Rate. “Monthly Average Exchange Rate” means the simple average of prior month-end Exchange Rate and current month-end Exchange Rate based on 9:00 AM Central Time Bloomberg screen on the penultimate Business Day of the corresponding month, and “Exchange Rate” means, with respect to a Business Day, the spot bid rate for X currencies and spot ask rate for non-X currencies for the conversion of the applicable country’s or other jurisdiction’s currency to Dollars as reported at 9:00 AM Central Time Bloomberg screen on the penultimate Business Day. Each Party shall have the right to offset any expense that is owed by the other Party but not paid against any payments owed by such Party, if any, under the Collaboration Agreement.

6.7                                               Accounting Procedures. For purposes of determining Development Costs and Allowable Expenses, any expense allocated by either Party to a particular expense category of Development Costs or Allowable Expenses shall not also be allocated to another category under Development Costs or Allowable Expenses. Each Party shall determine Development Costs and Allowable Expenses using its standard accounting procedures, consistently applied, to the maximum extent practicable as if the Licensed Compound or Licensed Product were a solely-owned product of the Party. Each Party shall have the right to audit the other Party’s records to confirm the accuracy of the other Party’s costs and reports as provided in Section 6.11. Transfers between a Party and its Affiliates (or between such Affiliates) shall not have any effect for purposes of calculating Development Costs, Allowable Expenses, or other payments or expenses under the Collaboration Agreement.

*** Confidential material redacted and filed separately with the Commission.

6.8                                               Withholding Taxes. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of such payment.

6.9                                               No Other Compensation. Each Party hereby agrees that the terms of the Collaboration Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

6.10                                        Financial Records. Each Party shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Development Costs, Net Sales of Licensed Products and Net Profits and Net Losses with respect to Net Profit/Loss Split Products (including Allowable Expenses), as applicable, and Development of the Licensed Compounds or Licensed Products, including books and records of actual expenditures with respect to the budgets set forth in each Collaboration Development Plan and Budget, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under the Collaboration Agreement. Such books and records shall be retained by such Party and its Affiliates until the later of (i) *** years after the end of the period to which such books and records pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

6.11                                        Audit. At the request of the other Party, each Party shall, and shall cause its Affiliates to, permit an independent public accounting firm of nationally recognized standing designated by the other Party and reasonably acceptable to the audited Party, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 6.10 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than *** years after the end of such quarter, (ii) be conducted more than *** or (iii) be repeated for any Calendar Quarter. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of this audit shall be borne by the auditing Party, unless the audit reveals a variance of more than *** percent ***  from the reported amounts, in which case the audited Party shall bear the cost of the audit. Unless disputed pursuant to Section 6.12 below, if such audit concludes that (x) additional amounts were owed by the audited Party, the audited Party shall pay the additional amounts, with interest from the date originally due, or (y) excess payments were made by the audited Party, the auditing Party shall reimburse such excess payments, in either case ((x) or (y)), within *** days after the date on which such audit is completed by the auditing Party.

6.12                                        Audit Dispute. In the event of a dispute with respect to any audit under Section 6.11, Receptos and AbbVie shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within *** days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The Parties shall enter into an engagement letter with the Audit Arbitrator, which shall spell out the specific procedures that the Audit Arbitrator shall perform in order to reach a decision. The Parties shall make available to the Audit Arbitrator all working papers and supporting documents required by the Audit Arbitrator to fulfill its obligations under the engagement letter. The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than *** days after such decision and in accordance with such decision, the audited Party shall pay the additional amounts or the auditing Party shall reimburse the excess payments, as applicable.

6.13                                        Confidentiality. The receiving Party shall treat all information subject to review under this Article 6 in accordance with the confidentiality provisions and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

6.14                                        Diagnostic or Veterinary Products. The royalties in Section 6.2 shall not apply to Development and commercialization of Licensed Compounds or Licensed Products for diagnostic or veterinary use, or for uses solely for screening patients who have been diagnosed with a disease, state, or condition for eligibility to be treated for such

*** Confidential material redacted and filed separately with the Commission.

disease, state, or condition with a Licensed Compound or Licensed Product or for monitoring patients who are or have been treated with a Licensed Compound or Licensed Product. In the event that a Licensed Compound or Licensed Product is Developed for any such purposes, the Parties shall negotiate a downward adjustment to royalties for the sale of such Licensed Product that reflects the commercial potential of such Licensed Product and standard commercial terms in the industry for diagnostic or veterinary products, as applicable.

6.15                                        Interest on Late Payments. If any payment due to either Party under this Agreement is not paid when due, then such paying Party shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of *** basis points above LIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

ARTICLE 7

INTELLECTUAL PROPERTY

7.1                                               Ownership of Intellectual Property.

7.1.1                                             Ownership of Technology. As between the Parties, AbbVie shall own any and all (i) Information and inventions that are conceived, discovered, developed or otherwise made alone or jointly by or on behalf of AbbVie, Receptos, their Affiliates or Sublicensees arising from performance of any Collaboration Development Plan and Budget or this Agreement and relating to any Licensed Compound or any Licensed Product, whether or not patented or patentable (the “Collaboration Know-How”), and (ii) Patents (the “Collaboration Patents”) and other intellectual property rights with respect to the Information and inventions described in clause (i) (together with Collaboration Know-How and Collaboration Patents, the “Collaboration Intellectual Property Rights”). Receptos shall promptly disclose to AbbVie in writing, and shall cause its Affiliates and Sublicensees to so disclose, the development, making, conception or reduction to practice of any Collaboration Intellectual Property Rights.

7.1.2                                             United States Law. The determination of whether Information and inventions are conceived, discovered, developed, or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent, copyright or other intellectual property rights) therein, shall, for purposes of the Collaboration Agreement, be made in accordance with Applicable Law in the United States as such law exists as of the effective date irrespective of where such conception, discovery, development or making occurs.

7.1.3                                             Assignment Obligation. Without limiting the provisions of Section 7.1.1, Receptos shall cause all Persons who perform activities by or on behalf of Receptos or its Sublicensees under the Collaboration Agreement to be under an obligation to assign their rights in Collaboration Intellectual Property Rights to Receptos and Receptos shall then assign its rights in such Collaboration Intellectual Property Rights to AbbVie.

7.2                                               Maintenance and Prosecution of Patents.

7.2.1                                             Patent Prosecution and Maintenance of AbbVie Patents.

(i)                                     AbbVie shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the AbbVie Patents (including Collaboration Patents) worldwide, which activities shall be at AbbVie’s sole expense (except to the extent any such expense constitutes an Allowable Expense). If AbbVie exercises such right, AbbVie shall (a) exercise Commercially Reasonable Efforts with respect to such preparation, filing, prosecution and maintenance activities; (b) provide Receptos with a copy of each AbbVie Patent as filed, together with its filing date and serial number; (c) promptly inform Receptos of any substantive action or proposed action with respect to claims of any AbbVie Patent having claims directed to Licensed Compound or Licensed Product within a reasonable time prior to taking such action so as to allow Receptos to provide comments thereto; (d) provide Receptos with advance copies of all proposed responses with respect to AbbVie Patents in (c); (e) consider in good faith all comments of Receptos regarding AbbVie Patents; and (f) periodically, ***, inform Receptos of the allowance and issuance of each AbbVie Patent, together with the date and patent number thereof.

(ii)                                  In the event that AbbVie decides not to prepare, file, prosecute, or maintain an AbbVie Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Receptos of such intention, and, subject to any rights of any Third Parties under any Existing In-License Agreement, Receptos shall thereupon have the option, in its sole discretion, to assume, during the term of the Collaboration Agreement, the control and direction of the preparation, filing, prosecution, and maintenance of such AbbVie Patent at its expense (except to the extent any such expense constitutes an Allowable Expense) in such country or other jurisdiction.

7.2.2                                             Patent Prosecution and Maintenance of Receptos Patents.

(i)                                 Receptos shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the Receptos Patents worldwide. If Receptos exercises such right, Receptos shall (a) exercise Commercially Reasonable Efforts with respect to such preparation, filing, prosecution and maintenance activities; (b) not knowingly put the interests of any other compound, technology or other intellectual property potentially covered by any Receptos Patent ahead of Licensed Compound or Licensed Product; (c) provide AbbVie with a copy of each Receptos Patent as filed, together with its filing date and serial number; (d) promptly inform AbbVie of any substantive action or proposed action with respect to claims of any Receptos Patent having claims directed to Licensed Compound or Licensed Product within a reasonable time prior to taking such action so as to allow AbbVie to provide comments thereto; (e) provide AbbVie with advance copies of all proposed responses with respect to Receptos Patents in (d); (f) consider in good faith all comments of AbbVie regarding Receptos Patents; and (g) periodically, but no less than annually, inform AbbVie of the allowance and issuance of each Receptos Patent, together with the date and patent number thereof.

(ii)                              In the event that Receptos decides not to prepare, file, prosecute, or maintain a Receptos Patent in a country or other jurisdiction in the Territory, Receptos shall provide reasonable prior written notice to AbbVie of such intention, and AbbVie shall thereupon have the option, in its sole discretion, to assume, during the term of the Collaboration, the control and direction of the preparation, filing, prosecution, and maintenance of such Receptos Patent in such country or other jurisdiction.

7.2.3                                             Cooperation. Without limiting the provisions of Sections 7.2.1 and 7.2.2, the Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Receptos Patents and AbbVie Patents in the Territory under the Collaboration Agreement. Cooperation shall include:

(i)                                executing all papers and instruments, or requiring its employees or contractors to execute such papers and instruments, so as to (A) effectuate the ownership of intellectual property set forth herein; (B) enable the other Party to apply for and to prosecute Patent applications in the Territory; and (C) obtain and maintain any Patent extensions, supplementary protection certificates, and the like with respect to the AbbVie Patents and Receptos Patents in the Territory, in each case ((A), (B), and (C)) to the extent provided for in the Collaboration Agreement;

(ii)                             consistent with the Collaboration Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in the Collaboration Agreement; and

(iii)                          promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution, or maintenance of any such Receptos Patents and AbbVie Patents in the Territory.

7.2.4                                             Patent Term Extension and Supplementary Protection Certificate. AbbVie shall be responsible for, and shall exercise Commercially Reasonable Efforts with respect to, making decisions regarding patent term extensions, including supplementary protection certificates and any other extensions that are now or become available in the future, wherever applicable, for Receptos Patents or AbbVie Patents in any country or other jurisdiction. In this regard, AbbVie shall make such decisions without regard for any compounds, technologies or other intellectual property beyond Licensed Compounds and Licensed Products if it is reasonable to expect that the potential protection of any Licensed Compound or Licensed Product could be adversely affected by taking any such other interests into account. AbbVie shall have the responsibility of applying for any extension or supplementary protection certificate with respect to such Patents in the Territory. AbbVie shall keep Receptos fully informed of its efforts to obtain such extension or supplementary protection certificate. Receptos shall provide prompt and reasonable assistance, as requested by AbbVie, including by taking such action as patent holder as is required under any Applicable Law to obtain such patent extension or supplementary protection certificate. AbbVie shall pay all expenses in regard to obtaining the extension or supplementary protection certificate in the Territory (except to the extent any such expense constitutes an Allowable Expense).

7.2.5                                             CREATE Act. Notwithstanding anything to the contrary in this Article 7, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 7 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that the Collaboration Agreement is a “joint research agreement” as defined in the CREATE Act.

*** Confidential material redacted and filed separately with the Commission.

7.2.6                                             Patent Listings. AbbVie shall have the sole right to make, and shall exercise Commercially Reasonable Efforts with respect to making, all filings with Regulatory Authorities in the Territory with respect to Receptos Patents and AbbVie Patents, including as required or allowed (i) in the United States, in the FDA’s Orange Book, and (ii) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents. In this regard, AbbVie shall make such decisions without regard for any compounds, technologies or other intellectual property beyond Licensed Compounds and Licensed Products if it is reasonable to expect that the potential protection of any Licensed Compound or Licensed Product could be adversely affected by taking any such other interests into account. Receptos shall (A) provide to AbbVie all Information, including a correct and complete list of Receptos Patents covering any Licensed Product or otherwise necessary or reasonably useful to enable AbbVie to make such filings with Regulatory Authorities in the Territory with respect to such Patents, and (B) cooperate with AbbVie’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case ((A) and (B)), to the extent required or permitted by Applicable Law.

7.3                                               Enforcement of Patents.

7.3.1                                             Enforcement of Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the AbbVie Patents or Receptos Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound or any Licensed Product in the Territory). As between the Parties, AbbVie shall have the first right, but not the obligation, to prosecute any such infringement in the Territory at its sole expense (except to the extent any such expense constitutes an Allowable Expense) and AbbVie shall retain control of the prosecution of such claim, suit or proceeding. In the event AbbVie prosecutes any such infringement, AbbVie shall exercise Commercially Reasonable Efforts in this regard and Receptos shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding. If AbbVie does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to such AbbVie Patents or Receptos Patents (i) within *** days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, *** Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Receptos may prosecute the alleged or threatened infringement in the Territory at its own expense (except to the extent any such expense constitutes an Allowable Expense).

7.3.2                                             Biosimilars or Interchangeables. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within *** Business Days, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA. Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (i) AbbVie shall have the first right to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application and manufacturing information; (ii) AbbVie shall have the first right and discretion to list or not list any Patents insofar as they claim or cover the applicable Licensed Product or product which is the subject of the Biosimilar Application as required pursuant to Section 351 of the PHSA or related regulations or guidance, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351 of the PHSA or related regulations or guidance; and (iii) AbbVie shall have the first right to identify Patents or respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory; provided, however, that if AbbVie does not take the foregoing actions promptly, then Receptos may do so. At the request of the Party taking such actions, the other Party shall (A) prepare such lists and make such responses with regard to Patents at the direction of the Party taking such actions, (B) provide to the Party taking such actions, within *** days of any request, all Information, including a correct and complete list of such Party’s Patents covering any Licensed Product, that is necessary or reasonably useful to enable the Party taking such actions to make such lists and communications with respect to such Party’s Patents, and (C) cooperate with reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law. The Party taking such actions shall (x) exercise Commercially Reasonable Efforts in this regard, (y) reasonably consult with the other Party prior to identifying any Patents of the other Party to a Third Party as contemplated by this Section 7.3.2 and shall consider in good faith the advice and suggestions of the other Party with respect thereto, and (z) notify the other Party of any such lists or communications promptly after they are made.

*** Confidential material redacted and filed separately with the Commission.

7.3.3                                             Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act. Notwithstanding anything to the contrary in this Section, AbbVie shall have the first right to bring an action for infringement of the Receptos Patents or AbbVie Patents under Section 351 of the PHSA. The Parties’ rights and obligations with respect to the foregoing legal actions shall be as set forth in Sections 7.3.1 through 7.3.4, inclusive; provided, however, that within *** days of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B), AbbVie shall notify Receptos as to whether or not it elects to prosecute such infringement. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to bring such an action. Either Party shall, within *** Business Days, notify and provide the other Party with copies of any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or any equivalent or similar certification or notice in any other jurisdiction. Thereafter, the Party controlling any Patent infringement litigation pursuant to this Section shall have the first right to seek an injunction against such commercial marketing as permitted pursuant to Section 351(l)(8)(B) of the PHSA. If no such litigation is ongoing at the time of such notice, then AbbVie shall have the first right to seek such an injunction. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to seek such an injunction.

7.3.4                                             Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 7.3. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section 7.3 shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section 7.3 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including any settlement concerning or affecting the validity or enforceability of any Receptos Patent or AbbVie Patent), or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

7.3.5                                             Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in this Section 7.3 (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be (i) *** to the extent in respect of the AbbVie Patents or Receptos Patents insofar as they cover any Licensed Compound or Licensed Product; and (ii) otherwise retained by the Party that has exercised its right to bring the enforcement action.

7.3.6                                             Asserting Patents Outside of Scope. AbbVie agrees that, except with respect to any alleged or threatened infringement of the AbbVie Patents based on the development, commercialization, or an application to market a product containing any Licensed Compound by a Third Party in the Territory as contemplated by this Section 7.3, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not assert (or permit to be asserted) any AbbVie Patent during the term of the Collaboration Agreement without providing notice to Receptos and allowing for a comment period of at least *** Business Days to the extent possible (for clarity however, that if comments are not received from Receptos to AbbVie within *** Business Days, AbbVie has the right to assert). AbbVie shall consider Receptos’ comments in good faith.

7.4                               Infringement Claims.

7.4.1                                             Claims by Third Parties. If the manufacture, sale, or use of a Licensed Compound or Licensed Product in the Territory pursuant to the Collaboration Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by a Party (or its Affiliates, licensees or sublicensees), such Party shall promptly notify the other Party thereof in writing. AbbVie shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense (except to the extent any such expense constitutes an Allowable Expense), using counsel of its own choice. If AbbVie so elects, then (i) it shall exercise Commercially Reasonable Efforts in this regard and (ii) Receptos may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense. Without limitation of the foregoing, if AbbVie finds it necessary or desirable to join Receptos as a party to any such action, Receptos shall execute all papers and perform such acts as shall be reasonably required. If AbbVie elects (in a written communication submitted to Receptos within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that Receptos is not prejudiced by any delays, Receptos may conduct and control the defense of any such claim, suit, or proceeding at its own expense (except to the extent any such expense constitutes an Allowable Expense), and, if it elects to do so, Receptos shall exercise Commercially Reasonable Efforts in this regard. If Receptos finds it necessary or desirable to join AbbVie as a party to any such action, AbbVie shall execute all papers and perform such acts as shall be reasonably required. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Neither Party shall have the right to settle any claim, suit, or proceeding under this Section 7.4.1 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party, or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. Any recoveries of any sanctions awarded and against a party asserting a claim being defended under this Section shall be applied as follows: such recovery shall be applied first to reimburse AbbVie and Receptos for its reasonable out-of-pocket costs of defending such claim, suit, or proceedings and any remainder after such reimbursement is made shall be retained by the defending Party.

7.4.2                                             Claims Against a Party Outside of Scope. With respect to any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or licensees) from the Exploitation of any product, product candidate or other development or commercial activity utilizing the AbbVie Patents, other than a Licensed Product, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not enter into, or permit any of its Affiliates or licensees to enter into, any settlement concerning or affecting the validity or enforceability of any AbbVie Patents as they relate to, or could reasonably be expected to adversely affect, any Licensed Product without the prior written consent of Receptos. With respect to any claim, suit, or proceeding by a Third Party alleging patent infringement by Receptos (or its Affiliates or licensees) from the Exploitation of any product, product candidate or other development or commercial activity utilizing the Receptos Patents, other than a Licensed Product, Receptos (including, for this purpose, Receptos and all of its Affiliates) shall not enter into, or permit any of its Affiliates or licensees to enter into, any settlement concerning or affecting the validity or enforceability of any Receptos Patents as they relate to, or could reasonably be expected to adversely affect, any Licensed Product without the prior written consent of AbbVie.

7.5       Invalidity or Unenforceability Defenses or Actions.

7.5.1                                             Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the Receptos Patents or AbbVie Patents, in each case in the Territory and of which such Party becomes aware.

7.5.2                                             Defense. AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the AbbVie Patents and the Receptos Patents at its own expense (except to the extent such expense constitutes an Allowable Expense) in the Territory. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. Receptos may participate in any such claim, suit, or proceeding in the Territory with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding. If AbbVie elects not to defend or control the defense of the AbbVie Patents or the Receptos Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Receptos may conduct and control the defense of any such claim, suit, or proceeding, at its own expense (except to the extent such expense constitutes an Allowable Expense) and, if it elects to do so, Receptos shall exercise Commercially Reasonable Efforts in this regard. Neither Party shall have the right to settle or compromise any defense under this Section 7.5 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including, in the instance of Receptos, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent or Receptos Patent as it relates to, or could reasonably be expected to adversely affect, any Licensed Compound or Licensed Product, and in the instance of AbbVie, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent) without the express written consent of such other Party.

7.5.3                                             Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 7.5, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 7.5, each Party shall consult with the other as to the strategy for the defense of the AbbVie Patents and Receptos Patents.

7.6       Product Trademarks.

7.6.1                                             Ownership and Prosecution of Product Trademarks. AbbVie shall own all right, title, and interest to the Product Trademarks in the Territory, and shall be responsible for (and shall exercise Commercially Reasonable Efforts with respect to) the registration, prosecution, and maintenance thereof; provided that Receptos shall have the right to provide input on the overall strategy for such registration, prosecution, and maintenance in the Co-Promotion Territory, and AbbVie shall consider such input in good faith. All costs and expenses of registering, prosecuting, and maintaining the Product Trademarks shall be borne solely by AbbVie (except to the extent such costs and expenses constitute an Allowable Expense). Receptos shall provide all assistance and documents reasonably requested by AbbVie in support of its prosecution, registration, and maintenance of the Product Trademarks.

*** Confidential material redacted and filed separately with the Commission.

7.6.2                                             Enforcement of Product Trademarks. AbbVie shall have the sole right and responsibility for taking such action as AbbVie, after consultation with Receptos, deems necessary against a Third Party based on any alleged, threatened, or actual infringement, dilution, misappropriation, or other violation of, or unfair trade practices or any other like offense relating to, the Product Trademarks by a Third Party in the Territory. AbbVie shall bear the costs and expenses relating to any enforcement action commenced pursuant to this Section 7.6.2 and any settlements and judgments with respect thereto (except to the extent such costs and expenses constitute an Allowable Expense). Any damages or other amounts collected shall be first allocated to reimburse AbbVie for its costs and expenses in making such recovery and any remainder after such reimbursement is made shall be (i) split 50:50 by the Parties to the extent the costs and expenses relating to any enforcement action constituted Allowable Expenses; and (ii) otherwise retained by AbbVie.

7.6.3                                             Third Party Claims. AbbVie shall have the sole right and responsibility for defending against any alleged, threatened, or actual claim by a Third Party that the use or registration of the Product Trademarks in the Territory infringes, dilutes, misappropriates, or otherwise violates any Trademark or other right of that Third Party or constitutes unfair trade practices or any other like offense, or any other claims as may be brought by a Third Party against a Party in connection with the use of the Product Trademarks with respect to a Licensed Product in the Territory. AbbVie shall bear the costs and expenses relating to any defense commenced pursuant to this Section 7.6.3 and any settlements and judgments with respect thereto (except to the extent such amounts constitute an Allowable Expense). Any damages or other amounts collected shall be first allocated to reimburse AbbVie for its costs and expenses in making such recovery and any remainder after such reimbursement is made shall be (i) split 50:50 by the Parties to the extent the costs and expenses relating to any enforcement action constituted Allowable Expenses; and (ii) otherwise retained by AbbVie.

7.6.4                                             Notice and Cooperation. Each Party shall provide to the other Party prompt written notice of any actual or threatened infringement of the Product Trademarks in the Territory and of any actual or threatened claim that the use of the Product Trademarks in the Territory violates the rights of any Third Party. Each Party agrees to cooperate fully with the other Party with respect to any enforcement action or defense commenced pursuant to this Section 7.6.

7.7       Inventor’s Remuneration. Each Party shall be solely responsible for any remuneration that may be due such Party’s inventors under any applicable inventor remuneration laws.

ARTICLE 8

PHARMACOVIGILANCE AND SAFETY

8.1                                               Pharmacovigilance. Within *** days after AbbVie exercises its option to collaborate, the Parties shall enter into an agreement to initiate a process for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Licensed Compounds or Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.

ARTICLE 9

CONFIDENTIALITY AND NON-DISCLOSURE

9.1                                               Except as otherwise provided herein, the confidentiality, non-disclosure, use of name, publications, trade secret and return of confidential information obligations of the Collaboration Agreement shall be as stringent as those set forth in Article 7 (CONFIDENTIALITY AND NON-DISCLOSURE) of the Development License and Option Agreement.

9.2                                               Public Announcements. Neither Party shall issue any public announcement, press release, or other public disclosure regarding the Collaboration Agreement or its subject matter (“Public Disclosure”) without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) (“Required Public Disclosure”). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and to the extent possible, at least *** Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. In the event a Party wishes to make a Public Disclosure that includes both Required Public Disclosures and other Public Disclosures, such Party shall follow the aforementioned procedure for a Required Public Disclosure, provided that (i) the disclosing Party shall expressly distinguish in writing between which disclosures are Required Public Disclosures and those that are not and (ii) the disclosing Party must obtain the other Party’s prior written consent regarding the part of the Public Disclosure that is not considered a Required Public Disclosure.

*** Confidential material redacted and filed separately with the Commission.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

The provisions set forth in Article 8 (REPRESENTATIONS AND WARRANTIES) of the Development License and Option Agreement shall apply mutatis mutandis to the Collaboration Agreement (but with any necessary changes to Section 8.2.3).

ARTICLE 11

INDEMNITY

11.1 Except as otherwise provided herein, the provisions set forth in Article 9 (INDEMNITY) of the Development License and Option Agreement shall apply mutatis mutandis to the Collaboration Agreement.

11.2 Certain Losses. Any Losses (other than those Losses for which indemnification is provided in Section 9.1 or Section 9.2 of the Development License and Option Agreement to be incorporated in the Collaboration Agreement) in connection with any Third Party Claim brought against either Party resulting directly or indirectly from (i) the performance of Development activities by either Party (or its Affiliates, employees, or agents) in accordance with a Collaboration Development Plan and Budget shall be included as a Development Cost or (ii) the commercialization or manufacture for use in commercialization of any Licensed Product in the United States or any Co-Promotion Product shall be included as an Allowable Expense; provided, however, that each Party shall indemnify the other for Losses to the extent caused by such Party’s breach of the Collaboration Agreement (including a breach of express warranties set forth in the Collaboration Agreement) or the negligent act or omission, reckless conduct, or willful misconduct of such Party or any of its Affiliates, and no such Losses shall be included as an Allowable Expense. If either Party learns of any Third Party Claim with respect to Losses covered by this Section, such Party shall provide the other Party with prompt written notice thereof. The Parties shall confer with respect to how to respond to such Third Party Claim and how to handle such Third Party Claim in an efficient manner.

11.3 Insurance. Each Party shall obtain and carry in full force and effect the minimum insurance requirements set forth herein from an insurance company properly licensed to provide the required insurance. Such insurance (i) shall be primary insurance with respect to each Party’s own participation under the Collaboration Agreement, (ii) shall be issued by a recognized insurer rated by A.M. Bests “A-IX” (or its equivalent) or better, or an insurer pre-approved in writing by the other Party, (iii) shall list the other Party as an additional named insured thereunder, and (iv) shall require *** days’ written notice to be given to the other Party prior to any cancellation, non-renewal or material change thereof.

11.3.1                                      Types and Minimum Limits. The types of insurance, and minimum limits shall be:

(i)                                     Worker’s Compensation and/or coverage for workers injured in the course and scope of work as legally required and with statutory limits in compliance with the Worker’s Compensation or similar laws of the state(s) or other jurisdiction in which Receptos has employees in.

(ii)                                  Employer’s Liability coverage with a minimum limit of *** Dollars *** per occurrence, provided a Party has employees in the United States (excluding Puerto Rico).

(iii)                               General Liability Insurance with a minimum limit of *** Dollars *** annual aggregate during Development of Licensed Product or Licensed Compound. General Liability Insurance shall include, at a minimum, Clinical Trial Insurance and, beginning at least *** days prior to First Commercial Sale of a Licensed Product, product liability insurance. The Parties shall mutually agree on reasonable liability insurance limits for product liability insurance.

11.3.2                                      Certificates of Insurance. Upon request by a Party, the other Party shall provide Certificates of Insurance evidencing compliance with this Section. The insurance policies shall be under an occurrence form, but if only a claims-made form is available to a Party, then such Party shall continue to maintain such insurance after the expiration or termination of the Collaboration Agreement for the longer of: (i) a period of *** following termination or expiration of the Collaboration Agreement in its entirety or, (ii) with respect to a particular Party, last sale of a Licensed Product (or but for expiration or termination, would be considered a Licensed Product) sold under the Collaboration Agreement by such Party.

*** Confidential material redacted and filed separately with the Commission.

11.3.3                                      Self-Insurance. Notwithstanding the foregoing, either Party may self-insure in whole or in part the insurance requirements described above, provided such Party continues to be investment grade determined by reputable and accepted financial rating agencies.

ARTICLE 12

TERM AND TERMINATION

12.1                                        Term. [Subject to the below,] the Collaboration Agreement shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product.

12.1.1                                      [HSR and Other Governmental Filings. The Parties shall each, as promptly as practicable after the execution date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby. The Parties shall use their commercially reasonable efforts to respond promptly to any requests for additional information made by such agencies. Each Party is responsible for its own filing fees and for the costs and expenses of its own legal and other advice in preparing and conducting the HSR Filing. Notwithstanding anything to the contrary, the Collaboration Agreement shall not become effective until the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States. If, on the ***  day after the date of filing under the HSR Act the waiting period required thereunder has not expired, then the Parties shall negotiate in good faith an amendment to the Collaboration Agreement which (i) modifies the rights and obligations of the Parties as little as possible but (ii) is intended to satisfactorily resolve any issues otherwise holding up clearance under the HSR Act.]

12.2                                        Termination; Effects of Termination. Sections 10.2 through 10.9 of Development License and Option Agreement shall apply mutatis mutandis to the Collaboration Agreement, except that where Receptos terminates the Collaboration Agreement pursuant to Section 10.2 (Termination for Material Breach as set forth in the Development License and Option Agreement) and notifies AbbVie in a timely manner of its election to enter into the Exclusive License Agreement pursuant to Section 10.8 (as set forth in the Development License and Option Agreement), the provisions of Section 10.6(i) (as set forth in the Development License and Option Agreement) shall be superseded by the Exclusive License Agreement and the provisions of Sections 10.6(ii) and 10.7 (both as set forth in the Development License and Option Agreement) shall operate in reverse (i. e., “AbbVie” shall be exchanged for “Receptos” and vice versa). Furthermore, the Parties shall include a mutually acceptable voluntary termination provision.

ARTICLE 13

MISCELLANEOUS

The provisions set forth in Article 11 (MISCELLANEOUS) of Development License and Option Agreement (including Schedule 11.7 (ADR Procedures)) shall apply mutatis mutandis to the Collaboration Agreement.

*** Confidential material redacted and filed separately with the Commission.

Schedule 1.21

Manufacturing Cost

“Manufacturing Cost” will mean a Party’s actual cost of manufacturing (e.g. without markup) Licensed Product for commercial sale in the Territory determined in accordance with Accounting Standards, and including the cost of materials, direct labor and benefits, and allocated overhead, the total expressed as Manufacturing Cost per unit of Licensed Product manufactured. The Parties acknowledge and agree that Manufacturing Costs will never include any site remediation, closure expenses or allocation of excess capacity charges and will only include an amount with respect to overhead that has been prorated for the days of the year for which Licensed Product was manufactured for Commercialization hereunder. A Party’s standard manufacturing cost for a given Calendar Year, which shall be calculated in a manner consistent with Accounting Standards and past practices, shall be used to determine the Net Profit or Net Loss pertaining to the first *** Calendar Quarters in a given Calendar Year. Manufacturing variances attributable to the Licensed Product in a given Calendar Year will be included as part of the final reconciliation process for that Calendar Year pursuant to Section 6.5.2.

A.            Materials: Includes those items which form an integral and direct part of the Licensed Product or are necessary for its production, as well as chemicals, intermediates, media, filters, one-way equipment, cartons, labels (if applicable), package inserts (if applicable) and shippers.

B.            Direct Labor and Benefits: Includes that portion of wages and related payroll taxes and employment benefits spent in the actual production of Licensed Product. It is that portion of basic wages, taxes and benefits, which can be identified with or charged to Licensed Product.

C.            Overhead: Overhead includes all operating expenses incurred by and in support of all manufacturing cost centers and quality operations. Cost elements included are:

•      Wages for indirect labor, related payroll taxes and employee benefits

•      Depreciation on specific assets used to manufacture the Licensed Product, bulk drug substance, or drug product (or corresponding placebo), as the case may be

•      Taxes

•      Insurance

•      Rent (if at all, at arm’s length)

•      Repairs and maintenance

•      Supplies, incl. gowning

•      Utilities

•      Factory administration expenses

•      Other similar cost elements of factory overhead

•      An allocation of general and administrative overhead and the cost of manufacturing centers and quality operations, which allocation shall be made in a manner consistent with such allocations applied to other products made in the same production center with the same technology, and consistent with past practice; and

•      An allocation of depreciation on assets being used in the same production center using the same technology, which allocation shall be made in a manner consistent with such allocations applied to other products made in the same production center with the same technology, and consistent with past practice.

*** Confidential material redacted and filed separately with the Commission.

***

*** Confidential material redacted and filed separately with the Commission.

Schedule 3.3.3

Exclusive License Agreement Key Terms

ARTICLE 1

DEFINITIONS

All capitalized terms shall have the same meaning in the Development License and Option Agreement provided however that capitalized terms used herein that are either not defined in the Development License and Option Agreement or are redefmed herein, shall have the meanings ascribed to them in this Schedule:

1.1          “AbbVie Know-How” means all Information (including Regulatory Data) Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Exclusive License Agreement that is not generally known and is directed to the composition of matter or method of use of Licensed Compound or has been used in the Development, making or having made of Licensed Compound; but (i) excluding in each case any Information to the extent covered or claimed by published AbbVie Patents and (ii) including the Development License Know-How.

1.2          “AbbVie Patents” means all of the Patents Controlled by AbbVie or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Exclusive License Agreement that cover (or, with respect to Patent applications, would cover if such Patent applications were to issue as Patents) the composition of matter or method of use of Licensed Compound or the Development, making or having made of Licensed Compound. In any event, the AbbVie Patents include the Existing Patents and the Development License Patents (including, for clarity, all Patents related (i.e., pursuant to clauses (ii) through (v) of the definition of “Patents”) to any Existing Patent or Development License Patent).

1.3          “AbbVie Second Option” has the meaning set forth in Section 4.4.

1.4          “AbbVie Second Option Period” has the meaning set forth in Section 4.4.

1.5          “ABT-308 Components” mean ***

1.6          “Accounting Standards” means United States Generally Accepted Accounting Principles (GAAP).

1.7          “Antibodies” means:

1.7.1         ***

1.7.2         ***

1.8          “Biosimilar Product” means (i) a biologic product that comprises the same *** that is a Licensed Product and any related formulations thereof; (ii) a biologic product that comprises *** that is a Licensed Product and any related formulations thereof, so as to permit the biosimilar applicant to rely for approval on certain existing scientific knowledge about the safety and efficacy of the *** that is a Licensed Product, and the various related formulations thereof, whereby the biologic product may be approved anywhere in the world via an abbreviated regulatory pathway or marketed as a biosimilar, biogeneric, interchangeable, subsequent entry biologic, follow-on biologic, or any such term used to describe a biologic product that purports to be comparable to any *** that is a Licensed Product; or (iii) a biologic product that but for a license granted by AbbVie covering such biologic product (without limiting any provisions of the Exclusive License Agreement), the researching, developing, making, having made, using, selling, offering for sale, importing and otherwise exploiting such biologic product would infringe one or more claims of patents claiming or covering any Licensed Product. The Parties acknowledge and agree that the term “Biosimilar Product” shall not include (A) a Licensed Product licensed or produced by Receptos, including by way of Receptos exercising the license granted by AbbVie hereunder, or (B) those biologic products described in (i) or (ii) above with respect to which Receptos elects to grant a license to a Third Party, so as to prevent such biologic product from infringing one or more claims of patents on any Licensed Product.

1.9          “Combination Product” means a Licensed Product that is comprised of or contains a Licensed Compound *** and is sold either as a fixed dose or as separate doses as one (1) product.

1.10        “Development Plan” means a development plan setting forth in reasonable detail specific clinical studies and other Development activities to be performed by Receptos with respect to the Licensed Compound or a Licensed Product.

1.11        “Field” means treatment, diagnosis, prediction, detection and/or prevention of any disease, disorder, state, condition and/or malady in humans and animals.

1.12        “First Commercial Sale” means, with respect to a Licensed Product and a country, the first sale for monetary value for use or consumption by the end user of such Licensed Product in such country after Regulatory Approval for such Licensed Product has been obtained in such country. Sales prior to receipt of Regulatory Approval for such Licensed Product, such as so-called “treatment IND sales,” “named patient sales,” and “compassionate use sales,” shall not be construed as a First Commercial Sale.

1.13        “Indication” means a separate and distinct type of immunological or other disease or medical condition in humans and animals: (a) which a Licensed Compound or Licensed Product is intended to treat, prevent or diagnose as evidenced by a clinical trial; or (b) for which a Licensed Compound or Licensed Product has received Regulatory Approval, meaning that such Indication is contained in the Licensed Product’s labeling approved by a Regulatory Authority as part of the Regulatory Approval for such Licensed Product. The Parties agree that: (i) prevention of a disease or medical condition shall not be a separate indication from treatment of the same disease or medical condition; (ii) the treatment and prevention of separate varieties of the same disease or medical condition shall not be a separate indication; and (iii) the treatment or prevention of the same disease or medical condition in a different population shall not be a separate indication (e.g., adult and pediatric).

1.14        “Major Markets” means United States, Germany, United Kingdom, Italy, France and Spain.

1.15        “Net Sales” means, with respect to a Licensed Product for any period, the total amount billed or invoiced on sales of such Licensed Product during such period by Receptos, its Affiliates, or Sublicensees in the applicable countries or jurisdictions in the Territory to Third Parties (including wholesalers or Distributors), in bona fide arm’s length transactions, less the following deductions, in each case related specifically to such sales of such Licensed Product during such period and actually allowed and taken by such Third Parties and not otherwise recovered by or reimbursed to Receptos, its Affiliates, or Sublicensees:

(i)       trade, cash and quantity discounts;

(ii)       price reductions or rebates, retroactive or otherwise, imposed by, negotiated with or otherwise paid to governmental authorities or other payees;

(iii)      taxes on sales (such as sales, value added, or use taxes) to the extent added to the sale price and set forth separately as such in the total amount invoiced;

(iv)     amounts repaid or credited by reason of rejections, defects, return goods allowance, recalls or returns, or because of retroactive price reductions, including rebates or wholesaler charge backs;

(v)      the portion of administrative fees paid during the relevant time period to group purchasing organizations, pharmaceutical benefit managers and/or Medicare Prescription Drug Plans relating to such Licensed Product;

(vi)     any consideration actually paid or payable for any Delivery System related to a billed or invoiced sale of such Licensed Product, where for purposes of this Net Sales definition, a “Delivery System” means any delivery system comprising equipment, instrumentation, one or more devices, or other components designed to assist in the administration of such Licensed Product;

(vii)    any invoiced amounts from a prior period which are not collected and are written off by Receptos or its Affiliates, including bad debts;

(viii)   that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 (as amended) and reasonably allocable to sales of the Licensed Products;

(ix)     freight, insurance, import/export, and other transportation charges to the extent added to the sale price and set forth separately as such in the total amount invoiced, as well as any fees for services provided by wholesalers and warehousing chains related to the distribution of such Licensed Product; and

*** Confidential material redacted and filed separately with the Commission.

(x)      any other similar and customary deductions that are consistent with Accounting Standards.

Net Sales shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory, or governmental purposes. Net Sales shall include the amount or fair market value of all other consideration received by Receptos, its Affiliates or Sublicensees in respect of the Licensed Product, whether such consideration is in cash, payment in kind, exchange or other form. Net sales shall not include sales between or among Receptos, its Affiliates, or Sublicensees.

Subject to the above, Net Sales shall be calculated in accordance with the standard internal policies and procedures of Receptos, its Affiliates, or Sublicensees, which must be in accordance with Accounting Standards.

If a Combination Product is sold in the Royalty Territory, the Net Sales for such Combination Product will be calculated as follows:

(i)            If the selling Party, its Affiliate, or Sublicensee separately sells in such country, (x) a product containing as its sole active ingredient a Licensed Compound contained in such Combination Product (the “Mono Product”) and (y) products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

(ii)           If the selling Party, its Affiliate, or Sublicensee separately sells in such country the Mono Product but does not separately sell in such country products containing as their sole active ingredients the other active ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

(iii)          If the selling Party, its Affiliates, and Sublicensees do not separately sell in such country the Mono Product but do separately sell products containing as their sole active ingredients the other active ingredients contained in such Combination Product, the Net Sales attributable to such Combination Product shall be calculated by ***.

If the selling Party, its Affiliates, and Sublicensees do not separately sell in such country both the Mono Product and the other active ingredient or ingredients in such Combination Product, the Net Sales attributable to such Combination Product shall be determined by the Parties ***.

1.16        “Patents” means (i) all national, regional and international patents and patent applications, including provisional patent applications; (ii) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals and continued prosecution applications; (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models, petty patents and design patents and certificates of invention; (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii), and (iii)); and (v) any similar rights, including so-called pipeline protection or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any of such foregoing patent applications and patents.

1.17        “PMDA” means Japan’s Pharmaceuticals and Medical Devices Agency and any successor agency(ies) or authority having substantially the same function.

1.18        “Receptos Know-How” means all Information (including Regulatory Data) Controlled by Receptos or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Exclusive License Agreement that is not generally known and is directed to the composition of matter or method of use of Licensed Compound or has been used in the Development, making or having made of Licensed Compound, but excluding any Information to the extent covered or claimed by published Receptos Patents.

1.19        “Receptos Patents” means all of the Patents Controlled by Receptos or any of its Affiliates as of the Development Agreement Effective Date or at any time thereafter and until the end of the term of the Exclusive License Agreement that cover (or, with respect to Patent applications, would cover if such Patent applications were to issue as Patents) the composition of matter or method of use of Licensed Compound or the Development, making or having made of Licensed Compound.

1.20        “Regulatory Approval” means, with respect to a country or other jurisdiction in the Territory, any and all approvals (including Drug Approval Applications), licenses, registrations, or authorizations of any Regulatory Authority necessary to commercially distribute, sell, or market a Licensed Compound or Licensed Product in such

*** Confidential material redacted and filed separately with the Commission.

country or other jurisdiction, including, where applicable, (i) pricing or reimbursement approval in such country or other jurisdiction, (ii) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), and (iii) approval of product labeling.

1.21        “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local governmental or regulatory authority, agency, department, bureau, commission, council, or other entities (e.g., the FDA, EMA and PMDA) regulating or otherwise exercising authority with respect to activities contemplated in the Exclusive License Agreement, including the Exploitation of Licensed Compound or Licensed Products in the Territory.

1.22        “Regulatory Documentation” means all (i) applications (including all INDs and Drug Approval Applications), registrations, licenses, authorizations, and approvals (including Regulatory Approvals); (ii) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files; and (iii) clinical data and data contained or relied upon in any of the foregoing, in each case ((i), (ii), and (iii)) relating to a Licensed Compound or Licensed Product.

1.23        “Royalty Term” means, with respect to each Licensed Product and each country or other jurisdiction in the Territory, the period beginning on the date of the First Commercial Sale of such Licensed Product in such country or other jurisdiction, and ending on the later to occur of: (i) the expiration, invalidation or abandonment date of the last AbbVie Patent that includes a Valid Claim that covers the manufacture, use or sale of such Licensed Product in such country or other jurisdiction; and (ii) the twelve year six month anniversary of the First Commercial Sale of such Licensed Product in such country or other jurisdiction.

1.24        “Sublicensee” means a Person, other than an Affiliate, that is granted a sublicense by Receptos pursuant to the terms of the Exclusive License Agreement.

1.25        “Territory” means the entire world.

1.26        “Third Party Payments” means, to the extent attributable to Licensed Products, all upfront payments, milestone payments, royalties, and other amounts paid to a Third Party pursuant to an agreement with a Third Party that AbbVie or Receptos or any of their respective Affiliate(s) or Sublicensees enter into in order to obtain a license or right under a Patent or intellectual property right directed to the Licensed Compound owned or controlled by such Third Party in order to Exploit a Licensed Product. For clarity: (i) amounts paid pursuant to Existing In-License Agreements are expressly included in this definition ***; and (ii) a Third Party for purposes of this definition of Third Party Payments includes an Affiliate of a Party to the extent that the provisions of Section 11.4.3(ii) of the Development License and Option Agreement [as applied in the Exclusive License Agreement] are applicable to such Affiliate.

1.27        “Valid Claim” means a claim of any is sued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

ARTICLE 2

DEVELOPMENT AND REGULATORY ACTIVITIES

2.1          Development.

2.1.1       Ongoing Development. The Parties acknowledge and agree that additional Development will be required to obtain Regulatory Approvals for the Licensed Products in the Territory. After the effective date of the Exclusive License Agreement, Receptos shall be solely responsible for Development of the Licensed Products in the Territory.

2.1.2       Diligence. Receptos shall use Commercially Reasonable Efforts to Develop and obtain and maintain Regulatory Approvals for a least one Licensed Product for use in each of the six Major Market countries pursuant to the Development Plan, attached to the Exclusive License Agreement as it may be updated from time to time by Receptos. If at any time AbbVie has a reasonable basis to believe that Receptos is in material breach of its obligations under this Section 2.1.2, then AbbVie may so notify Receptos, specifying the basis for its belief, and, without limitation to any other right or remedy available to AbbVie hereunder, at AbbVie’s request, the Parties shall meet within *** days after such notice to discuss in good faith AbbVie’s concerns and Receptos’ Development plans with respect to Licensed Products.

*** Confidential material redacted and filed separately with the Commission.

2.1.3       Development Costs. Except as otherwise provided in the Exclusive License Agreement, Receptos shall be responsible for all of its costs and expenses in connection with the Development of, and obtaining and maintaining Regulatory Approvals for, the Licensed Products.

2.2          Regulatory Matters. As between the Parties, Receptos shall have the sole responsibility for preparing, obtaining, and maintaining Drug Approval Applications (including the setting of the overall regulatory strategy therefor), other Regulatory Approvals and other submissions, and for conducting communications with the Regulatory Authorities, for Licensed Compounds or Licensed Products in the Territory (which shall include filings of or with respect to INDs and other filings or communications with the Regulatory Authorities).

2.3          Compliance. Receptos shall perform or cause to be performed, any and all of its Development activities, in good scientific manner and in compliance with all Applicable Law.

2.4          Records; Reports.

2.4.1       Records. Receptos shall maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law, which shall be materially complete and accurate and shall properly reflect all work done and results achieved in the performance of its Development activities. Such records shall be retained by Receptos for at least *** years after the termination of the Exclusive License Agreement, or for such longer period as may be required by Applicable Law.

2.4.2       Development Reports. Upon the first anniversary of the effective date of the Exclusive License Agreement and thereafter at least *** until the first Regulatory Approval is obtained with respect to a Licensed Product in each of the six Major Market countries, Receptos shall provide AbbVie with a detailed report describing the Development activities it has performed, or caused to be performed, since the preceding report, its Development activities in process, and the future activities it expects to initiate during the then-current Calendar Year.

ARTICLE 3

COMMERCIALIZATION

3.1          In General. Receptos (itself or through its Affiliates or Sublicensees) shall be solely responsible for commercialization of the Licensed Products throughout the Territory at Receptos’ own cost and expense.

3.2          Diligence. Receptos shall use Commercially Reasonable Efforts to commercialize-at least one Licensed Product in each of the six Major Market countries throughout the Royalty Term. If at any time AbbVie has a reasonable basis to believe that Receptos is in material breach of its material obligations under this Section 3.2, then AbbVie may so notify Receptos, specifying the basis for its belief, and, without limitation to any other right or remedy available to AbbVie hereunder, at AbbVie’s request, the Parties shall meet within *** days after such notice to discuss in good faith AbbVie’s concerns and Receptos’ commercialization plans with respect to Licensed Products. Notwithstanding any provision herein to the contrary, on the *** anniversary of the First Commercial Sale of the first Licensed Product in the Territory, the provisions of this Section 3.2 shall terminate (and all obligations of Receptos under this Section 3.2 shall be deemed satisfied).

3.3          Statements and Compliance with Applicable Law. Receptos shall, and shall cause its Affiliates to, comply with all Applicable Law with respect to the commercialization of Licensed Products. Receptos shall avoid, and shall use Commercially Reasonable Efforts to cause its Affiliates, employees, representatives, agents, Sublicensees and distributors to avoid, taking, or failing to take, any actions that Receptos knows or reasonably should know would jeopardize the goodwill or reputation of AbbVie or the Licensed Products or any trademark associated therewith. Without limitation to the foregoing, Receptos shall in all material respects conform its practices and procedures relating to the commercialization of the Licensed Products and educating the medical community in the Territory with respect to the Licensed Products to any applicable industry association regulations, policies, and guidelines, as the same may be amended from time to time, and Applicable Law.

3.4          Booking of Sales; Distribution. As between the Parties: (i) Receptos shall invoice and book sales, establish all terms of sale (including pricing and discounts) and warehousing, and distribute the Licensed Products in the Territory and perform or cause to be performed all related services; and (ii) Receptos shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Products in the Territory.

3.5          Commercialization Reports. Receptos shall provide to AbbVie, at least *** following Regulatory Approval for the first Licensed Product in the Territory and until the *** anniversary of the First Commercial Sale of the first Licensed Product in the Territory, a report describing generally the commercialization activities it has performed, or caused to be performed, during the applicable reporting period and on a Calendar Year-to-date basis, including Net Sales for Licensed Products in the Territory.

*** Confidential material redacted and filed separately with the Commission.

3.6          [Drafting Note: Add the following provision to the extent the Parties enter into a Definitive Commercial Supply Agreement as defined in Schedule 2.5: “ Supply of Licensed Compound and Licensed Products. AbbVie will perform the manufacturing and supply services set forth on Schedule 3.6 [and Schedule 2.5, to the extent applicable and not otherwise covered in Schedule 3.6] pursuant to the terms and conditions set forth therein, and Receptos will perform its related obligations as set forth on such Schedule 3.6 [and Schedule 2.5. to the extent applicable and not otherwise covered in Schedule 3.6].”] ***

3.6          [Drafting Note: Add the following provision to the extent the Parties do not enter into a Definitive Commercial Supply Agreement as defined in Schedule 2.5: “Supply of Licensed Compound and Licensed Products. AbbVie will provide CMC Services, Additional Phase III Supply Services and Technology Transfer Services pursuant to the terms and conditions set forth in Schedule 2.5 of the Development License and Option Agreement. Except as provided in the foregoing sentence, Receptos has sole responsibility for, at its expense, manufacturing (or having manufactured) and supplying Licensed Compounds and Licensed Products for pre-clinical, clinical or other further development purposes and for commercial sale, as the case may be, in the Territory by Receptos and its Affiliates and Sublicensees.” ]

ARTICLE 4

GRANT OF RIGHTS

4.1          Grant to Receptos. Subject to the terms and conditions of the Exclusive License Agreement, AbbVie (on behalf of itself and its Affiliates) grants Receptos an exclusive license under the AbbVie Patents and AbbVie Know-How to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

4.2          Grants to AbbVie. Receptos hereby grants to AbbVie a non-exclusive, royalty-free, fully paid up, irrevocable, perpetual, worldwide license, with the right to grant sublicenses through multiple tiers, under the Receptos Patents and Receptos Know-How to Exploit ABT-308 Components, but solely as part of any ***.

4.3          Receptos Right to Sublicense.

4.3.1       Receptos shall have the right to grant sublicenses under the licenses granted in Section 4.1, to its Affiliates and other Persons; provided that any such sublicenses shall be subject to (i) AbbVie’s prior written consent and (ii) unless the applicable rights are excluded from any such sublicense, the prior written consent of any applicable Third Party licensor as required under any in-license agreement between AbbVie or any of its Affiliates and such Third Party or Existing In-License Agreement. Receptos shall cause each Sublicensee to comply with the applicable terms and conditions of the Exclusive License Agreement and the grant of any such sublicense as permitted herein shall not relieve Receptos of its obligations under the Exclusive License Agreement, except to the extent they are satisfactorily performed by such Sublicensee. Any such permitted sublicenses shall be consistent with and expressly made subject to the terms and conditions of the Exclusive License Agreement. A copy of any sublicense agreement executed by Receptos shall be provided to AbbVie within ***  days after its execution.

4.3.2       Termination of Sublicenses. In the event of termination of the Exclusive License Agreement, in whole or in part, with respect to any Licensed Compound or Licensed Product, any sublicense granted by Receptos pursuant to this Section shall automatically be deemed to terminate to the same extent as the license or other rights granted by AbbVie to Receptos in Section 4.1, and the other terms and conditions of the Exclusive License Agreement, terminate; provided, however, that in the instance of a potential termination due to Receptos being a Breaching Party, a Sublicensee may be given the opportunity by Receptos in the applicable sublicense to cure any breach of Receptos at issue in order to prevent a termination of the Exclusive License Agreement. Without limiting the provisions of Section 4.5.2, in the event of termination of any in-license agreement between AbbVie or any of its Affiliates and any Third Party or Existing In-License Agreement, in whole or in part, with respect to any Licensed Compound or Licensed Product, any sublicense granted by Receptos thereunder shall automatically terminate to the same extent as the license or other rights granted to AbbVie terminate.

4.4          AbbVie Option. Subject to the next paragraph of this Section, at such time as Receptos proceeds with an indication other than EoE (“2nd Indication”), AbbVie shall have an option (“AbbVie Second Option”), at its sole discretion, to enter into an arrangement between the Parties for global co-development and commercialization of the Licensed Product(s). If AbbVie exercises the AbbVie Second Option, the Parties shall negotiate in good faith a mutually agreed definitive written agreement (“Collaboration Agreement”), that includes the key terms outlined in Schedule 3.3.2 of the Development License and Option Agreement (as adjusted for global co-development and commercialization) provided (a) AbbVie pays one hundred percent (100%) of the sum of (i) all Development costs incurred by Receptos commencing on the Exclusive License effective date until execution of a definitive Collaboration Agreement pursuant to

*** Confidential material redacted and filed separately with the Commission.

this AbbVie Second Option plus (ii) the amount AbbVie would have been required to reimburse Receptos pursuant to Section 6.1 of the Collaboration Agreement, (b) from the effective date of a definitive Collaboration Agreement pursuant to this AbbVie Second Option throughout its term Development costs would be shared equally with a 50:50 worldwide profit split, and (c) Receptos would not be required to change its pre-existing role with respect to the performance of any activities involving Licensed Products without its consent (which consent is not subject to Section 11.18 of the Development License and Option Agreement). AbbVie may exercise the AbbVie Second Option during a period of time beginning upon the delivery by Receptos to AbbVie of the Complete Data Package (Phase II) relating to the 2nd Indication and ending *** days following the receipt by AbbVie of both the Complete Data Package and the final meeting minutes from the FDA Post-Study Meeting regarding the 2nd Indication (“AbbVie Second Option Period”); provided, however, that if, notwithstanding the diligent efforts of Receptos in requesting the FDA Post-Study Meeting for the 2nd Indication, such request for a meeting is not granted within *** days of the request (or, if longer, any other formal period then applicable to the FDA’s consideration of such a meeting request), then the Second AbbVie Option Period will end *** days after Receptos both (i) provides AbbVie with written notice that the FDA Post-Study Meeting for the 2nd Indication was requested and not granted and (ii) provides AbbVie the Complete Data Package for the 2nd Indication. If, after good faith negotiations, the Parties are unable to agree upon terms not otherwise expressly defined in Schedule 3.3.2 to the Development License and Option Agreement (as modified above) and this Section within *** days after AbbVie exercises the AbbVie Second Option, then either Party may seek to resolve the issue pursuant to Section 11.7 of the Development License and Option Agreement (with the Neutral selecting the most commercially reasonable proposal, with the Neutral referencing, as applicable, Schedule 3.3.2 to the Development License and Option Agreement (as modified above) and this Section as the baseline). Within *** days after the Neutral’s ruling, the Parties shall complete the negotiations and execute the Collaboration Agreement pursuant to this AbbVie Second Option in accordance with the Neutral’s ruling; provided, however, notwithstanding the foregoing, neither Party shall be obligated to agree to any provision that is contrary to Applicable Law; and provided, further, AbbVie shall, at any time and for any reason (or no reason), have the right to revoke its AbbVie Second Option exercise notice.

Notwithstanding the foregoing, all rights of AbbVie under this Section 4.4 (including with respect to the AbbVie Second Option) would become void (i) if Receptos undergoes a Change of Control, (ii) if Receptos enters into a sublicense with a Third Party with respect to any Licensed Compound or Licensed Product, (iii) if AbbVie does not exercise its rights as provided herein within the AbbVie Second Option Period, or (iv) *** years after the effective date of the Exclusive License Agreement.

4.5          Retention of Rights; Limitations Applicable to License Grants.

4.5.1       Retained Rights of AbbVie. Notwithstanding anything to the contrary in the Exclusive License Agreement, and without limitation to any rights granted or reserved to AbbVie pursuant to any other term or condition of the Exclusive License Agreement, but subject to the rights granted to Receptos (including in Section 4.1), AbbVie hereby expressly retains, on behalf of itself and its Affiliates (and on behalf of its licensees, sublicensees and contractors) all right, title, and interest in and to the AbbVie Patents and the AbbVie Know-How, in each case to Exploit any compound or product, other than any Licensed Compounds or Licensed Products, in all fields (including the Field) anywhere in the Territory.

4.5.2       Existing In-License Agreements. The licenses granted by AbbVie in Section 4.1 include sublicenses under the applicable license rights granted to AbbVie or its Affiliates by Third Parties under the Existing In-License Agreements. Any sublicense with respect to Information or intellectual property rights of a Third Party hereunder, and any right of Receptos (if any) to grant a further sublicense thereunder, shall be subject and subordinate to the terms and conditions of the Existing In-License Agreement under which such sublicense is granted, and shall be effective solely to the extent permitted under the terms of such agreement. Without limitation of the foregoing, in the event and to the extent that any Existing In-License Agreement (i) contains terms and conditions that provide to AbbVie the right to grant (sub)licenses (A) for a field of use that is narrower in any respect than the Field, (B) for a territory that is narrower in any respect than the Territory, or (C) with respect to a compound or product, the definition of which is more limited than a Licensed Compound or Licensed Product, the sublicenses granted by AbbVie to Receptos under such license shall be deemed to permit Receptos to exercise such sublicense only with respect to such more limited compound or product, or such narrower field or territory, as applicable, each as defined in the applicable Existing In-License Agreement (and, for clarity, in no event shall the scope of any definition or terms under the Existing In-License Agreement expand the Licensed Products or Field hereunder), or (ii) requires that particular terms or conditions of such agreement be contained or incorporated in any agreement granting a sublicense thereunder, such terms and conditions are hereby deemed to be incorporated herein by reference and made applicable to the sublicense granted herein under such Existing In-License Agreement. During the term of the Exclusive License Agreement, neither AbbVie nor its Affiliates shall (x) amend, assign or terminate any Existing In-License Agreement in a manner that has an adverse effect on the rights or interest of Receptos pursuant to this Agreement (including any amendment, assignment or termination that affects the coverage of any AbbVie Patent as it relates to any Licensed Product) without the prior written consent of Receptos or (y) breach any Existing In-License Agreement, or otherwise perform or fail to perform any action or obligation, which would allow any other party to terminate any Existing In-License Agreement.  Notwithstanding

*** Confidential material redacted and filed separately with the Commission.

anything to the contrary, ***  Sufficiently in advance of any payments due pursuant to the Humanization Agreement, the Parties shall work together to avoid any overpayments by Receptos pursuant to the aforementioned sentence.

4.5.3       No Other Rights. Except as expressly provided herein, neither Party grants any other right or license, including any rights or licenses to any Patent or intellectual property rights not otherwise expressly granted herein.

4.6          Exclusivity. During the Term, except for Licensed Compound or Licensed Product or as otherwise provided in the Exclusive License Agreement, Receptos (including, for this purpose, Receptos and all of its Affiliates) shall not (i) Exploit any Competing Product in any country or other jurisdiction in the Territory, or (ii) license, authorize, appoint, or otherwise enable any Third Party to Exploit any Competing Product in any country or other jurisdiction in the Territory; provided, however, that the following shall not be deemed a breach of this Section: (A) with respect to any Competing Product (other than Licensed Compound or Licensed Product), ***

ARTICLE 5

PAYMENTS AND RECORDS

5.1          Upfront Payment. There is no upfront payment due upon execution of the Exclusive License Agreement.

5.2          Royalties.

5.2.1       Royalty Rate. As consideration for the rights granted to Receptos hereunder, commencing upon the First Commercial Sale of a Licensed Product in the Territory, Receptos shall pay to AbbVie a royalty of *** percent *** on Net Sales of each Licensed Product in the Territory during each Calendar Year (excluding Net Sales of each Licensed Product in any country or other jurisdiction in the Territory for which the Royalty Term for such Licensed Product in such country or other jurisdiction has expired).

5.2.2       Royalty Term. Receptos shall have no obligation to pay any royalty in respect of Net Sales of a Licensed Product in any country or other jurisdiction in the Territory after the Royalty Term for such Licensed Product in such country or other jurisdiction has expired.

5.2.3       Reductions. Notwithstanding the foregoing:

(i)            in the event that in any country or other jurisdiction in the Territory during the Royalty Term for a Licensed Product there is Generic Competition then, for each such country or other jurisdiction, the royalties payable to AbbVie for the Net Sales of such Licensed Product in such country or other jurisdiction shall be reduced by fifty percent (50%) of the applicable royalty rate(s) set forth in Section 5.2.1. For purposes herein, “Generic Competition” means, in a country or other jurisdiction and Licensed Product basis, the unit volume of a Biosimilar Product(s) sold in a country or other jurisdiction by one or more Third Party(ies) in a Calendar Quarter is at least twenty percent (20%) of the unit volume of Licensed Products sold in that country or other jurisdiction by Receptos, its Affiliates and Sublicensees. Unless otherwise agreed by the Parties, the unit volumes of each Biosimilar Product sold during a Calendar Quarter shall be as reported by IMS America Ltd. of Plymouth Meeting, Pennsylvania (“IMS”) or any successor to IMS or any other independent sales auditing firm reasonably agreed upon by the Parties;

(ii)           Receptos shall be entitled to deduct from any royalties payable hereunder fifty percent (50%) of all Third Party Payments that are specifically identifiable or reasonably allocable to the Licensed Product for which royalties are due pursuant to Section 5.2.1 (for clarity, amounts paid pursuant to Existing In-License Agreements are expressly included); and

(iii)          in the event that, and in such case from and after the date on which, a Licensed Product is Exploited in a country or other jurisdiction and is not covered by a Valid Claim of an AbbVie Patent, the royalty rate set forth in Section 5.2.1 with respect to such country or other jurisdiction (for purposes of calculations under Section 5.2.1), each shall be reduced by fifty percent (50%);

provided, however, that the royalties payable under Section 5.2.1 shall not be reduced by more than fifty percent (50%) of the amounts set forth in Section 5.2.1 by reason of the adjustments set forth above.

5.3          Third Party Payments. Receptos is responsible for all Third Party Payments relating to the Licensed Compound or Licensed Product after the effective date of the Exclusive License Agreement. If allowed under any license agreement entered into by AbbVie, Receptos may, in its discretion, make payment of any Third Party Payment directly to the applicable Third Party and shall provide written notice to AbbVie of such payment.

*** Confidential material redacted and filed separately with the Commission.

5.4          Royalty Payments and Reports. Receptos shall calculate all amounts payable to AbbVie pursuant to Section 5.2 at the end of each Calendar Quarter, which amounts shall be converted to Dollars, in accordance with Section 5.5. Receptos shall report to AbbVie the royalty amounts due with respect to a given Calendar Quarter within *** days after the end of such Calendar Quarter, and Receptos shall pay to AbbVie the royalty amounts due with respect to a given Calendar Quarter within *** days after the end of such Calendar Quarter. Each payment of royalties due to AbbVie shall be accompanied by a statement of the amount of Net Sales of each Licensed Product in each country or other jurisdiction in the Territory during the applicable Calendar Quarter (including such amounts expressed in local currency and as converted to Dollars) and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

5.5          Mode of Payment; Offsets. All payments to either Party under the Exclusive License Agreement shall be made by deposit of Dollars in the requisite amount to such bank account as the receiving Party may from time to time designate by notice to the paying Party. For the purpose of calculating any sums due under, or otherwise reimbursable pursuant to, the Exclusive License Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), a Party shall convert any amount expressed in a foreign currency into Dollar equivalents using its, its Affiliate’s or Sublicensee’s standard conversion methodology consistent with Accounting Standards. Such standard conversion methodology shall be based upon the Monthly Average Exchange Rate. “Monthly Average Exchange Rate” means the simple average of prior month-end Exchange Rate and current month-end Exchange Rate based on 9:00 AM Central Time Bloomberg screen on the penultimate Business Day of the corresponding month, and “Exchange Rate” means, with respect to a Business Day, the spot bid rate for X currencies and spot ask rate for non-X currencies for the conversion of the applicable country’s or other jurisdiction’s currency to Dollars as reported at 9:00 AM Central Time Bloomberg screen on the penultimate Business Day. Each Party shall have the right to offset any expense that is owed by the other Party but not paid against any payments owed by such Party, if any, under the Exclusive License Agreement.

5.6          Withholding Taxes. The royalties payable by Receptos to AbbVie pursuant to the Exclusive License Agreement shall be paid free and clear of any and all taxes, except for any withholding taxes required by Applicable Law. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their commercially reasonable efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of such payment.

5.7          No Other Compensation. Each Party hereby agrees that the terms of the Exclusive License Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by one Party to the other Party in connection with the transactions contemplated herein. Neither Party previously has paid or entered into any other commitment to pay, whether orally or in writing, any of the other Party’s employees, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transaction contemplated herein.

5.8          Financial Records. Receptos shall, and shall cause its Affiliates to, keep complete and accurate books and records pertaining to Net Sales of Licensed Products, in sufficient detail to calculate all amounts payable hereunder and to verify compliance with its obligations under the Exclusive License Agreement. Such books and records shall be retained by Receptos and its Affiliates until the later of (i) *** years after the end of the period to which such books and records pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

5.9          Audit. At the request of AbbVie, Receptos shall, and shall cause its Affiliates and Sublicensees to, permit an independent public accounting firm of nationally recognized standing designated by AbbVie and reasonably acceptable to Receptos, at reasonable times during normal business hours and upon reasonable notice, to audit the books and records maintained pursuant to Section 5.8 to ensure the accuracy of all reports and payments made hereunder. Such examinations may not (i) be conducted for any Calendar Quarter more than *** years after the end of such quarter, (ii) be conducted more than *** or (iii) be repeated for any Calendar Quarter. The accounting firm shall disclose only whether the reports are correct or not, and the specific details concerning any discrepancies. No other information shall be shared. Except as provided below, the cost of this audit shall be borne by AbbVie, unless the audit reveals a variance of more than *** percent *** from the reported amounts, in which case Receptos shall bear the cost of the audit. Unless disputed pursuant to Section 5.10 below, if such audit concludes that (x) additional amounts were owed by Receptos, Receptos shall pay the additional amounts, with interest from the date originally due, or (y) excess payments were made by Receptos, AbbVie shall reimburse such excess payments, in either case ((x) or (y)), within *** days after the date on which such audit is completed by AbbVie.

*** Confidential material redacted and filed separately with the Commission.

5.10        Audit Dispute. In the event of a dispute with respect to any audit under Section 5.9, Receptos and AbbVie shall work in good faith to resolve the disagreement. If the Parties are unable to reach a mutually acceptable resolution of any such dispute within *** days, the dispute shall be submitted for resolution to a certified public accounting firm jointly selected by each Party’s certified public accountants or to such other Person as the Parties shall mutually agree (the “Audit Arbitrator”). The Parties shall enter into an engagement letter with the Audit Arbitrator, which shall spell out the specific procedures that the Audit Arbitrator shall perform in order to reach a decision. The Parties shall make available to the Audit Arbitrator all working papers and supporting documents required by the Audit Arbitrator to fulfill its obligations under the engagement letter. The decision of the Audit Arbitrator shall be final and the costs of such arbitration as well as the initial audit shall be borne between the Parties in such manner as the Audit Arbitrator shall determine. Not later than *** days after such decision and in accordance with such decision, Receptos shall pay the additional amounts or AbbVie shall reimburse the excess payments, as applicable.

5.11        Confidentiality. The receiving Party shall treat all information subject to review under this Article in accordance with the confidentiality provisions and the Parties shall cause the Audit Arbitrator to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

5.12        Interest on Late Payments. If any payment due to AbbVie under this Agreement is not paid when due, then Receptos shall pay interest thereon (before and after any judgment) at an annual rate (but with interest accruing on a daily basis) of *** basis points above LIBOR, such interest to run from the date on which payment of such sum became due until payment thereof in full together with such interest.

ARTICLE 6

INTELLECTUAL PROPERTY

6.1  Maintenance and Prosecution of AbbVie Patents.

6.1.1

(i)            AbbVie shall have the right, but not the obligation, to prepare, file, prosecute, and maintain the AbbVie Patents worldwide, which activities shall be at AbbVie’s sole expense. If AbbVie exercises such right, AbbVie shall (a) exercise Commercially Reasonable Efforts with respect to such preparation, filing, prosecution and maintenance activities; (b) provide Receptos with a copy of each AbbVie Patent as filed, together with its filing date and serial number; (c) promptly inform Receptos of any substantive action or proposed action with respect to claims of any AbbVie Patent having claims directed to Licensed Compound or Licensed Product within a reasonable time prior to taking such action so as to allow Receptos to provide comments thereto; (d) provide Receptos with advance copies of all proposed responses with respect to AbbVie Patents in (c); (e) consider in good faith all comments of Receptos regarding AbbVie Patents; and (f) periodically *** inform Receptos of the allowance and issuance of each AbbVie Patent, together with the date and patent number thereof.

(ii)           In the event that AbbVie decides not to prepare, file, prosecute, or maintain an AbbVie Patent in a country or other jurisdiction in the Territory, AbbVie shall provide reasonable prior written notice to Receptos of such intention, and, subject to any rights of any Third Parties under any Existing In-License Agreement, Receptos shall thereupon have the option, in its sole discretion, to assume, during the Term, the control and direction of the preparation, filing, prosecution, and maintenance of such AbbVie Patent at its expense in such country or other jurisdiction.

6.1.2       Cooperation. The Parties agree to cooperate fully in the preparation, filing, prosecution, and maintenance of the Receptos Patents and AbbVie Patents in the Territory under the Exclusive License Agreement.

6.1.3       CREATE Act. Notwithstanding anything to the contrary in this Article 6, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Article 6 without the prior written consent of the other Party. With respect to any such permitted election, the Parties shall coordinate their activities with respect to any submissions, filings, or other activities in support thereof. The Parties acknowledge and agree that the Exclusive License Agreement is a “joint research agreement” as defined in the CREATE Act.

6.2          Enforcement of Patents.

6.2.1       Enforcement of Patents. Each Party shall promptly notify the other Party in writing of any alleged or threatened infringement of the AbbVie Patents by a Third Party in the Territory of which such Party becomes aware (including alleged or threatened infringement based on the development, commercialization, or an application to market a product containing a Licensed Compound or any Licensed Product in the Territory). As between the Parties,

*** Confidential material redacted and filed separately with the Commission.

AbbVie shall have the first right, but not the obligation, to prosecute any such infringement in the Territory at its sole expense with respect to AbbVie Patents, and AbbVie shall retain control of the prosecution of such claim, suit or proceeding. In the event AbbVie prosecutes any such infringement, AbbVie shall exercise Commercially Reasonable Efforts in this regard and Receptos shall have the right to join as a party to such claim, suit or proceeding in the Territory and participate with its own counsel at its own expense; provided that AbbVie shall retain control of the prosecution of such claim, suit or proceeding. If AbbVie does not take commercially reasonable steps to prosecute the alleged or threatened infringement in the Territory with respect to any AbbVie Patents (i) within *** days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, *** Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then Receptos may prosecute the alleged or threatened infringement in the Territory at its own expense.

6.2.2       Biosimilars or Interchangeables. If either Party receives a copy of an application submitted to the FDA under subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) naming a Licensed Product as a reference product or otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA), either Party shall, within *** Business Days, notify the other Party so that the other Party may seek permission to view the application and related confidential information from the filer of the Biosimilar Application under Section 351(l)(1)(B)(iii) of the PHSA. Regardless of the Party that is the “reference product sponsor” for purposes of such Biosimilar Application, (i) AbbVie shall have the first right to designate pursuant to Section 351(l)(1)(B)(ii) of the PHSA the outside counsel and in-house counsel who shall receive confidential access to the Biosimilar Application and manufacturing information; (ii) AbbVie shall have the first right and discretion to list or not list any Patents insofar as they claim or cover the applicable Licensed Product or product which is the subject of the Biosimilar Application as required pursuant to Section 351 of the PHSA or related regulations or guidance, to respond to any communications with respect to such lists from the filer of the Biosimilar Application, and to negotiate with the filer of the Biosimilar Application as to whether to utilize a different mechanism for information exchange than that specified in Section 351 of the PHSA or related regulations or guidance; and (iii) AbbVie shall have the first right to identify Patents or respond to communications under any equivalent or similar listing in any other jurisdiction in the Territory; provided, however, that if AbbVie does not take the foregoing actions promptly, then Receptos may do so. At the request of the Party taking such actions, the other Party shall (A) prepare such lists and make such responses with regard to Patents at the direction of the Party taking such actions, (B) provide to the Party taking such actions, within *** days of any request, all Information, including a correct and complete list of such Party’s Patents covering any Licensed Product, that is necessary or reasonably useful to enable the Party taking such actions to make such lists and communications with respect to such Party’s Patents, and (C) cooperate with reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by Applicable Law. The Party taking such actions shall (x) exercise Commercially Reasonable Efforts in this regard, (y) reasonably consult with the other Party prior to identifying any Patents of the other Party to a Third Party as contemplated by this Section 6.2.2 and shall consider in good faith the advice and suggestions of the other Party with respect thereto, and (z) notify the other Party of any such lists or communications promptly after they are made.

6.2.3       Conduct of Patent Litigation Under the Biologics Price Competition and Innovation Act. Notwithstanding anything to the contrary in this Section, AbbVie shall have the first right to bring an action for infringement of the AbbVie Patents under Section 351 of the PHSA. The Parties’ rights and obligations with respect to the foregoing legal actions shall be as set forth in Sections 6.2.1 through 6.2.4, inclusive; provided, however, that within *** days of reaching agreement on a list of Patents for litigation under Section 351(l)(4) or exchange of Patent lists pursuant to Section 351(l)(5)(B), AbbVie shall notify Receptos as to whether or not it elects to prosecute such infringement. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to bring such an action. Either Party shall, within *** Business Days, notify and provide the other Party with copies of any notice of commercial marketing provided by the filer of a Biosimilar Application pursuant to Section 351(l)(8)(A) of the PHSA, or any equivalent or similar certification or notice in any other jurisdiction. Thereafter, the Party controlling any Patent infringement litigation pursuant to this Section shall have the first right to seek an injunction against such commercial marketing as permitted pursuant to Section 351(l)(8)(B) of the PHSA. If no such litigation is ongoing at the time of such notice, then AbbVie shall have the first right to seek such an injunction. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. If AbbVie does not so elect, then Receptos shall have the right to seek such an injunction.

6.2.4       Cooperation. The Parties agree to cooperate fully in any infringement action pursuant to this Section 6.2. Where a Party brings such an action, the other Party shall, where necessary, furnish a power of attorney solely for such purpose or shall join in, or be named as a necessary party to, such action. Unless otherwise set forth herein, the Party entitled to bring any patent infringement litigation in accordance with this Section shall have the right to settle such claim; provided that neither Party shall have the right to settle any patent infringement litigation under this Section in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including any settlement concerning or affecting the validity or enforceability of any AbbVie Patent), or in a manner that imposes any costs or liability on, or involves any admission by, the other Party, without the express written consent of such other Party. The Party commencing the litigation shall provide the other Party with copies of all pleadings and other documents filed with the court and shall consider reasonable input from the other Party during the course of the proceedings.

*** Confidential material redacted and filed separately with the Commission.

6.2.5       Recovery. Except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described herein (whether by way of settlement or otherwise) shall be first, allocated to reimburse the Parties for their costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses). Any remainder after such reimbursement is made shall be retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award or settlement (whether by judgment or otherwise) is attributable to loss of sales with respect to a Licensed Product, the Parties shall negotiate in good faith an appropriate allocation of such remainder to reflect the relative economic interests of the Parties under the Exclusive License Agreement with respect to such Licensed Product.

6.2.6       Asserting Patents Outside of Scope. AbbVie agrees that, except with respect to any alleged or threatened infringement of the AbbVie Patents based on the development, commercialization, or an application to market a product containing any Licensed Compound by a Third Party in the Territory as contemplated by this Section 6.2, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not assert (or permit to be asserted) any AbbVie Patent during the term of the Exclusive License Agreement without providing notice to Receptos and allowing for a comment period of at least *** Business Days to the extent possible (for clarity however, that if comments are not received from Receptos to AbbVie within *** Business Days, AbbVie has the right to assert). AbbVie shall consider Receptos’ comments in good faith.

6.3          Infringement Claims by Third Parties.

6.3.1       Claims by Third Parties. If the manufacture, sale, or use of a Licensed Compound or Licensed Product in the Territory pursuant to the Exclusive License Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by a Party (or its Affiliates or Sublicensees), such Party shall promptly notify the other Party thereof in writing. Receptos shall have the first right, but not the obligation, to defend and control the defense of any such claim, suit, or proceeding at its own expense, using counsel of its own choice. If Receptos so elects, then (i) it shall exercise Commercially Reasonable Efforts in this regard and (ii) AbbVie may participate in any such claim, suit, or proceeding with counsel of its choice at its own expense. Without limitation of the foregoing, if Receptos finds it necessary or desirable to join AbbVie as a party to any such action, AbbVie shall execute all papers and perform such acts as shall be reasonably required. If Receptos elects (in a written communication submitted to AbbVie within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit, or proceeding, within such time periods so that AbbVie is not prejudiced by any delays, AbbVie may conduct and control the defense of any such claim, suit, or proceeding at its own expense. Each Party shall keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. Any recoveries of any sanctions awarded to a Party and against a party asserting a claim being defended under this Section 6.3.1 shall be applied first to reimburse both Parties for their reasonable out-of-pocket costs of defending such claim, suit, or proceedings. Any remainder after such reimbursement is made shall be retained by the defending Party.

6.3.2       Claims Against AbbVie Outside of Scope. With respect to any claim, suit, or proceeding by a Third Party alleging patent infringement by AbbVie (or its Affiliates or licensees) from the Exploitation of any product, product candidate or other development or commercial activity utilizing the AbbVie Patents, other than a Licensed Product, AbbVie (including, for this purpose, AbbVie and all of its Affiliates) shall not enter into, or permit any of its Affiliates or licensees to enter into, any settlement concerning or affecting the validity or enforceability of any AbbVie Patents as they relate to, or could reasonably be expected to adversely affect, any Licensed Product without providing notice to Receptos and allowing for a comment period of *** Business Days to the extent possible (for clarity however, that if comments are not received from Receptos to AbbVie within *** Business Days, AbbVie has the right to assert). AbbVie shall consider Receptos’ comments in good faith.

6.4          Invalidity or Unenforceability Defenses or Actions.

6.4.1       Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the AbbVie Patents in the Territory and of which such Party becomes aware.

6.4.2       Defense. AbbVie shall have the first right, but not the obligation, to defend and control the defense of the validity and enforceability of the AbbVie Patents at its own expense in the Territory. If AbbVie so elects, then it shall exercise Commercially Reasonable Efforts in this regard. Receptos may participate in any such claim, suit, or

*** Confidential material redacted and filed separately with the Commission.

proceeding in the Territory with counsel of its choice at its own expense; provided that AbbVie shall retain control of the defense in such claim, suit, or proceeding. If AbbVie elects not to defend or control the defense of the AbbVie Patents in a suit brought in the Territory, or otherwise fails to initiate and maintain the defense of any such claim, suit, or proceeding, then Receptos may conduct and control the defense of any such claim, suit, or proceeding, at its own expense. If Receptos so elects, then it shall exercise Commercially Reasonable Efforts in this regard. Neither Party shall have the right to settle or compromise any defense under this Section 6.4 in a manner that diminishes or has a material adverse effect on the rights or interest of the other Party (including, in the instance of Receptos, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent as it relates to, or could reasonably be expected to adversely affect, any Licensed Compound or Licensed Product, and in the instance of AbbVie, any settlement concerning or affecting the validity or enforceability of any AbbVie Patent) without the express written consent of such other Party.

6.4.3       Cooperation. Each Party shall assist and cooperate with the other Party as such other Party may reasonably request from time to time in connection with its activities set forth in this Section 6.4, including by being joined as a party plaintiff in such action or proceeding, providing access to relevant documents and other evidence, and making its employees available at reasonable business hours. In connection with any such defense or claim or counterclaim, the controlling Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken, and shall provide copies of all documents filed, in connection with such defense, claim, or counterclaim. In connection with the activities set forth in this Section 6.4, each Party shall consult with the other as to the strategy for the defense of the AbbVie Patents.

ARTICLE 7

PHARMACOVIGILANCE AND SAFETY

7.1          Pharmacovigilance. Within *** days after the effective date of the Exclusive License Agreement, the Parties shall enter into an agreement to initiate a process for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Licensed Compounds or Licensed Products and to meet reporting requirements with any applicable Regulatory Authority.

ARTICLE 8

CONFIDENTIALITY AND NON-DISCLOSURE

8.1          Except as otherwise provided herein, the confidentiality, non-disclosure, use of name, publications, trade secret and return of confidential information obligations of the Exclusive License Agreement shall be as stringent as those set forth in Article 7 (CONFIDENTIALITY AND NON-DISCLOSURE) the Development License and Option Agreement.

8.2          Public Announcements. Neither Party shall issue any other public announcement, press release, or other public disclosure regarding the Exclusive License Agreement or its subject matter (“Public Disclosure”) without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) (“Required Public Disclosure”). In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange or securities listing organization non which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable (and to the extent possible, at least *** Business Days prior to the anticipated date of disclosure) so as to provide a reasonable opportunity to comment thereon. In the event a Party wishes to make a Public Disclosure that includes both Required Public Disclosures and other Public Disclosures, such Party shall follow the aforementioned procedure for a Required Public Disclosure, provided that (i) the disclosing Party shall expressly distinguish in writing between which disclosures are Required Public Disclosures and those that are not and (ii) the disclosing Party must obtain the other Party’s prior written consent regarding the part of the Public Disclosure that is not considered a Required Public Disclosure.

Notwithstanding the foregoing, Receptos and its Sublicensees and their respective Affiliates shall have the right to publicly announce, make a press release, or make other public disclosures of the development or commercial activities or information regarding the Licensed Compound and Licensed Products (including with respect to status, regulatory matters, timeline, budget and results of operations); provided (i) such disclosure is subject to the provisions of this Article 8 with respect to Confidential Information of AbbVie and (ii) no use of the name of AbbVie or its Affiliates (or insignia, or any contraction, abbreviation or adaptation thereof) occurs without AbbVie’s prior written permission.

*** Confidential material redacted and filed separately with the Commission.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

The provisions set forth in Article 8 (REPRESENTATIONS AND WARRANTIES) of Development License and Option Agreement shall apply mutatis mutandis to the Exclusive License Agreement (but with any necessary changes to Section 8.2.3).

ARTICLE 10

INDEMNITY

Except as otherwise provided herein, the provisions set forth in Article 9 (INDEMNITY) of Development License and Option Agreement shall apply mutatis mutandis to the Exclusive License Agreement.

10.1        Insurance. In addition to the insurance provisions set forth in the Development License and Option Agreement, Receptos shall, beginning at least *** days prior to First Commercial Sale of a Licensed Product, obtain product liability insurance with liability insurance limits that are no less than commercially reasonable amounts [to be mutually agreed to in the definitive agreement].

ARTICLE 11

TERM AND TERMINATION

11.1        Term. [Subject to the below,] the Exclusive License Agreement shall continue in force and effect until the date of expiration of the last Royalty Term for the last Licensed Product.

11.1.1     [HSR and Other Governmental Filings. The Parties shall each, as promptly as practicable after the execution date, file or cause to be filed with the U.S. Federal Trade Commission and the U.S. Department of Justice and any relevant foreign governmental authority any notifications required to be filed under the HSR Act (the “HSR Filing”) or any similar applicable foreign law or regulation with respect to the transactions contemplated hereby. The Parties shall use their commercially reasonable efforts to respond promptly to any requests for additional information made by such agencies. Each Party is responsible for its own filing fees and for the costs and expenses of its own legal and other advice in preparing and conducting the HSR Filing. Notwithstanding anything to the contrary, the Exclusive License Agreement shall not become effective until the expiration or earlier termination of the waiting period (or any extension thereof) under the HSR Act in the United States. If, on the *** day after the date of filing under the HSR Act the waiting period required thereunder has not expired, then the Parties shall negotiate in good faith an amendment to the Exclusive License Agreement which (i) modifies the rights and obligations of the Parties as little as possible but (ii) is intended to satisfactorily resolve any issues otherwise holding up clearance under the HSR Act.]

11.2        Termination; Effects of Termination. Sections 10.2 through 10.9 of Development License and Option Agreement shall apply mutatis mutandis to the Exclusive License Agreement, except that upon expiration the licenses granted to Receptos under the Exclusive License Agreement shall become non-exclusive, fully paid, perpetual and irrevocable (and the provisions of Section 10.6 and 10.7 of the Development License and Option Agreement shall not apply to such expiration). Furthermore, the Parties will include a mutually acceptable voluntary termination provision and Receptos will have a unilateral right of termination for any reason upon *** days notice to AbbVie (for clarity, subject to the effects of termination provisions including, Section 10.6 and 10.7 of Development License and Option Agreement). In the event of a termination of the Exclusive License Agreement for any reason (other than a termination by Receptos due to a material breach by AbbVie or expiration), Receptos grants AbbVie a royalty-free, irrevocable, perpetual, non-exclusive license, with the right to grants sublicenses through multiple tiers, under the Receptos Patents and Receptos Know-How to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

ARTICLE 12

MISCELLANEOUS

Except as provided below, the provisions set forth in Article 11 (MISCELLANEOUS) of Development License and Option Agreement (including Schedule 11.7 (ADR Procedures)) shall apply mutatis mutandis to the Exclusive License Agreement.